PROSPECTUS SUPPLEMENT
(TO THE PROSPECTUS DATED MARCH 31, 2006)                     [LOGO] LBA CORP (R)

                                  $450,000,000
                                  (APPROXIMATE)

               LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2006-A
                               ASSET-BACKED NOTES

               LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2006-A
                                 Issuing Entity

                     LONG BEACH ACCEPTANCE RECEIVABLES CORP.
                                    Depositor

                           LONG BEACH ACCEPTANCE CORP.
                           Sponsor/Servicer/Custodian

--------------------------------------------------------------------------------
YOU SHOULD READ THE SECTIONS ENTITLED "RISK FACTORS" BEGINNING ON PAGE S-14 OF
THIS PROSPECTUS SUPPLEMENT AND BEGINNING ON PAGE 6 OF THE ACCOMPANYING
PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN
THESE SECURITIES.

Neither these securities nor the contracts will be insured or guaranteed by any governmental agency or instrumentality.

The notes represent obligations of the issuing entity only and do not represent obligations of or interest in Long beach Acceptance Corp., Long Beach Acceptance
Receivables Corp. or any of their affiliates.

Retain this prospectus supplement for future reference. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

THE NOTES-

o     Are as described in the table below;

o     Are backed by a pledge of assets of the issuing entity, primarily a pool of "non-prime" automobile contracts, referred to in this prospectus supplement and the accompanying prospectus as the contracts, secured by new and used automobiles, sport utility vehicles, light duty trucks and vans. "Non-prime" contracts are contracts made with borrowers who have limited credit histories or modest incomes or who have experienced prior credit difficulties;

o     Receive monthly distributions on each payment date, beginning on June 15,
      2006; and

o     Currently have no trading market.

CREDIT ENHANCEMENT FOR THE CLASS A NOTES WILL CONSIST OF -

o     A financial guarantee insurance policy issued by Financial Security
      Assurance Inc. unconditionally and irrevocably guaranteeing timely payment of interest and certain payments of principal (as more fully described in this prospectus supplement) on each payment date and the ultimate payment of principal on each final scheduled payment date;

o     A spread account to the extent described in this prospectus supplement;

o     A supplemental enhancement account to the extent described in this prospectus supplement; and

o     Overcollateralization to the extent described in this prospectus supplement.

                                    [LOGO] FSA

                      ISSUANCE     INTEREST   FINAL SCHEDULED  PRICE TO  UNDERWRITING      NET
                       AMOUNT        RATE      PAYMENT DATE     PUBLIC     DISCOUNT    PROCEEDS(1)

Class A-1 Notes.... $ 81,675,000    5.1500%     May 2007        100%        0.20%        99.80%
Class A-2 Notes.... $146,000,000    5.3640%  November 2009      100%        0.20%        99.80%
Class A-3 Notes.... $ 90,000,000    5.4180%  December 2010      100%        0.20%        99.80%
Class A-4 Notes.... $132,325,000    5.5000%     May 2013        100%        0.20%        99.80%

(1)   Net proceeds are calculated before deducting expenses, which are estimated to be $250,000.

The Class A Notes offered by this prospectus supplement will be offered by
Greenwich Capital Markets, Inc. and Citigroup Global Markets Inc., the
underwriters, for which Greenwich Capital Markets, Inc. is acting as representative, from time to time to the public at the offering prices listed in the table above and the underwriters will receive the discounts listed above,
See "Method of Distribution" in this prospectus supplement and "Methods of
Distribution" in the accompanying prospectus. Delivery of the Class A Notes, in book-entry form, will be made through The Depository Trust Company against payment in immediately available funds, on or about May 16, 2006.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              RBS Greenwich Capital
                                LEAD UNDERWRITER

                                    Citigroup
                                 CO-UNDERWRITER

             The date of this prospectus supplement is May 15, 2006.

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                          SUPPLEMENT AND THE PROSPECTUS

o   We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

o   This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the accompanying prospectus. We suggest that you read both this prospectus supplement and the accompanying prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

o   You should rely only on information provided or referenced in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information other than the summary free writing prospectus dated May 3, 2006, the free writing prospectus, dated May 4, 2006, and the amended free writing prospectus, dated May 4, 2006, each of which is superseded in its entirety by this prospectus supplement.

o   We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents included in this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

o   The information in this prospectus supplement, if conveyed prior to the time of your contractual commitment to purchase any of the securities described in this prospectus supplement, supersedes any information contained in any prior similar material related to these securities. The information in this prospectus supplement is preliminary, and is subject to completion or change. This prospectus supplement does not contain all information that is required to be included in the accompanying prospectus and the prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

      Long Beach Acceptance Receivables Corp. and Long Beach Acceptance
Receivables Corp. II have filed with the Securities and Exchange Commission, under the Commission file number 333-132202, a registration statement under the
Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus which forms a part of the registration statement omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange
Commission.

      A number of items will be incorporated by reference in the registration statement. See "Incorporation by Reference" in the accompanying prospectus for a description of incorporation by reference.

      You can read and copy the registration statement at the public reference room at the Securities and Exchange Commission at 100 F Street, N.E.,
Washington, DC 20549. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Securities and
Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is
http://www.sec.gov.

      The consolidated financial statements of Financial Security Assurance Inc.
included in, or as exhibits to, the following documents filed by Financial
Security Assurance Holdings Ltd. with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

      (1)   Annual Report on Form 10-K for the year ended December 31, 2005.

      All financial statements of Financial Security Assurance Inc., included in, or as exhibits to, documents filed by Financial Security Assurance Holdings
Ltd. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange
Act of 1934, as amended, after the filing of this prospectus supplement and before the termination of the offering of the notes offered hereby shall be deemed incorporated by reference into this prospectus supplement.

      Long Beach Acceptance Receivables Corp. and Long Beach Acceptance
Receivables Corp. II on behalf of Long Beach Acceptance Auto Receivables Trust
2006-A, hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Long Beach Acceptance
Auto Receivables Trust 2006-A's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended, and each filing of the financial statements of Financial Security Assurance Inc. included in or as an exhibit to the Annual Report of Financial Security Assurance
Holdings Ltd. filed pursuant to Section 13(a) or Section 15(d) of the Securities
Exchange Act of 1934, as amended, that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                       ii

      We will provide you with copies of these reports, at no charge, if you write to us at: Long Beach Acceptance Corp., One Mack Centre Drive, Paramus, New
Jersey 07652; Attention: Chief Financial Officer; telephone (201) 262-5222.

                                       iii

                                TABLE OF CONTENTS

                                                                            Page
                                                                           -----

                                       iv

                                                                            Page
                                                                           -----

CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES .................Annex A

SPONSOR'S STATIC POOL INFORMATION.......................................Annex B

                                        v

                SUMMARY OF TRANSACTION PARTIES AND FLOW OF FUNDS

                         SUMMARY OF TRANSACTION PARTIES

                   -------------------------
                     LONG BEACH ACCEPTANCE
                             CORP.
                     (Sponsor and Servicer)
                   -------------------------
                               |
                               |
                   -------------------------
                     LONG BEACH ACCEPTANCE             -----------------------
Sponsor/Servicer       RECEIVABLES CORP.                  Wells Fargo Bank,
                          (Depositor)                    National Association
                   -------------------------             (Indenture Trustee,
                               |                        Trust Collateral Agent
                               |                         and Backup Servicer)
                   -------------------------           -----------------------
                     LONG BEACH ACCEPTANCE                        |
                     AUTO RECEIVABLES TRUST                       |
                             2006-A                               |
                        (Issuing Entity)               -----------------------
                   -------------------------               Wilmington Trust
                               |                               Company
                               |                           (Owner Trustee)
                   -------------------------           -----------------------
                         Class A Notes
                   -------------------------

_______________

(1)  This chart provides only a simplified overview of the relationships between the key parties to the transaction. Refer to this free writing prospectus and the prospectus and the prospectus for a further description of the relationships between the key parties.

                                       S-1

                                FLOW OF FUNDS(1)

                  ---------------------------------------------
                                 Available Funds
                  ---------------------------------------------
                                        |
                                        |
                  ---------------------------------------------
                     To the sponsor, any participation fees
                       due to dealers with respect to the
                      contracts during the related calendar
                       month or any such fees which remain
                        unpaid from prior calendar months
                  ---------------------------------------------
                                        |
                                        |
                  ---------------------------------------------
                     To the servicer, the servicing fee and
                     any supplemental servicing fee for the
                      related calendar month and any unpaid
                    fees from prior calendar months and, to
                         the extent the servicer has not
                     reimbursed itself or to the extent not
                    retained by the servicer, other amounts
                    relating to mistaken deposits, postings
                    or checks returned for insufficient funds
                  ---------------------------------------------
                                        |
                                        |
                  ---------------------------------------------
                      To the indenture trustee, the back-up
                      servicer and the custodian, pro rata,
                    any accrued and unpaid indenture trustee
                         fees, back-up servicer fees and
                          custodian fees, respectively
                  ---------------------------------------------
                                        |
                                        |
                  ---------------------------------------------
                         To the noteholders, the Class A
                      Noteholders' interest Payment Amount
                  ---------------------------------------------
                                        |
                                        |
                  ---------------------------------------------
                         To the noteholders, the Class A
                      Noteholders' Principal Payment Amount
                  ---------------------------------------------
                                        |
                                        |
                  ---------------------------------------------
                    To the insurer, any unpaid amounts owed
                  to the insurer under the insurance agreement
                  ---------------------------------------------
                                        |
                                        |
                  ---------------------------------------------
                       To the trust collateral agent, the
                     indenture trustee, the backup servicer
                        and the custodian, all reasonable
                    out-of-pocket expenses incurred and not
                       previously reimbursed subject to a
                          $50,000 maximum annual limit
                  ---------------------------------------------
                                        |
                                        |
                  ---------------------------------------------
                         To the backup servicer, system
                       conversion expenses incurred by the
                      backup servicer in the event that the
                    backup servicer assumes the obligations
                    of the servicer, to the extent not paid
                        by the servicer and subject to a
                             $100,000 maximum limit
                  ---------------------------------------------
                                        |
                                        |
                  ---------------------------------------------
                    To the spread account, certificateholders
                        or has otherwise specified in the
                   transaction documents, any remaining funds
                  ---------------------------------------------

_________________

(1)   This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred. For more detailed information or for information regarding the flow of funds upon the occurrence of an event of default, please refer to this prospectus supplement and the accompanying prospectus for a further description.

                                       S-2

                                     SUMMARY

o   This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

o   This summary provides an overview of certain calculations, cash flows and other information to aid your understanding.

o   There are material risks associated with an investment in the notes. You should read the section entitled "Risk Factors" beginning on page S-14 of this prospectus supplement and page 6 of the accompanying prospectus, and consider the risk factors described in those sections, before making a decision to invest in the notes.

               LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2006-A
                               ASSET-BACKED NOTES

ISSUING ENTITY

o   Long Beach Acceptance Auto Receivables Trust 2006-A, or THE ISSUING ENTITY,
    a Delaware statutory trust.

o   The issuing entity's address is c/o Wilmington Trust Company, 1100 North
    Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust
    Administration.

SPONSOR/SERVICER/CUSTODIAN

o   Long Beach Acceptance Corp., or THE SPONSOR, in its capacity as servicer,
    THE SERVICER, and in its capacity as custodian, THE CUSTODIAN, a Delaware corporation.

o   The sponsor's address is One Mack Centre Drive, Paramus, New Jersey 07652.

o   The sponsor will service the contracts and will act as custodian for the contract files.

SELLERS

o   The sponsor and Long Beach Acceptance Receivables Corp. Warehouse I, a
    Delaware corporation and a wholly-owned subsidiary of the sponsor, or
    LBARC-WI, and together with the sponsor, THE SELLERS.

o   The sellers will sell to the depositor contracts purchased by the sponsor from automobile dealers and, with respect to the contracts sold to the depositor by LBARC-WI, subsequently sold to LBARC-WI by the sponsor.

DEPOSITOR

o   Long Beach Acceptance Receivables Corp., or THE DEPOSITOR, a Delaware
    corporation and a wholly-owned subsidiary of the sponsor.

o   The depositor's address is One Mack Centre Drive, Paramus, New Jersey 07652.

o   The depositor will sell to the issuing entity the contracts purchased by the depositor from the sellers.

INSURER

o   Financial Security Assurance Inc. or FINANCIAL SECURITY, or THE INSURER, a
    New York financial guaranty insurance company.

INDENTURE TRUSTEE

o   Wells Fargo Bank, National Association, or THE INDENTURE TRUSTEE, a

                                       S-3

    national banking association. Wells Fargo Bank, National Association will serve as indenture trustee pursuant to the indenture and as the trust collateral agent and the backup servicer pursuant to the sale and servicing agreement. Wells Fargo Bank, National Association will also be the collateral agent with respect to the spread account.

OWNER TRUSTEE

o   Wilmington Trust Company, or THE OWNER TRUSTEE, a Delaware banking corporation, acting not in its individual capacity but solely as owner trustee.

INITIAL CUTOFF DATE

o   The close of business on April 30, 2006.

o   The issuing entity will receive payments due on, or received in respect of, the initial contracts after the initial cutoff date.

SUBSEQUENT CUTOFF DATE

o   With respect to each subsequent contract, the close of business on the last day of the calendar month immediately preceding the date of the related transfer agreement.

o   The issuing entity will receive payments due on, or received regarding, the related subsequent contracts after each subsequent cutoff date.

CLOSING DATE

o   On or about May 16, 2006.

DESCRIPTION OF THE NOTES

o   The issuing entity will issue four classes of its asset-backed notes pursuant to the indenture. The notes are designated as the CLASS A-1 NOTES, the CLASS A-2 NOTES, the CLASS A-3 NOTES and the CLASS A-4 NOTES,
    collectively referred to in this prospectus supplement as the CLASS A NOTES, or the NOTES.

o   Each class of notes will have the initial principal amounts, interest rates and final scheduled payment dates listed in the following table:

                                                              Final
                                        Interest Rate       Scheduled
          Class     Issuance Amount       per annum       Payment Date
         -------   -----------------   ---------------   ---------------
           A-1       $ 81,675,000          5.1500%          May 2007
           A-2       $146,000,000          5.3640%        November 2009
           A-3       $ 90,000,000          5.4180%        December 2010
           A-4       $132,325,000          5.5000%          May 2013

o   Interest on each class of notes will accrue during each interest period at the applicable interest rate.

o   The issuing entity will issue the notes in minimum denominations of $100,000 and integral multiples of $1,000.

o   The notes will not be listed on any securities exchange.

o   The notes will be secured solely by the pool of contracts and the other assets of the issuing entity which are described under the section of this summary entitled "The Trust Assets."

DESCRIPTION OF THE CERTIFICATES

o   The issuing entity will also issue two classes of certificates that are subordinate in right of payment to the Class A Notes. The certificates are designated as the CLASS C CERTIFICATE and the CLASS R CERTIFICATE and are
    collectively referred to in this prospectus supplement as the CERTIFICATES.
    The Class C certificate will have an initial principal balance equal to the initial amount on deposit in the supplemental enhancement account, and will receive interest and cash flow released from the supplemental enhancement account and the spread account. The Class R certificate, which represents the residual interest in the issuing entity, does not have an initial principal balance. The certificates are not offered hereby.

PAYMENT DATES

o   The 15th day of each month, or, if the 15th day is not a business day, on the

                                       S-4

    following business day. The first payment date will be June 15, 2006.

o   Payments:

    As further described under the section of this prospectus supplement entitled "Description of the Transaction Documents--Distributions--Payment
    Date Payments," the servicer will instruct the trust collateral agent to make the following distributions on each distribution date in the following order of priority:

    1.    to the sponsor, any participation fees due to dealers with respect to the contracts during the related calendar month or any such fees which remain unpaid from prior calendar months;

    2.    to the servicer, the servicing fee and the supplemental servicing fee for the related calendar month and any unpaid fees from prior calendar months and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds;

    3.    to the indenture trustee, the backup servicer and the custodian, pro rata, any accrued and unpaid indenture trustee fees, backup servicer fees and custodian fees, respectively;

    4.    to the noteholders, the Class A Noteholders' Interest Payment Amount;

    5.    to the noteholders, the Class A Noteholders' Principal Payment Amount;

    6.    to the insurer, any unpaid amounts owed to the insurer under the insurance agreement (other than the premium);

    7.    to the insurer, any accrued and unpaid premium;

    8.    to the Class C certificateholder, the accrued interest on the Class C certificate for the current accrual period plus the investment earnings on amounts on deposit in the supplemental enhancement account;

    9.    to the collateral agent, for deposit in the supplemental enhancement account, reimbursement for any previous unreimbursed withdrawals from such account (other than amounts withdrawn and distributed to the
          Class C certificateholder on current and prior payment dates as investment earnings on amounts on deposit in the supplemental enhancement account pursuant to clause 8 above and on prior payment dates as a reduction of principal pursuant to clause 15 below);

    10.   to the trust collateral agent, the indenture trustee, the backup servicer and the custodian all reasonable out-of-pocket expenses incurred and not previously reimbursed subject to a $50,000 maximum annual limit;

    11.   to the backup servicer, system conversions expenses and any other costs incurred by the backup servicer in the event that the backup servicer assumes the obligations of the servicer, to the extent not paid by the servicer and subject to a $100,000 maximum limit;

    12.   to the collateral agent for deposit in the spread account, any remaining available funds;

    13.   to the noteholders, until the overcollateralization amount is equal to the required overcollateralization target, from releases from the spread account, in

                                       S-5

          reduction of the aggregate outstanding principal amount thereof, in accordance with the priorities set forth below for the distribution of the Class A Noteholders' Principal Payment Amount;

    14.   to the Class C certificateholder, from releases from the spread account, to pay any accrued and unpaid interest on the Class C certificate and any supplemental interest that may be due and payable thereon as of such payment date;

    15.   to the Class C certificateholder, an amount (without duplication) from the supplemental enhancement account equal to the excess of the total enhancement amount over the required total enhancement amount, after distributions pursuant to clauses 1 through 14 above, until the principal balance of the Class C certificate is reduced to zero and any Class C principal deficiency amounts have been paid; and

    16.   after the distributions pursuant to clauses 1 through 15 have been made, first, to the Class C certificateholder, from any remaining amounts released from the spread account, any amounts due and unpaid on the Class C certificate, and second, to the Class R
          certificateholder, any remaining amounts released from the spread account.

FINAL SCHEDULED PAYMENT DATE

o   Each class of notes, if not already paid in full, will be due and payable on the final scheduled payment date for that class.

o   The final scheduled payment date for the Class A-1 Notes is the payment date occurring in May 2007. The final scheduled payment date for the Class A-2
    Notes is the payment date occurring in November 2009. The final scheduled payment date for the Class A-3 Notes is the payment date occurring in
    December 2010. The final scheduled payment date for the Class A-4 Notes is the payment date occurring in May 2013.

COLLECTION PERIOD

o   The calendar month immediately preceding each payment date or any other date of determination. The first collection period will be the calendar month of
    May 2006.

INTEREST

o   On each payment date, the issuing entity will, to the extent there are funds available from the sources described in this prospectus supplement, pay, pro rata, to the holders of record of each of the Class A-1 Notes, the Class A-2
    Notes, the Class A-3 Notes and the Class A-4 Notes interest at the applicable interest rate that accrued during the related interest accrual period.

o   Interest on the notes will accrue at the applicable interest rate for each class from the prior payment date to the day before the current payment date. In the case of the first payment date, interest begins to accrue on the day of the closing.

o   Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period.
    Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes
    will be calculated on the basis of a 360-day year consisting of twelve
    30-day months (or, with respect to the first payment date, 29 days).

PRINCIPAL

On each payment date, the issuing entity will, to the extent there are funds available from the sources described in this prospectus

                                       S-6

supplement, pay principal generally equaling:

    (1)   the amount of principal paid by obligors on the contracts during the prior month, plus

    (2)   the principal portion of any purchase amount paid by the sponsor or the servicer to repurchase a contract from the trust property, plus

    (3)   the outstanding principal balance of each contract that became an uncollectible contract during the prior month, plus

    (4)   the amount of any court ordered reduction in the principal balance or total scheduled payments of any contract during the prior month;

    provided, that the amount of principal paid shall not exceed the amount necessary to maintain the required overcollateralization target.

o   In addition, on the payment date immediately following the end of the funding periods, any amounts remaining on deposit in the pre-funding account
    (or with respect to the end of the initial funding period, any amount in excess of approximately $53,307,144) will be paid as principal to the Class
    A noteholders in the order of priority described below.

o   The Class A Notes are sequential pay classes, which will receive the amount, if any, to be paid as principal to the Class A noteholders on each payment date as follows:

    (1)   first, to the Class A-1 Notes, until the principal amount of the Class
A-1 Notes has been reduced to zero;

    (2)   once the principal amount of the Class A-1 Notes has been reduced to zero, to the Class A-2 Notes, until the principal amount of the Class A-2 Notes has been reduced to zero;

    (3)   once the principal amount of the Class A-2 Notes has been reduced to zero, to the Class A-3 Notes, until the principal amount of the Class A-3 Notes has been reduced to zero; and

    (4)   once the principal amount of the Class A-3 Notes has been reduced to zero, to the Class A-4 Notes, until the principal amount of the Class A-4 Notes has been reduced to zero.

o   The outstanding principal amount of the notes of any class, if not previously paid, will be due and payable on the final scheduled payment date for that class.

o   Because the notes are "sequential pay," if, due to losses, insufficient liquidation proceeds or otherwise, the collateral proves to be insufficient to repay the principal of the notes in full, it is possible that certain earlier maturing classes of notes will be paid in full and that the losses will be fully borne by the later maturing classes of notes if Financial
    Security defaults on its obligations under the insurance policy. In that case, losses would be borne, pro rata, by all then outstanding classes of notes.

THE TRUST ASSETS

The issuing entity will pledge property to secure payments on the notes. The pledged assets will include:

o   a pool consisting primarily of "non-prime" contracts secured by new and used automobiles, sport utility vehicles, light duty trucks and vans;

o   all monies received from the initial contracts after the close of business on the initial cutoff date;

o   all monies received from the subsequent contracts after the related subsequent cutoff date;

o   the security interests in the financed vehicles;

o   the contract files;

                                       S-7

o   all rights to proceeds from claims and refunds of unearned premiums on insurance policies covering the vehicles or the obligors, including any vendor's single interest physical damage policy relating to the contracts in which the sponsor is the named insured and the trustee is an additional named insured;

o   all rights to proceeds from debt cancellation coverage;

o   all rights to proceeds from the liquidation of and recoveries on the contracts;

o   all rights to refunds under extended service contracts covering the vehicles;

o   the depositor's rights against dealers under agreements between the sponsor and the related dealer;

o   amounts that may be held in the lockbox accounts to the extent the amounts relate to the contracts;

o   the bank accounts, including the supplemental enhancement account and the pre-funding account, opened in connection with this offering (other than the spread account) and the amounts on deposit in those accounts (other than investment earnings on amounts on deposit in the supplemental enhancement account and the pre-funding account);

o   all rights to cause the sponsor to repurchase contracts from the trust pursuant to the purchase agreement;

o   all of the issuing entity's rights under the transaction documents; and

o   all proceeds from the items described above.

The spread account will not be an asset of the trust, but will be held by the collateral agent for the benefit of the trust collateral agent on behalf of the
Class A noteholders and the insurer. For the reasons described under
"Description of the Transaction Documents--Credit Support--Spread Account," you
should not rely on the spread account as a source of funds for payment on the notes.

"Non-prime" contracts, the principal component of the trust assets, is a common term used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

THE CONTRACT POOL

o   The initial contracts consist of, and the subsequent contracts are expected to consist of, motor vehicle retail installment contracts secured by used or new automobiles, sport utility vehicles, light duty trucks and vans. The initial contracts have been originated, and the subsequent contracts are expected to have been originated, by dealers and then acquired by the sponsor. The initial contracts were primarily made, and the subsequent contracts are expected to primarily be made, to individuals with limited credit histories or modest incomes or who have experienced prior credit difficulties, or "non-prime" borrowers.

o   Upon discovery of a breach by the depositor of any of the representations and warranties under the sale and servicing agreement, the depositor may be required to repurchase from the issuing entity any contract in which the interests of any noteholder or the insurer are materially and adversely affected by the breach.

SERVICING FEE

The servicer will be paid on each distribution date from available funds prior to any payments on the notes. The servicer will receive the following fees as payment for its services on each distribution date:

For so long as the sponsor is the servicer:

o   A servicing fee, equal to the product of one-twelfth times 1.75% of the aggregate principal balance of the

                                       S-8

    contracts as of the opening of business on the first day of the related calendar month; and

o   A supplemental servicing fee, equal to all administrative fees, expenses and charges paid by or on behalf of obligors, including, without limitation, any late fees, prepayment fees and liquidation fees collected on the contracts during the preceding calendar month (but excluding any fees or expenses related to extensions, rebates or adjustments).

If any entity other than the sponsor becomes the servicer, the servicing fee may be adjusted, subject to the approval of the insurer, in the manner set forth in the sale and servicing agreement.

STATISTICAL INFORMATION

As of the close of business on the initial cutoff date, the initial contract pool consisted of 19,606 contracts with the following characteristics:

o     an aggregate principal balance of $381,692,856;

o     a weighted average annual percentage rate of approximately 11.8435%;

o     a weighted average original term of approximately 69 months;

o     a weighted average remaining term of approximately 65 months; and

o     a remaining term of not more than 77 months and not less than 3 months each.

PRE-FUNDING FEATURE

o   On the closing date, the issuing entity will deposit an amount, THE INITIAL
    PRE-FUNDED AMOUNT, equal to approximately $68,307,144, in an account, THE
    PRE-FUNDING ACCOUNT, established with the trust collateral agent.

o   The issuing entity will use amounts on deposit in the pre-funding account to purchase additional contracts, THE SUBSEQUENT CONTRACTS, from time to time on or before July 16, 2006 (or with respect to $15,000,000 of the initial pre-funded amount, on or before May 31, 2006).

o   The contracts purchased with the amounts on deposit in the pre-funding account are expected to represent approximately 15.18% of the total contract pool.

o   The subsequent contracts will also have been originated by the sponsor and are not expected to be materially different from the initial contracts acquired by the issuing entity on the closing date. Additional characteristics of the contracts purchased with amounts on deposit in the pre-funding account are described under the heading "The Contracts--The
    Subsequent Contracts" in this prospectus supplement.

o   If the pre-funding account is not depleted by the end of the funding periods, each class of notes will be redeemed in part with the remaining pre-funding account moneys on the payment date immediately following the end of each such funding period. Any amounts remaining in the pre-funding account at the end of the funding periods (or with respect to the end of the initial funding period, any amount in excess of approximately $53,307,144)
    will be distributed as payments of principal on the notes in accordance with the priorities set forth under "Description of the Transaction
    Documents--Distributions--Payment Date Payments" in this prospectus supplement.

CREDIT ENHANCEMENT

Overcollateralization

o   The overcollateralization amount is equal to the excess of the principal balance of the contracts (plus any amounts on deposit in the pre-funding account) over the principal amount of the notes. The purpose of

                                       S-9

    overcollateralization is to ensure that there are excess funds available to pay interest and principal on the notes so that noteholders will have some protection against payment shortfalls and losses and so that the principal amount of each class of notes will be paid off no later than its final scheduled payment date.

o   As of the closing date, the overcollateralization amount will be zero. On subsequent payment dates, excess cashflow will be paid to the Class A noteholders then entitled to principal payments to accelerate principal payments on the Class A Notes, to the extent available for that purpose as described in this prospectus supplement, in order to increase the overcollateralization amount until the required overcollateralization target is reached.

o   On any payment date, the required overcollateralization target will be equal to the required total enhancement amount minus the amount on deposit in the spread account.

Supplemental Enhancement Account

o   A cash collateral account, the SUPPLEMENTAL ENHANCEMENT ACCOUNT, will be established with the trust collateral agent for the benefit of the Class A noteholders and, on a fully subordinated basis, the Class C certificateholder. Amounts on deposit in the supplemental enhancement account will be distributed to the Class A noteholders, used to pay certain fees and reimbursements of the insurer or released to the Class C certificateholder as described under "Description of the Transaction
    Documents --Distributions" below. You should not rely on the supplemental enhancement account as a source of payment on the notes.

The Spread Account

o   As part of the consideration for the issuance of the policy (as defined below), a cash collateral account, the SPREAD ACCOUNT, will be established with the collateral agent for the benefit of the insurer and the trust collateral agent on behalf of the Class A noteholders. Amounts on deposit in the spread account will be distributed to the Class A noteholders, released to reimburse, or reduce the principal balance of, the supplemental enhancement account, used to pay certain fees and reimbursements or released to the Class C certificateholder to the extent of amounts due and unpaid on the Class C certificate and then released to the Class R certificateholder as described under "Description of the Transaction Documents
    --Distributions" below. You should not rely on the spread account as a source of payment on the notes.

The Insurance Policy

o   On the day of the closing, Financial Security will issue a financial guaranty insurance policy, or THE INSURANCE POLICY, or THE POLICY, for the benefit of the Class A noteholders. Under the policy, Financial Security will unconditionally and irrevocably guarantee the timely payment of interest and certain payments of principal (as more fully described below)
    on each payment date and the ultimate payment of principal due on the Class
    A Notes on the final scheduled payment date for each class of Class A Notes.

o   If, on any payment date, the holders of any class of Class A Notes do not receive the full amount of the interest payment then due to them, the shortfall will be paid from amounts on deposit in the spread account, if any, and if the amounts on deposit in the spread account are not sufficient, from amounts

                                      S-10

    on deposit in the supplemental enhancement account (exclusive of investment earnings), if any, and if the amounts on deposit in the supplemental enhancement account are not sufficient, from proceeds of a draw under the policy.

o   If, on any payment date, the outstanding principal amount of the Class A
    Notes (after taking into account payments of principal on such payment date, including, without limitation, from amounts withdrawn from the spread account and the supplemental enhancement account) exceeds the sum of the aggregate outstanding principal balance of the contracts as of the last day of the related collection period plus the amount on deposit in the pre-funding account, if any, the amount of such excess shall be paid from amounts on deposit in the spread account, if any, and if the amounts on deposit in the spread account are not sufficient, from amounts on deposit in the supplemental enhancement account (exclusive of investment earnings), if any, and if the amounts on deposit in the supplemental enhancement account are not sufficient, from proceeds of a draw on the policy, to the holders of the Class A Notes in the order of priority that such holders receive principal payments on each payment date.

o   If, on the final scheduled payment date for any class of Class A Notes, the principal amount of that class of Class A Notes has not been reduced to zero, the holders of that class of Class A Notes will be paid an amount equal to the outstanding principal amount of such Class A Notes from amounts on deposit in the spread account, if any, and if the amounts on deposit in the spread account are not sufficient, from amounts on deposit in the supplemental enhancement account (exclusive of investment earnings), if any, and if the amounts on deposit in the supplemental enhancement account are not sufficient, from proceeds of a draw on the policy.

OPTIONAL REDEMPTION

o   Once the aggregate outstanding principal balance of the contracts declines to 10% or less of the sum of (x) the aggregate principal balance of the initial contracts as of the initial cutoff date, plus (y) the initial pre-funded amount, all of the outstanding notes may be redeemed. If a redemption occurs, you will receive a final payment that equals the unpaid principal amount of your notes plus accrued interest to, but excluding, the date of redemption.

MANDATORY REDEMPTION

o   Generally, the notes will be redeemed in part on the payment date immediately following the end of each funding period in the event that any amounts remain on deposit in the pre-funding account (or with respect to the end of the initial funding period, any amount in excess of approximately
    $53,307,144) on the last day of such funding period. Any such amounts remaining in the pre-funding account will be distributed as payments of principal on the notes in accordance with the priorities set forth under
    "Description of the Transaction Documents--Distributions--Payment Date
    Payments" in this prospectus supplement.

EVENTS OF DEFAULT

The following events are events of default under the indenture:

o   default in the payment of any interest on any note when it becomes due and payable (subject to a five day cure period);

o   default in the payment of the principal of any note when it becomes due and payable;

o   so long as an insurer default shall not have occurred and be continuing, the

                                      S-11

    occurrence of certain insurance agreement events of default (provided that the insurer has declared an event of default);

o   certain breaches of representations, warranties and covenants by the issuing entity (subject to a thirty day cure period); and

o   certain events of bankruptcy relating to the issuing entity or the issuing entity's property.

Upon declaration of an event of default under the indenture, the notes may be accelerated and subject to immediate payment at par, plus accrued interest. So long as the insurer is not in default, the power to declare an event of default will be held by the insurer. If an event of default under the indenture has occurred and is continuing, the trust collateral agent may be directed to sell the trust property, or any portion of the trust property, at one or more private or public sales. This liquidation may occur only subject to certain provisions that are set forth in the indenture.

Amounts collected following the acceleration of the notes will not be distributed in accordance with the priorities set forth above under "Payment
Dates--Payments" but will instead be distributed in accordance with the following priorities:

      1.    to the sponsor, the servicer, the indenture trustee, the custodian, the backup servicer and the trust collateral agent, certain amounts due and owing to such entities, pursuant to the priorities set forth at clauses 1., 2. and 3. under "Payment Dates--Payments", above;

      2.    to the noteholders, for amounts due and unpaid on the notes for interest, ratably, without preference or priority;

      3.    to the noteholders, for amounts due and unpaid on the notes for principal, ratably, without preference or priority; and

      4.    to the insurer, amounts due and owing and required to be distributed to the insurer pursuant to the priority set forth at clause 6. under
      "Payment Dates--Payments", above.

The policy issued by the insurer does not guarantee payment of any amounts that become due on an accelerated basis, unless the insurer elects, in its sole discretion, to pay those amounts in whole or in part. Payments made under the policy following the acceleration of the notes shall be applied by the trustee, first, to the noteholders for amounts due and unpaid on the notes for interest, ratably, without preference or priority and, second, to the noteholders for amounts due and unpaid on the notes for principal, ratably, without preference or priority.

SALE OF CONTRACTS

o   The servicer may, but is not obligated to, direct the issuing entity to sell contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sellers or the issuing entity; provided that the insurer shall have the right of first refusal to purchase such contracts. Delinquent contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the sum of the initial number of initial contracts in the contract pool as of the initial cutoff date and the aggregate number of subsequent contracts added to the contract pool on each subsequent transfer date be sold by the issuing entity in this manner.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

                                      S-12

o   Dewey Ballantine LLP, as tax counsel to the trust, is of the opinion that, for federal income tax purposes, the Class A Notes will be treated as indebtedness and the issuing entity will not be treated as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the Class A Notes as indebtedness for all federal, state and local income and franchise tax purposes.

o   Interest on the Class A Notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

o   Dewey Ballantine LLP has prepared the discussions under "Material Federal
    Income Tax Consequences" in this prospectus supplement and "Material Federal
    Income Tax Consequences" in the accompanying prospectus. Dewey Ballantine
    LLP is of the opinion that the statements set forth in these discussions, insofar as they purport to constitute a summary of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, and subject to the exceptions, limitations and qualifications contained therein, constitute an accurate summary of the matters described therein in all material respects.

ERISA CONSIDERATIONS

o   Subject to the important considerations described under "ERISA
    Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase the Class A Notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

RATINGS

o   The issuing entity will not issue the notes unless they have been assigned at least the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or S&P, and by Moody's
    Investors Service, Inc., or MOODY'S, and, together with S&P, the RATING
    AGENCIES:

                      RATINGS
                      -------
   CLASS          S&P        MOODY'S
   -----          ---        -------
    A-1           A-1+         P-1
    A-2           AAA          Aaa
    A-3           AAA          Aaa
    A-4           AAA          Aaa

o   The ratings issued by S&P of the Class A-1 Notes will be issued without regard to the benefit afforded to the Class A-1 Notes by the policy.

o   The ratings issued by Moody's of each class of notes and the ratings issued by S&P of the Class A-2, the Class A-3 and the Class A-4 Notes will be based primarily on the issuance of the policy and the credit quality of the contracts.

o   Each rating agency assigned to rate the notes will monitor the ratings using its normal surveillance procedures. Rating agencies may change or withdraw an assigned rating at any time. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the notes.

o   We make no assurance that the ratings will not be lowered, qualified, or withdrawn by the rating agencies.

o   We refer you to "Ratings" in this prospectus supplement for more information regarding the ratings assigned to the notes.

                                      S-13

                                  RISK FACTORS

This section and the section under the caption "Risk Factors" in the accompanying prospectus describe the principal risk factors associated with an investment in the notes. You should consider these factors in connection with the purchase of the notes:

THE SPONSOR MAY BE UNABLE TO          The ability of the sponsor to originate sufficient subsequent
ORIGINATE ENOUGH CONTRACTS TO USE     contracts may be affected by a variety of social and economic factors
ALL MONEY ON DEPOSIT IN THE           including:
PRE-FUNDING ACCOUNT AND YOU MAY
THEREFORE BE EXPOSED TO               o      interest rates;
REINVESTMENT RISK.                    o      unemployment levels;
                                      o      the rate of inflation; and
                                      o      consumer perception of economic conditions generally.

                                      In addition, no subsequent contract may be transferred to the issuing entity unless the insurer has approved the transfer and S&P confirms that the ratings on the notes will not be withdrawn or reduced as a result of the proposed transfer.

                                      If the sponsor (a) does not originate and transfer to the issuing entity sufficient additional contracts to use (i) $15,000,000 of the initial pre-funded amount in the pre-funding account by May 31, 2006 or (ii) all remaining amounts on deposit in the pre-funding account by July 16, 2006, or (b) fails to receive the insurer's approval or
                                      S&P's confirmation by such date, a mandatory redemption of a portion of the notes will result.

                                      If a mandatory redemption occurs and you receive a principal prepayment, you will bear the risk of reinvesting any prepayment.

                                      If you are repaid principal on the notes earlier than you expect, you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

WE CANNOT PREDICT THE RATE AT         Obligors can prepay their contracts at any time. The rate of
WHICH THE NOTES WILL AMORTIZE.        prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing contracts without the sponsor's consent may also influence the rate of prepayments. In addition, under certain circumstances, the depositor and the sponsor are obligated to purchase contracts as a result of breaches of representations and/or covenants.

                                      S-14

                                      Additionally, the servicer has the right, but not the obligation, to direct the issuing entity to sell contracts that are more than 60 days delinquent to an unaffiliated third party (including the insurer, who shall have a right of first refusal) at a certain minimum sale price as set forth in the sale and servicing agreement;
                                      provided, that the aggregate of such sales may not exceed 20% of the sum of the initial number of initial contracts in the contract pool as of the initial cutoff date and the aggregate number of subsequent contracts added to the contract pool on each subsequent transfer date.

                                      In any of these cases, the contract pool would amortize more quickly than expected and the notes would also amortize more quickly as a result.

                                      In addition, the Class R certificateholder has the right to purchase the contracts remaining in the contract pool, and accordingly cause a prepayment of the notes, when the aggregate outstanding principal balance of the contracts is 10% or less of the sum of the aggregate principal balance of the initial contracts as of the initial cutoff date plus the initial pre-funded amount.

                                      Finally, the notes contain an overcollateralization feature that results in accelerated principal payments to noteholders in certain circumstances, and that results in a faster amortization of the notes than of the contract pool.

                                      Noteholders will bear any reinvestment risk resulting from any early payment on the notes.

GEOGRAPHIC CONCENTRATIONS OF          Adverse economic conditions or other factors affecting any state or
CONTRACTS MAY INCREASE                region could increase the delinquency or loan loss experience of the
CONCENTRATION RISKS.                  contracts. As of the close of business on the initial cutoff date, approximately 41.78%, 13.02% and 11.49% of the initial contracts based on the initial contracts' outstanding principal balance were originated (based on the address of the related dealer) in
                                      California, Florida and Arizona, respectively. No other state accounts for 10% or more of the initial contracts as of the close of business on the initial cutoff date.

THE NOTES ARE ASSET-BACKED DEBT       The sole sources for repayment of the Class A Notes are payments on
AND THE ISSUING ENTITY HAS ONLY       the contracts, the spread account, the supplemental enhancement
LIMITED ASSETS.                       account (exclusive of investment earnings), the other cash accounts held by the trust collateral agent and payments made under the insurance policy. The money in the pre-funding account is intended to be used solely to purchase subsequent contracts and is not available to cover losses on the contract pool. The spread account and

                                      S-15

                                      the supplemental enhancement account are designed to cover losses on the contract pool; however, neither the existence of the spread account nor the existence of the supplemental enhancement account should be relied upon as a source of funds to pay the notes because the funding requirements for those accounts or the existence of either of those accounts may be amended, reduced or terminated by the depositor and the insurer (in the case of the spread account) or by the insurer and the Class C certificateholder (in the case of the supplemental enhancement account), in each case, without the consent of the trust collateral agent or the noteholders. Furthermore, if Financial
                                      Security defaults on its obligations under the insurance policy, the issuing entity will depend on current payments of the contract pool, liquidation proceeds, recoveries, amounts, if any, available in the supplemental enhancement account (exclusive of investment earnings)
                                      and amounts, if any, available in the spread account maintained for the benefit of Financial Security to make interest and principal payments on the notes.

ACCOUNTING TREATMENT COULD            Although the transfers of the contracts from the sellers to the
ADVERSELY IMPACT THE                  depositor pursuant to the purchase agreement and each subsequent
CHARACTERIZATION OF THE TRANSFER      transfer agreement are intended by the parties to be, and have been,
OF THE CONTRACTS.                     or will be, documented as, absolute and unconditional assignments and transfers, the sellers will treat the transfers of the initial contracts as of the initial cutoff date and the subsequent contracts as of each subsequent cutoff date to the depositor as secured financings for financial accounting purposes. In the event of an insolvency of the sponsor or LBARC-WI (notwithstanding that LBARC-WI has been established as a bankruptcy remote special purpose subsidiary) a court or bankruptcy trustee could attempt to recharacterize the transfers of the contracts by the sponsor to
                                      LBARC-WI and by the sellers to the depositor as borrowings by the sponsor and/or LBARC-WI, as the case may be, secured by a pledge of the contracts. Although having a different treatment for financial accounting purposes than for tax, bankruptcy and other corporate purposes could be a negative factor in any court or bankruptcy trustee's analysis of the transaction, such factor is only one of many that the court or bankruptcy trustee would consider in determining to recharacterize a transaction from the characterization intended by the parties. Although the sponsor's management does not believe that such accounting treatment will have an adverse impact on the
                                      characterization of the transfers of the contracts from the sellers to the depositor, and although the sponsor has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the sponsor was adjudged bankrupt, a court would hold that each of the transfers by the

                                      S-16

                                      sponsor to LBARC-WI and the transfers by the sellers to the depositor of the contracts is a sale or absolute assignment, the risk of recharacterization may be increased by the sellers' treatment of the transfer of the contracts as a secured financing for accounting purposes, and there can be no assurance that such recharacterization, if attempted in an insolvency event of the sponsor or LBARC-WI, would not be successful. See "Risk Factors-- Insolvency of the sponsor may cause your payments to be reduced or delayed" in the accompanying prospectus.

RATINGS ON CLASS A NOTES ARE          The ratings issued by S&P of the Class A-2, Class A-3 and Class A-4
DEPENDENT UPON THE INSURER'S          Notes and the ratings issued by Moody's of the Class A Notes will
CREDITWORTHINESS.                     depend primarily on the creditworthiness of the insurer as the provider of the financial guarantee insurance policy relating to the
                                      Class A Notes. There is a risk that if the insurer's financial strength ratings are reduced, the rating agencies may reduce the ratings of some or all of the Class A Notes.

EVENTS OF DEFAULT UNDER THE           So long as no default by the insurer is continuing, following the
INDENTURE MAY RESULT IN AN            occurrence of an event of default under the indenture the indenture
ACCELERATION.                         trustee will continue to submit claims under and in accordance with the insurance policy to enable the issuing entity to continue to make payments due with respect to the Class A Notes on the fifteenth day of each month. Following the occurrence of an event of default,
                                      Financial Security may, at its option, elect to cause the liquidation of the assets of the issuing entity, in whole or in part, and pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest thereon. The policy issued by Financial Security does not guarantee payment of any amounts that become due on an accelerated basis, unless Financial Security elects, in its sole discretion, to pay those amounts.

PENDING LITIGATION AND INJUNCTIONS    The sponsor was named as a defendant in a suit entitled "Collins v.
MAY ADVERSELY AFFECT THE SPONSOR.     Long Beach Acceptance Corp.," Case No. 834941-5 and filed on
                                      January 11, 2001 in California Superior Court, Alameda County. The
                                      plaintiff in the Collins Case alleged, as a private attorney general acting on behalf of the general public, that the sponsor violated certain consumer protection laws by providing to consumers notices of repossession and sale of their repossessed vehicles which did not comply with the strict requirements of those laws.
                                      The sponsor and the plaintiff agreed to a settlement whereby the sponsor agreed, among other things, to the entry of an injunction which prohibits the sponsor from certain collection activities on certain accounts. Pursuant to the injunction, the sponsor (i) was required to comply, and has complied, with the California
                                      Rees-Levering Act relating to post-repossession notices and include the required

                                      S-17

                                      disclosures in such notices; (ii) was required to set
                                      aside, and has set aside, any default and/or was required to vacate, and has vacated, any judgment obtained after January 11,
                                      2001 in any action filed by the sponsor to collect any deficiency balance owed by any California obligor who was sent a
                                      post-repossession notice at any time after January 11, 1997 that failed to contain the required disclosures, whose vehicle was repossessed (including a voluntary surrender) and who owed a deficiency balance following repossession and disposition of his or her vehicle; (iii) was required not to collect, and has not collected, any amount owed by any California obligor who purchased a vehicle, who was sent a post-repossession notice at any time after January 11, 1997 that failed to contain the required disclosures, whose vehicle was repossessed (including a voluntary surrender) and who owed a deficiency balance following repossession
                                      (i.e. the sponsor must immediately cease and not resume any such collection efforts); and (iv) was required to provide, and has provided, restitution to the 34 account holders in accordance with the terms of the settlement agreement. The sponsor's management does not believe that such injunction has had or will have a material adverse effect on the sponsor, its business or the contracts.

                                      The sponsor was named as a defendant in a suit entitled "Mancuso v.
                                      Long Beach Acceptance Corp.," Case No. 4:05-CV-136 in U.S. District
                                      Court, Western District of Missouri.

                                      In May 2003 the sponsor repossessed Mancuso's vehicle as a result of her failure to make payments. The vehicle was sold in July
                                      2003. In January 2004 the sponsor filed a complaint against
                                      Mancuso for the deficiency balance. Mancuso filed an answer denying the allegations and a counterclaim in which no claims were made against the sponsor. The sponsor's motion for summary judgment was denied based on Mancuso's claim that the
                                      post-repossession notice the sponsor had sent to Mancuso was defective due to language requiring Mancuso to provide evidence of proper insurance on the vehicle. After the sponsor's motion was denied, Mancuso filed her own motion for summary judgment based on the same argument. The sponsor dismissed its complaint without prejudice, and Mancuso's summary judgment motion was never ruled upon. Thereafter, the court ordered the sponsor to pay Mancuso's attorney's fee, but subsequently vacated its order.

                                      On December 28, 2004 Mancuso filed a complaint in Missouri state court (Jackson County Circuit Court) against the sponsor on behalf of herself and all other Missouri residents similarly situated. In the complaint Mancuso claims that the sponsor's post-repossession notice violates the Uniform Commercial Code because the notice requires a

                                      S-18

                                      customer to provide proof of insurance in order to redeem the vehicle.
                                      Mancuso is seeking statutory damages, costs and attorney's fees.
                                      The summons, complaint and discovery demands were served upon  the sponsor on January 19, 2005.

                                      The Circuit Court ordered mandatory mediation. On February 11,
                                      2005 the sponsor filed a notice of removal, which removed the case from the Jackson County Circuit Court to the United States District
                                      Court. On February 18, 2005 Mancuso filed a motion to remand the case back to Jackson County Circuit Court. On March 7, 2005 the sponsor filed a response in opposition to Mancuso's motion to remand.

                                      On February 24, 2005 the sponsor filed a motion to dismiss. On
                                      March 11, 2005 Mancuso filed a response in opposition to the sponsor's motion, and on March 24, 2005 the sponsor filed a response to Mancuso's opposition.

                                      On June 23, 2005 the federal court granted Mancuso's motion and remanded the case back to the Jackson County Circuit Court. The sponsor's motion to dismiss is now pending with that court.

                                      S-19

STATE LEGISLATION MAY ADVERSELY       On September 22, 2005, the California  Military  Families  Financial
IMPACT THE CONTRACTS.                 Relief Act was passed and became effective. The bill revised the law to provide protection beyond that provided by the Servicemembers Civil
                                      Relief Act to California national guard members called up to active service on or after January 1, 2006 in the Iraq and Afghanistan conflicts. Those eligible under the revised law must be permitted to defer payments under their contracts if the contracts were entered into prior to active duty. No deferment charge may be assessed and no finance charge may accrue during the deferment period. In addition to
                                      California, other states have enacted or proposed legislation dealing with servicemembers.

                                      The revised California law along with other state statutes could result in shortfalls in interest, delays in the receipt of principal and could affect the ability of the servicer to foreclose on a defaulted contract in a timely fashion.

                                      The United States continues to be involved in military action in
                                      Iraq and Afghanistan. Reservists who were activated for duty in
                                      Iraq or Afghanistan may continue to serve, and new reservists may be called to active duty, to secure Iraq or Afghanistan so that reconstruction can take place. To the extent that any member of the military or reservist is an obligor under a contract, the provisions of the Servicemembers Civil Relief Act, the California
                                      Military Families Financial Relief Act or similar state laws may apply.

                                      None of the issuing entity, the sponsor, the depositor, the indenture trustee or any underwriter has undertaken a determination as to which contracts, if any, may be affected by the
                                      Servicemembers Civil Relief Act, the California Military Families
                                      Financial Relief Act or similar state laws. No assurance can be given with respect to the number of contracts that may be affected, after the closing date, by the Servicemembers Civil Relief Act, the
                                      California Military Families Financial Relief Act or similar state laws.

                                      S-20

IMPACT OF WORLD EVENTS.               The economic impact of the United States' military operations in
                                      Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material negative effect on general economic conditions, consumer confidence, and liquidity of the notes. It is possible that such events could have a direct or indirect negative impact on the performance of the contracts or the sponsor's financial position or results of operations in the future. Any such negative impact could impair the sponsor's future ability to service or repurchase the contracts or to honor its indemnity obligations, as described in this prospectus supplement.

THE SPONSOR'S LOSS OF THIRD PARTY     The sponsor and its subsidiaries are dependent upon the continued
FINANCING MAY DELAY PAYMENTS TO       receipt of funding from third party sources. Two of these third
YOU.                                  party sources are Greenwich Capital Financial Products, Inc., an affiliate of one of the underwriters, Greenwich Capital Markets,
                                      Inc., and Citigroup Global Markets Realty Corp., an affiliate of one of the underwriters, Citigroup Global Markets Inc. No
                                      assurance can be given that Greenwich Capital Financial Products,
                                      Inc., Citigroup Global Markets Realty Corp. or any other third party will continue to provide any such financing in the future.
                                      In the event that such funding is discontinued, the sponsor may not be able to perform its obligations with respect to the securities, including its obligation to service the contracts and repurchase contracts which breach specified representations and warranties.
                                      As a result, you may experience delays in receiving payments and suffer losses on your investment.

                                      S-21

                                 USE OF PROCEEDS

      The issuing entity will use the proceeds from the sale of the notes to:

      o   pay the depositor the contract purchase price;

      o   make the initial deposit into the pre-funding account;

      o   make the initial deposit into the spread account; and

      o   fund the required balance in any other trust account.

      The issuing entity will use the proceeds from the sale of the Class C certificate (not offered hereunder) to fund the supplemental enhancement account.

      The depositor or the sponsor may use the net proceeds to pay its debt, including "warehouse" debt secured by the contracts prior to their sale to the issuing entity. This warehouse debt may have been owed to either underwriter or its respective affiliates. No expenses incurred by the sponsor in connection with the selection or acquisition of the contracts will be paid from the offering proceeds.

                         THE SPONSOR/SERVICER/CUSTODIAN

      Long Beach Acceptance Corp., a Delaware corporation, began operations in
October 1995 as an automobile finance company geared to service borrowers from all credit grade categories, with an emphasis on "non-prime" borrowers.

      The sponsor has its corporate headquarters located in Paramus, New Jersey and operates originating and servicing centers in Paramus, New Jersey and
Orange, California and a satellite office in Sacramento, California.

      The sponsor purchases and services contracts which are originated and assigned to it by automobile dealers. The sponsor will sell and assign the contracts to the depositor. During the month of March 2006, the sponsor purchased contracts from automobile dealers located in 27 states.

      As of March 31, 2006, the sponsor had active relationships with approximately 1,984 new and used automobile dealers. Dealers are sourced and serviced by the sponsor's dealer representatives (full-time sales employees).
Generally, all dealers must be approved by the sponsor's senior officers responsible for managing the originating centers.

      The sponsor will service the contracts and will be compensated for acting as the servicer. In addition, the sponsor will hold the contract files, including the contracts and the certificates of title (or other evidence of lien), in its possession as custodian for the indenture trustee on behalf of the noteholders and the insurer and will be compensated for acting as custodian.

      Due to the administrative burden and expense, the servicer will not have the certificates of title of the financed vehicles amended or reissued to note their sale to the issuing entity or the grant of a security interest in the vehicles to the trustee by the issuing entity. Because the certificates of title are not amended, the issuing entity may not have a perfected security interest in financed vehicles titled in some states. See "Risk Factors - Failure to amend or reissue the certificates of title to the financed vehicles may

                                      S-22

cause you to experience delays in payments or losses" and "Material Legal
Aspects of the Contracts--Security Interests in the Financed Vehicles" in the
accompanying prospectus.

      In order to mitigate the security interest risk referred to in the preceding paragraph, UCC-1 financing statements will be filed against the sponsor, the sponsor's subsidiary Long Beach Acceptance Receivables Corp.
Warehouse I, the depositor and the issuing entity, respectively, naming the indenture trustee as secured party, with the Secretary of State of Delaware in order to perfect each transfer of the initial and subsequent contracts from the sellers to the depositor, each transfer of the initial and subsequent contracts from the depositor to the issuing entity and the pledge of the initial and subsequent contracts by the issuing entity in favor of the indenture trustee, respectively. Furthermore, the sponsor, as custodian, will be required to stamp each contract to reflect that such contract is subject to a security interest of a secured party and acceptance by a third party of such contracts would violate the rights of such secured party. The custodian will be required to identify the indenture trustee as the secured party on an allonge attached to each contract.
If the custodian fails to comply with the foregoing requirements and a third party purchases a contract without knowledge of the indenture trustee's security interest therein, the indenture trustee may not have a perfected security interest in any such contract.

      See "Description of the Transaction Documents--Servicer Termination Event"
and "-- Rights Upon Servicer Termination Event" for more information regarding the servicer's removal and the transfer of servicing duties to the backup servicer or other successor servicer.

UNDERWRITING

      The sponsor offers six programs designed to meet the needs of a broad spectrum of potential applicants. These programs are marketed as Premium, Elite,
Superior, Preferred, Classic and Standard. The sponsor applies specific underwriting criteria to each program analyzing credit applications individually with focus upon creditworthiness, stability, income and collateral value.

      The sponsor generally acquires contracts at 100% of the amount financed net of an acquisition fee.

      Depending upon contract class and market conditions, dealers are also paid a participation fee, in some cases paid in full at the time of funding, and in most cases paid in full on the fifth business day of the following month. The participation fee is generally based upon a percentage of the excess, if any, of the annual percentage rate on the contract over the sponsor's minimum rate. By policy the excess is capped at no greater than 2.5% on contracts with terms of up to 60 months and at less than 2.5% on contracts with terms of greater than 60 months.

CREDIT DECISION AND FUNDING

      Credit applications are received from dealers via facsimile, through electronic portals or over the Internet and generally include specific information regarding the applicant's residence and employment history, monthly income, bank account information, credit and personal references and a description of the collateral being considered for purchase. This information is entered into a third party software package that integrates application input, verification, collateral evaluation, credit review and fax communication. The sponsor's underwriter then evaluates the information provided on the credit application and at least one consumer credit report.

      Credit decisions are generally completed and communicated to the dealer on the same day as the credit application is received by the sponsor. Conditional credit approvals generally stipulate maximum collateral advances, the sponsor's minimum rate, required downpayment, term and documentation,

                                      S-23

applicable fees, borrower name and vehicle year, make and model (occasionally, where market conditions require, only the maximum payment amount and the program class are stipulated at that time).

      Upon receipt of a contract package from a dealer, it is the sponsor's policy for its funding department to review documentation provided to attempt to verify: proper preparation and execution of all documentation, and proof of income and proof of residence, if necessary. Generally, at the time a contract is presented for funding, the funding clerk attempts to verify the applicant's telephone number, current employment status, employer telephone number, position/occupation, current monthly income and insurance coverage. The results of the verification are recorded in the electronic credit file.

      It is the sponsor's policy that contracts containing specific exceptions falling outside the underwriting guidelines may be approved for funding only by management.

      Prior to or following funding of selected contracts, funding personnel attempt to conduct a retail commodity check by telephone to verify certain terms of the transaction, including down payment, trade-in credit, rebatables and certain optional equipment, as well as monthly payment and due date.
Additionally, a sampling of contracts is reviewed after funding by the investor sales group to ensure compliance with all approval and funding procedures and guidelines for sale.

      The maximum advance ratio, before add-ons, generally ranges from 115% to
125% of trade-in value for used vehicles (the range of manufacturers' invoices for new vehicles is similar) plus tax, title and license. The maximum all-in advance ratio, including legally authorized products such as credit life insurance, credit accident and health insurance, debt cancellation coverage and extended warranties, is 145% of trade-in value or manufacturer's invoice on the
Superior Program, the Preferred Program, the Classic Program and the Standard
Program contracts and 150% of trade-in value or manufacturer's invoice on the
Elite Program contracts. There is no maximum advance ratio on the Premium
Program contracts.

      The maximum term of a contract is determined by the program class and, for used vehicles, the mileage of the vehicle. Verifiable manufacturers rebates may be applied 100% toward the down payment on all contracts.

SERVICING AND COLLECTION

      The sponsor has been servicing automobile contracts since 1995.

      With the exception of certain charged-off accounts which the sponsor refers to one or more collection agencies, the sponsor currently performs all servicing functions, utilizing a loan servicing computer system administered by
Affiliated Computer Services, Inc. of Dallas, Texas. Affiliated Computer
Services provides access to its system on a time sharing basis, and is responsible for performing certain automated tasks, including producing monthly statements, operating reports, and system generated correspondence with borrowers. The sponsor accesses the systems of Affiliated Computer Services to perform all invoicing, payment posting, collection, repossession and recovery functions. Affiliated Computer Services on behalf of the sponsor mails monthly billing statements to borrowers.

      The sponsor's policies regarding delinquencies are as follows: an account is deemed to be delinquent if less than 95% of a monthly payment has been received by the due date. If an account becomes 3 days past due, the sponsor's collection staff attempts to contact the borrower (depending upon the borrower's credit and other individual circumstances, in some cases the borrower is contacted earlier and in some cases the borrower is contacted later). The sponsor uses an automatic dialer, which initiates many of the telephone contacts starting with the 3-day calls. A collection representative attempts to

                                      S-24

establish contact with the borrower and to obtain a promise by the borrower to make the overdue payment within seven days. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5%
(where legally enforceable and provided for in the related contract) of the amount of the delinquent payment is imposed. A decision to repossess the financed vehicle or to make a field contact with the borrower is generally made after 45 to 60 days of delinquency (repossession may occur earlier or later if appropriate).

DELINQUENCY AND CREDIT LOSS INFORMATION

      The following tables detail information relating to the sponsor's delinquency and credit loss experience regarding all contracts it has originated and continues to service. This information includes the sponsor's experience with respect to all contracts in its portfolio, including contracts which do not meet the contract pool selection criteria and contracts which the sponsor previously sold but continues to service.

      Delinquencies, defaults, repossession and losses generally increase during periods of economic recession. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because the sponsor focuses on non-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on the loans included in the trust property could be higher than those experienced by lenders dealing exclusively with prime borrowers and could be more dramatically affected by a general economic downturn. In addition the United States continues to be on alert for terrorist attacks. The sponsor's management cannot yet know what effect these possible events or any similar or related events will have on the
United States economy and specifically on the timing of, and/or obligors'
ability to make, payments on the contracts.

      We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the contracts included in the trust.

                                      S-25

                           LONG BEACH ACCEPTANCE CORP.
                             DELINQUENCY EXPERIENCE

                         December 31, 2003             December 31, 2004           December 31, 2005
                       -----------------------     --------------------------   ---------------------------
                                      Net                            Net                           Net
                        Number    Contractual        Number      Contractual      Number       Contractual
                       of Loans      Amount         of Loans       Amount        of Loans        Amount
                       --------  --------------    ---------   --------------   ----------   --------------

Portfolio(1)..........   77,459  $1,154,853,918       84,444   $1,275,735,281      93,409    $1,442,229,484

Period of
Delinquency(2) -

30-59.................    1,295      13,476,531        1,221       12,059,559       1,012        10,016,670

60-89.................      511       5,551,039          469        4,353,182         475         4,849,472

90+...................      267       2,721,481          287        2,432,128         365         4,122,516

Total
Delinquencies(3) .....    2,073  $   21,749,052        1,977   $   18,844,869       1,852    $   18,988,658
                       --------  --------------    ---------   --------------   ----------   --------------

Total
Delinquencies as a
Percent of the
Portfolio.............    2.68%           1.88%        2.34%            1.48%       1.98%             1.32%
                       ========  ==============    =========   ==============   =========    ==============

                              March 31, 2005             March 31, 2006
                         -------------------------  --------------------------
                                          Net                         Net
                           Number     Contractual     Number      Contractual
                          of Loans      Amount       of Loans       Amount
                         ---------  --------------  ----------  --------------

Portfolio(1)..........     86,634   $1,312,604,645      96,977  $1,501,904,051

Period of
Delinquency(2) -

30-59.................        921        9,130,989         687       7,199,643

60-89.................        331        3,108,559         287       2,995,202

90+...................        258        2,209,673         194       1,875,571

Total
Delinquencies(3) .....      1,510   $   14,449,221       1,168  $   12,070,415
                         --------   --------------  ----------  --------------

Total
Delinquencies as a
Percent of the
Portfolio.............      1.74%            1.10%       1.20%           0.80%
                         ========   ==============   =========  ==============

____________________

(1)   All amounts and percentages are based on the principal amount scheduled to be paid on each contract. The information in the table represents all contracts originated by the sponsor including sold loans the sponsor continues to service.

(2)   The sponsor considers a contract delinquent when an obligor fails to make at least 95% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3)   Amounts shown do not include contracts which are less than 30 days delinquent.

                                      S-26

                           LONG BEACH ACCEPTANCE CORP.
                           NET CREDIT LOSS EXPERIENCE

                                            12 Months Ended   12 Months Ended   12 Months Ended    3 Months Ended    3 Months Ended
                                             December 31,       December 31,      December 31,        March 31,         March 31,
                                                 2003               2004              2005             2005 (4)           2006 (4)
                                            ---------------   ---------------    ---------------   ---------------   ---------------

Contracts serviced at end
   of period(l).........................    $ 1,162,244,876   $ 1,282,254,539    $ 1,449,972,057   $ 1,318,468,358   $ 1,509,349,979
Average contracts serviced
   during the period (2)................    $ 1,017,096,040   $ 1,231,120,030    $ 1,373,393,852   $ 1,297,362,208   $ 1,475,943,032
Gross chargeoffs........................    $    83,619,484   $    70,549,502    $    54,053,860   $    13,846,141   $    13,724,385
Recoveries..............................    $    36,065,335   $    35,707,833    $    28,756,499   $     7,881,080   $     8,137,628
Net chargeoffs (3)......................    $    47,554,149   $    34,841,669    $    25,297,361   $     5,965,061   $     5,586,756
Net chargeoffs as a percentage
   of contracts serviced during
   the period...........................              4.68%             2.83%              1.84%             1.84%             1.51%
                                            ===============   ===============    ===============   ===============   ===============

___________________

(1)   All amounts and percentages are based on the principal amount scheduled to be paid on each contract. The information in the table represents all contracts originated by the sponsor including sold loans which the sponsor continues to service.

(2)   Average contracts serviced represents a 13 month average for the year ending periods and a four month average for the period ended March 31,
      2006.

(3)   Net chargeoffs include all Loss Units actually liquidated through March
      31, 2006, all accounts which were 120 days or more delinquent as of March
      31, 2006, inventory and insurance losses. Net chargeoffs are reflected at the earlier of the date (a) on which the contract became 120 days delinquent or (b) on which the contract was liquidated.

(4)   Three-month ending percentages are annualized.

                                      S-27

                      THE SPONSOR'S SECURITIZATION PROGRAM

      The sponsor has previously sponsored 19 securitizations since 1997, 18 of which were credit enhanced by a policy issued by Financial Security Assurance
Inc., and one of which was credit enhanced by a policy issued by MBIA, Inc..
Nine of these securitizations are still outstanding. The sponsor structured each of these securitizations, originated the contracts that were securitized in each transaction and served and, with respect to the outstanding transactions, continues to serve as servicer on each transaction.

      Each of the sponsor's outstanding securitization transactions was structured similarly to the current transaction. In each of those securitizations, the sponsor acquired the non-prime contracts directly from automobile dealers and then sold those contracts to a wholly-owned subsidiary that served as depositor for the related transaction. The related depositor then sold the contracts to a newly-created owner trust that issued asset-backed securities that were backed by the contracts, which were serviced by the sponsor.

                      THE SPONSOR'S STATIC POOL INFORMATION

      The tables set forth in Annex B to this prospectus supplement contain certain static pool information on the portfolio of contracts originated by the sponsor since April 8, 2002. The static pool information includes the summary information for original pool characteristics, the distribution of contracts by geographic location of obligor, the distribution of the contracts by APR, the credit score distribution, the portfolio of liquidated receivables (including liquidation proceeds, net liquidated receivables in dollars and cumulative net liquidated receivables percentage), monthly prepayment speeds, and the portfolio of delinquent contracts (30-50 days, 60-89 days and 90+ days past due).

      The static pool information that relates to securitizations sponsored by the sponsor prior to January 1, 2006 and that relates to the pool of contracts being securitized in the current transaction for periods prior to January 1,
2006 is not deemed to be part of this prospectus supplement or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus.

                                      S-28

                                  THE DEPOSITOR

      Long Beach Acceptance Receivables Corp., a wholly-owned subsidiary of the sponsor, is a Delaware corporation, incorporated on March 13, 1997. The depositor's address is One Mack Centre Drive, Paramus, New Jersey 07652;
telephone (201) 262-5222.

      The depositor was organized for the limited purpose of acquiring, owning and transferring interests in specified financial assets and any activities incidental or necessary for that purpose. The depositor has structured this transaction so that the bankruptcy of the sponsor will not result in the consolidation of the depositor's assets and liabilities with those of the sponsor. The depositor has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the sponsor was adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the depositor's assets and liabilities with those of the sponsor. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the sponsor. See "Risk Factors--Insolvency of the sponsor may cause your payments to be reduced or delayed" in the accompanying prospectus.

      Delays in payments on the notes and possible reductions in payment amounts could occur if a court decided to consolidate the depositor's assets with the sponsor's, or if a filing were made under any bankruptcy or insolvency law by or against the depositor, or if an attempt were made to litigate any of those issues.

      The depositor will purchase the pool of initial contracts and the subsequent contracts from the sponsor or its wholly-owned subsidiary pursuant to a purchase agreement and supplements thereto and will sell the initial contracts and the subsequent contracts to the issuing entity pursuant to the sale and servicing agreement and supplements thereto. If it is discovered that the depositor has breached a representation or warranty under the sale and servicing agreement, the depositor may be required to repurchase the affected contract from the issuing entity.

                                    LBARC-WI

      Long Beach Acceptance Receivables Corp. Warehouse I, a wholly-owned subsidiary of the sponsor, is a Delaware corporation, incorporated on February
21, 2003. LBARC-WI's address is One Mack Centre Drive, Paramus, New Jersey
07652; telephone (201) 262-5222.

      LBARC-WI was organized for the limited purpose of acquiring, owning and transferring interests in specified financial assets and any activities incidental or necessary for that purpose. LBARC-WI entered into a Master
Purchase Agreement with the sponsor dated as of March 7, 2003, pursuant to which the sponsor agreed to sell, from time to time, to LBARC-WI, and LBARC-WI agreed to purchase, from time to time, from the sponsor, without recourse, all of the sponsor's right, title and interest in certain contracts.

                               THE ISSUING ENTITY

      Long Beach Acceptance Auto Receivables Trust 2006-A is a Delaware
statutory trust formed by the depositor under a trust agreement between the depositor and the owner trustee to consummate the transactions described in this prospectus supplement.

                                      S-29

      The depositor will, on or prior to the closing date, transfer to the issuing entity an amount equal to $1,000 as initial capitalization of the trust.
In addition, the depositor shall pay organizational expenses of the trust as they may arise.

      The issuing entity will not engage in any activity other than:

      o   acquiring the contracts and its other assets and proceeds from its assets;

      o   issuing the notes, the Class C certificate which receive interest and cashflow released from the supplemental enhancement account and the
          Class R certificate which represents the residual interest in the issuing entity;

      o   making payments on the notes and the certificates;

      o   with the proceeds of the sale of the notes and the Class C certificate, funding the spread account, the pre-funding account and the supplemental enhancement account and paying the remaining balance to the depositor pursuant to the sale and servicing agreement;

      o   assigning the pledged assets to the indenture trustee pursuant to the indenture for the benefit of the insurer, the noteholders and the
          Class C certificateholder and holding, managing and distributing to the certificateholders pursuant to the terms of the sale and servicing agreement and the spread account agreement any portion of the pledged assets released from the lien of the indenture, as applicable;

      o   entering into and performing its obligations under the transaction documents to which it is a party;

      o   at the direction of the depositor and subject to the requirements of the trust agreement, entering into derivative contracts for the benefit of the Class R Certificateholder;

      o   engaging in such other activities as may be required in connection with conservation of the trust estate and making distributions to the certificateholders and the noteholders; and

      o   engaging in other activities that are necessary or suitable or convenient to accomplish these other activities.

      Modifications to the trust agreement, including the foregoing permissible activities, may be made by the depositor and the owner trustee, upon notice to the rating agencies and with the consent of the insurer and, in certain cases, the holders of the certificates and a majority of the notes, in all cases subject to the limitations set forth in the trust agreement.

      The issuing entity will use the proceeds from the initial sale of the notes and the Class C Certificates to purchase the contracts from the depositor and to fund the deposit in the pre-funding account and collateral accounts maintained for the benefit of the insurer and to fund the deposit in the supplemental enhancement account. In addition to the contracts, the issuing entity will own the trust property, described in "The Trust Property" below in this prospectus supplement. The issuing entity's fiscal year end will be
December 31.

      The issuing entity may not, without the prior written consent of each certificateholder and the indenture trustee, (a) institute any proceedings to be adjudicated as bankrupt or insolvent, (b) consent to

                                      S-30

the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to it, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the issuing entity or a substantial part of its property, (e) make any assignment for the benefit of the issuing entity's creditors, (f) admit in writing its inability to pay its debts generally as they become due; or (g) take any action in furtherance of any of the foregoing. In considering whether to give or withhold written consent to any of these actions by the issuing entity, the indenture trustee, with the consent of the certificateholders, shall consider the interest of the noteholders and the insurer in addition to the interests of the issuing entity and whether the issuing entity is insolvent. The indenture trustee shall have no duty to give written consent to any of these actions by the issuing entity if the indenture trustee shall not have been furnished a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the issuing entity is then insolvent. No certificateholder of the issuing entity has power to commence any bankruptcy actions on behalf of the issuing entity or to direct the indenture trustee to take any such actions on the part of the issuing entity. To the extent permitted by applicable law, the consent of the insurer and the trust collateral agent must be obtained prior to taking any bankruptcy action by the issuing entity.

      Furthermore, the issuing entity has structured this transaction so that the bankruptcy of the depositor will not result in the consolidation of the issuing entity's assets and liabilities with those of the depositor. The issuing entity has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor was adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity's assets and liabilities with those of the depositor or the sponsor, as appropriate. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

      The issuing entity's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company.

                                THE OWNER TRUSTEE

      Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890.
Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving auto receivables

      Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust
Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

      Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington
Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

      Pursuant to the trust agreement, the owner trustee will perform limited administration functions of the issuing entity including the execution and delivery of the transaction documents and any related certificate or other document to which the issuing entity is a party. The owner trustee will also direct the trustee to authenticate and deliver the notes and will be authorized but not obligated to take all other actions required of the issuing entity pursuant to the transaction documents.

                                      S-31

      The owner trustee's liability in connection with the issuance of the certificates and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement.
"Description of the Transaction Documents--Trustees--Replacement of Owner
Trustee" in this prospectus supplement for information regarding the owner trustee's resignation, removal and replacement.

                              THE INDENTURE TRUSTEE

      Wells Fargo Bank, National Association will be the Indenture Trustee under the Indenture. Wells Fargo Bank, National Association is a national banking association and a wholly owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Wells Fargo Center, Sixth and Marquette
Avenue, Minneapolis, MN 55479, Attn: Asset Backed Securities Department. A
diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank, National
Association provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Servicer and the
Depositor and their respective affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its affiliates. The fees and expenses of the Indenture Trustee will be paid by the Issuing Entity pursuant to the Sale and Servicing Agreement.

      Wells Fargo Bank, National Association has provided corporate trust services since 1934. As of March 31, 2006, Wells Fargo Bank, National
Association was acting as trustee on more than 145 series of auto loan receivables backed securities with an original aggregate principal balance of approximately $65 billion.

                               THE TRUST PROPERTY

      The trust property will include, among other things, the following:

      o   a pool consisting primarily of "non-prime" contracts secured by new and used automobiles, sport utility vehicles, light duty trucks and vans;

      o   all monies received (i) from the initial contracts, after the close of business on the initial cutoff date and (ii) with respect to the subsequent contracts, after the close of business on the related subsequent cutoff dates;

      o   the security interests in the financed vehicles;

      o   the contract files;

      o   all rights to proceeds from claims and refunds of unearned premiums on insurance policies covering the financed vehicles or the obligors, including any vendor's single interest physical damage policy relating to the contracts in which the sponsor is the named insured and the trustee is an additional named insured;

      o   all rights to proceeds from debt cancellation coverage;

      o   all rights to proceeds from the liquidation of, and recoveries on the contracts;

                                      S-32

      o   all rights to refunds under extended service contracts covering the financed vehicles;

      o   the depositor's rights against dealers under agreements between the sponsor and the dealers;

      o   amounts that may be held in the lockbox accounts to the extent the amounts relate to the contracts;

      o   the bank accounts, including the supplemental enhancement account and the pre-funding account, opened in connection with this offering
          (other than the spread account) and the amounts on deposit in those accounts (other than investment earnings on amounts on deposit in the supplemental enhancement account and the pre-funding account);

      o   all rights to cause the sponsor to repurchase contracts from the trust pursuant to the purchase agreement;

      o   all of the issuing entity's rights under the transaction documents;
          and

      o   all proceeds from the items described above.

      The spread account will not be an asset of the trust, but will be established with the collateral agent for the benefit of the insurer and the trust collateral agent on behalf of the Class A noteholders. The spread account is designed to cover losses on the contract pool; however, the existence of the spread account should not be relied upon as a source of funds to pay the notes because the spread account funding requirements or the existence of the spread account may be amended, reduced or terminated by the depositor, the insurer and the trust collateral agent, without the consent of the noteholders.

      The initial contracts will be purchased by the depositor pursuant to the purchase agreement and will then be purchased by the issuing entity from the depositor pursuant to the sale and servicing agreement. The issuing entity will purchase subsequent contracts representing approximately 15.18% of the total contract pool and related property on or before July 16, 2006 with funds on deposit in the pre-funding account. The sponsor anticipates that at least
$15,000,000 of the amount on deposit in the pre-funding account will be used to acquire subsequent contracts on or prior to May 31, 2006. These subsequent contracts will be purchased by the depositor from the sellers pursuant to one or more subsequent transfer agreements.

      The trust property also will include an assignment of the depositor's rights against the sponsor for breaches of representations and warranties under the purchase agreement, with respect to the initial contracts, or the related subsequent transfer agreements, with respect to the subsequent contracts, or from failure of the sponsor to comply with the purchase agreement or the related subsequent transfer agreements, as applicable.

      The initial contracts were originated by dealers according to the sponsor's requirements, will be so assigned, and evidence the indirect financing made available to the obligors. The subsequent contracts were originated or will be originated by dealers according to the sponsor's requirements, will be so assigned, and evidence the indirect financing made available to the obligors.
Dealer agreements may provide for repurchase or recourse against the dealer in the event of a breach of a representation or warranty by the dealer.

      As of any date of determination, the pool balance represents the aggregate outstanding principal balance of the contracts as of the end of the preceding calendar month.

                                      S-33

      Under the indenture, the issuing entity will grant a security interest in the trust property to the indenture trustee for the noteholders' benefit, for the Class C certificateholder's benefit and for the insurer's benefit in support of the obligations owed to the noteholders, the Class C certificateholder and the insurer, respectively. Any proceeds of the security interest will be distributed according to the indenture. The insurer will be entitled to the payments only after payment of amounts owed to, among others, the Class A noteholders. The Class C certificateholder will be entitled to payments only after payment of amounts owed to, among others, the Class A noteholders and the insurer, in the order of priority described in this prospectus supplement.

      A contract's principal balance, as of any date, prior to that contract becoming a liquidated contract, is the sum of:

      (a)   the amount financed;

      minus

      (b)   the principal portion of all amounts received in respect of the contract on or prior to that date including any prepayments;

      minus

      (c)   any Cram Down Loss for the contract;

      minus

      (d)   the principal portion of any purchase amount the depositor or servicer must remit with respect to the contract.

      A contract's principal balance shall be reduced to zero as of the date on which that contract is deemed to be a liquidated contract by the servicer.

                                  THE CONTRACTS

GENERAL

      Contracts are originated by the sponsor by purchasing loans from automobile dealers. Most of the contracts were made to individuals with impaired credit due to factors, including:

      o     the manner in which these individuals have handled previous credit;

      o     the limited extent of their prior credit history; and/or

      o     their limited financial resources.

ELIGIBILITY CRITERIA

      The initial contracts included in the trust property were selected from the sponsor's portfolio of contracts according to several criteria, including the following criteria (measured as of the initial cutoff date, which is the close of business on April 30, 2006):

      (a)   each initial contract was originated, based on the address of the dealer, in the United States;

      (b)   each initial contract has an original maturity of not more than 78 months;

      (c)   each initial contract provides for level monthly payments which fully amortize the amount financed over the original term;

                                      S-34

      (d)   each initial contract has a remaining maturity of not more than 77 months and not less than 3 months;

      (e)   each initial contract has an outstanding principal balance of not more than approximately $70,828.23;

      (f)   each initial contract is not more than 29 days past due;

      (g)   each initial contract has an annual percentage rate (APR) of not less than 4.9000%;

      (h)   no obligor was in bankruptcy at the time of origination of the related initial contract nor has any obligor filed for bankruptcy since such time through the initial cutoff date, which bankruptcy has neither been discharged or dismissed, unless such initial contract was reaffirmed; and

      (i)   each initial contract has a scheduled maturity no later than
            September 19, 2012.

THE SUBSEQUENT CONTRACTS

      During the funding periods, the sellers will sell the subsequent contracts to the depositor and the depositor will then sell them to the issuing entity.
The sponsor anticipates that at least $15,000,000 of the amount on deposit in the pre-funding account will be used to acquire subsequent contracts on or prior to May 31, 2006. The sponsor anticipates that the aggregate principal balance of the subsequent contracts as of the related subsequent cutoff dates will equal approximately $68,307,144. The depositor will forward to the sponsor the funds that it receives from the issuing entity for the subsequent contracts. The issuing entity will use the funds in the pre-funding account for the purpose of purchasing the subsequent contracts.

      No transfer of subsequent contracts to the issuing entity will be made unless:

      (a)   as of the related subsequent cutoff date, each subsequent contract and/or the subsequent financed vehicle related to that subsequent contract satisfy the contract eligibility criteria specified under
            "The Contracts" in this prospectus supplement in clauses (a) through
            (f) and (h) above regarding the initial contracts;

      (b)   so long as no insurer default shall have occurred and be continuing, the insurer has approved the transfer of the subsequent contracts to the issuing entity;

      (c)   neither the sponsor nor the depositor has selected the subsequent contracts in a manner that either of them believes is adverse to the interests of the insurer or the noteholders;

      (d)   the sponsor and the depositor deliver certain opinions of counsel regarding the validity of the subsequent contract transfer; and

      (e)   S&P confirms that the ratings on the notes will not be withdrawn or reduced because of the transfer of the subsequent contracts to the issuing entity.

      In addition, the issuing entity's obligation or right to purchase the subsequent contracts is subject to the condition that all of the contracts held by the issuing entity, including the subsequent contracts to be transferred, meet the following criteria (as verified by a firm of independent accountants)
after the transfer of the subsequent contracts:

      (a)   the contracts' weighted average annual percentage rate is not less than 11.80%;

      (b)   the contracts' weighted average remaining term is not greater than
            67 months; and

                                      S-35

      (c)   not more than 45% of the obligors on the contracts reside in
            California, not more than 16% of the obligors on the contracts reside in Florida and not more than 15% of the obligors on the contracts reside in Arizona.

      In calculating the criteria set forth in clauses (a) and (b), the cutoff date that will be used for the initial contracts is the initial cutoff date and the cutoff date that will be used for the subsequent contracts is the related subsequent cutoff date.

      The criteria in clause (c) will be based on the obligor's mailing addresses on:

            o   the initial cutoff date for the obligors on the initial
                contracts; and

            o   the related subsequent cutoff dates for the obligors on the subsequent contracts.

      Following the transfer of subsequent contracts to the issuing entity, the aggregate characteristics of the entire pool of contracts held by the issuing entity may vary from the initial pool of contracts, but no such variation will be material, in the following respects:

            o   geographic distribution of the contracts;

            o   distribution by remaining principal balance;

            o   distribution by of the contracts secured by new and used
                vehicles;

            o   distribution by APR and adjusted APR;

            o   distribution by contract date;

            o   distribution by loan age;

            o   distribution by remaining term;

            o   distribution by manufacturer and model year;

            o   distribution by loan-to-value ratio;

            o   distribution by FICO score; and

            o   distribution by historical delinquencies (30, 60 and 90 days).

      In the month immediately following the end of the final funding period, the issuing entity will file the final pool composition, as of the related cutoff dates, with the SEC on Form 10-D.

COMPOSITION

      The statistical information presented in this prospectus supplement is based on the initial contracts as of the initial cutoff date, which is the close of business on April 30, 2006. As of the initial cutoff date, the initial contracts have an aggregate principal balance of approximately $381,692,856.

      The composition, distribution by APR, distribution by adjusted APR, distribution by contract date, distribution by loan age, distribution by remaining principal balance, distribution by remaining term,

                                      S-36

distribution by manufacturer, distribution by model year, geographic distribution, distribution by loan-to-value ratio, distribution by FICO score and distribution by historical 30-, 60- and 90-day delinquencies as of the initial cutoff date are set forth in the following tables. The sum of the columns below may not equal the total indicated due to rounding.

                      COMPOSITION OF THE INITIAL CONTRACTS
                          AS OF THE INITIAL CUTOFF DATE

  Weighted          Aggregate        Number of     Weighted Average    Weighted Average   Average Principal
Average APR     Principal Balance    Contracts      Remaining Term      Original Term          Balance
-----------     -----------------    ---------     ----------------    ----------------   -----------------

  11.8435%        $381,692,856         19,606             65                  69             $19,468.17

                      DISTRIBUTION OF THE INITIAL CONTRACTS BY APR
                             AS OF THE INITIAL CUTOFF DATE

                                                                           PERCENTAGE OF
                                                         AGGREGATE           AGGREGATE
                                        NUMBER OF        PRINCIPAL           PRINCIPAL
            APR RANGE                   CONTRACTS         BALANCE           BALANCE(1)
-----------------------------------     ---------     ----------------     -------------

 4.900% -  5.000%..................             2     $      58,051.15          0.02%
 5.001% -  6.000%..................           228         4,362,154.27          1.14
 6.001% -  7.000%..................           924        18,799,667.36          4.93
 7.001% -  8.000%..................         1,313        27,294,295.39          7.15
 8.001% -  9.000%..................         1,738        36,476,346.41          9.56
 9.001% - 10.000%..................         2,134        45,062,897.04         11.81
10.001% - 11.000%..................         1,881        39,201,379.87         10.27
11.001% - 12.000%..................         1,923        40,544,029.80         10.62
12.001% - 13.000%..................         2,199        44,849,893.83         11.75
13.001% - 14.000%..................         1,947        39,457,591.01         10.34
14.001% - 15.000%..................         1,731        32,575,856.24          8.53
15.001% - 16.000%..................         1,287        22,239,487.19          5.83
16.001% - 17.000%..................           928        14,407,541.20          3.77
17.001% - 18.000%..................           673         8,900,733.64          2.33
18.001% - 19.000%..................           335         3,932,720.39          1.03
19.001% - 20.000%..................           194         2,120,123.25          0.56
20.001% - 21.000%..................           158         1,347,225.65          0.35
21.001% - 22.000%..................             9            54,776.27          0.01
22.001% - 23.000%..................             1             4,725.76          0.00
23.001% - 23.950%..................             1             3,360.70          0.00
                                        ------------------------------------------------
TOTAL..............................        19,606     $ 381,692,856.42        100.00%
                                        ================================================

______________

(1)   Percentages may not sum to 100.00% because of rounding.

                                      S-37

                DISTRIBUTION OF THE INITIAL CONTRACTS BY ADJUSTED APR(1)
                             AS OF THE INITIAL CUTOFF DATE

                                                                           PERCENTAGE OF
                                                         AGGREGATE           AGGREGATE
                                        NUMBER OF        PRINCIPAL           PRINCIPAL
         ADJUSTED APR RANGE             CONTRACTS         BALANCE           BALANCE(2)
-----------------------------------     ---------     ----------------     -------------

4.900% - 5.000%....................             2     $      58,051.15          0.02%
5.001% - 6.000%....................           228         4,362,154.27          1.14
6.001% - 7.000%....................           924        18,799,667.36          4.93
7.001% - 8.000%....................         1,313        27,294,295.39          7.15
8.001% - 9.000%....................         1,738        36,476,346.41          9.56
9.001% - 10.000%...................         2,134        45,062,897.04         11.81
10.001% - 11.000%..................         1,881        39,201,379.87         10.27
11.001% - 12.000%..................         1,923        40,544,029.80         10.62
12.001% - 13.000%..................         2,199        44,849,893.83         11.75
13.001% - 14.000%..................         1,947        39,457,591.01         10.34
14.001% - 15.000%..................         1,731        32,575,856.24          8.53
15.001% - 16.000%..................         1,287        22,239,487.19          5.83
16.001% - 17.000%..................           928        14,407,541.20          3.77
17.001% - 18.000%..................           673         8,900,733.64          2.33
18.001% - 19.000%..................           335         3,932,720.39          1.03
19.001% - 20.000%..................           194         2,120,123.25          0.56
20.001% - 21.000%..................           158         1,347,225.65          0.35
21.001% - 22.000%..................             9            54,776.27          0.01
22.001% - 23.000%..................             1             4,725.76          0.00
23.001% - 23.950%..................             1             3,360.70          0.00
                                        ------------------------------------------------
TOTAL..............................        19,606     $ 381,692,856.42        100.00%
                                        ================================================

______________

(1)   Adjusted APR is the annual percentage rate of a contract reduced by the annualized rate corresponding to any applicable monthly dealer participation fees.

(2)   Percentages may not sum to 100.00% because of rounding.

                                      S-38

                  DISTRIBUTION OF THE INITIAL CONTRACTS BY LOAN AGE(1)
                             AS OF THE INITIAL CUTOFF DATE

                                                                           PERCENTAGE OF
                                                         AGGREGATE           AGGREGATE
                                        NUMBER OF        PRINCIPAL           PRINCIPAL
   RANGE OF LOAN AGES (MONTHS)(1)       CONTRACTS         BALANCE           BALANCE(2)
-----------------------------------     ---------     ----------------     -------------

0..................................         3,978     $  81,922,238.02         21.46%
1..................................         3,722        76,777,724.88         20.12
2..................................         3,233        67,875,713.02         17.78
3..................................         2,694        55,569,089.75         14.56
4-6................................         4,406        90,270,839.21         23.65
7 OR MORE..........................         1,573         9,277,251.54          2.43
                                        ------------------------------------------------
TOTAL..............................        19,606     $ 381,692,856.42        100.00%
                                        ================================================

______________

(1)   Loan age represents the number of months since the first scheduled payment date, including such first scheduled payment date.

(2)   Percentages may not sum to 100.00% because of rounding.

          DISTRIBUTION OF THE INITIAL CONTRACTS BY REMAINING PRINCIPAL BALANCE
                             AS OF THE INITIAL CUTOFF DATE

                                                                           PERCENTAGE OF
                                                         AGGREGATE           AGGREGATE
    RANGE OF REMAINING PRINCIPAL        NUMBER OF        PRINCIPAL           PRINCIPAL
              BALANCES                  CONTRACTS         BALANCE           BALANCE(1)
-----------------------------------     ---------     ----------------     -------------

 $1,504 -  $2,500..................           233     $     500,129.02          0.13%
 $2,501 -  $5,000..................           618         2,260,219.92          0.59
 $5,001 -  $7,500..................           807         5,089,626.81          1.33
 $7,501 - $10,000..................         1,120         9,831,782.39          2.58
$10,001 - $12,500..................         1,437        16,299,891.33          4.27
$12,501 - $15,000..................         1,760        24,250,559.52          6.35
$15,001 - $17,500..................         2,108        34,306,298.88          8.99
$17,501 - $20,000..................         2,389        44,773,161.48         11.73
$20,001 - $22,500..................         2,275        48,285,046.66         12.65
$22,501 - $25,000..................         2,014        47,734,309.15         12.51
$25,001 - $27,500..................         1,586        41,545,235.82         10.88
$27,501 - $30,000..................         1,182        33,881,561.59          8.88
$30,001 - $35,000..................         1,338        43,050,422.80         11.28
GREATER THAN $35,000...............           739        29,884,611.05          7.83
                                        ------------------------------------------------
TOTAL..............................        19,606     $ 381,692,856.42        100.00%
                                        ================================================

______________

(1)   Percentages may not sum to 100.00% because of rounding.

                                      S-39

                DISTRIBUTION OF THE INITIAL CONTRACTS BY REMAINING TERM
                             AS OF THE INITIAL CUTOFF DATE

                                                                           PERCENTAGE OF
                                                         AGGREGATE           AGGREGATE
                                        NUMBER OF        PRINCIPAL           PRINCIPAL
   RANGE OF REMAINING TERM (MONTHS)     CONTRACTS         BALANCE           BALANCE(1)
-----------------------------------     ---------     ----------------     -------------

 3 -  6............................           247     $     643,947.30          0.17%
 7 - 12............................           573         2,175,995.25          0.57
13 - 18............................           264         1,832,038.87          0.48
19 - 24............................           504         4,349,896.47          1.14
25 - 30............................            39           374,390.30          0.10
31 - 36............................           341         3,046,127.01          0.80
37 - 42............................            69           692,682.16          0.18
43 - 48............................           691         7,626,820.31          2.00
49 - 54............................           173         2,352,654.17          0.62
55 - 60............................         3,854        62,429,057.68         16.36
61 - 66............................         1,116        20,371,019.54          5.34
67 - 72............................        11,725       275,528,715.06         72.19
73 - 77............................            10           269,512.30          0.07
                                        ------------------------------------------------
TOTAL..............................        19,606     $ 381,692,856.42        100.00%
                                        ================================================

______________

(1)   Percentages may not sum to 100.00% because of rounding.

                                      S-40

                 DISTRIBUTION OF THE INITIAL CONTRACTS BY MANUFACTURER
                             AS OF THE INITIAL CUTOFF DATE

                                                                           PERCENTAGE OF
                                                         AGGREGATE           AGGREGATE
                                        NUMBER OF        PRINCIPAL           PRINCIPAL
             MANUFACTURER               CONTRACTS         BALANCE           BALANCE(1)
-----------------------------------     ---------     ----------------     -------------

ACURA .............................            88     $   1,642,063.56          0.43%
AM GENERAL ........................            57         1,987,469.36          0.52
AUDI ..............................            43           863,301.15          0.23
BMW ...............................           139         3,296,272.39          0.86
BUICK .............................           128         2,175,187.61          0.57
CADILLAC ..........................           187         4,530,425.06          1.19
CHEVROLET .........................         3,570        73,963,228.38         19.38
CHRYSLER ..........................           812        16,037,506.97          4.20
DAEWOO ............................             3            11,669.53          0.00
DODGE .............................         2,045        40,534,079.01         10.62
FORD ..............................         3,311        64,212,788.76         16.82
GMC ...............................           633        13,608,507.11          3.57
HONDA .............................           771        12,772,873.10          3.35
HYUNDAI ...........................           567         9,573,646.76          2.51
INFINITI ..........................           118         2,831,860.57          0.74
ISUZU .............................            84         1,363,997.84          0.36
JAGUAR ............................            64         1,362,583.91          0.36
JEEP ..............................           538         9,435,201.18          2.47
KIA ...............................           614        10,505,382.19          2.75
LAND ROVER ........................            37           711,995.37          0.19
LEXUS .............................           137         2,937,075.35          0.77
LINCOLN ...........................           185         4,101,905.37          1.07
MAZDA .............................           385         6,485,656.63          1.70
MERCEDES ..........................           329         8,801,045.79          2.31
MERCURY ...........................           116         1,679,775.39          0.44
MITSUBISHI ........................           161         2,109,143.05          0.55
NISSAN ............................         1,897        38,453,032.59         10.07
OLDSMOBILE ........................            49           469,719.32          0.12
PLYMOUTH ..........................            22            64,024.53          0.02
PONTIAC ...........................           364         5,810,587.62          1.52
PORSCHE ...........................            16           456,230.14          0.12
SAAB ..............................            13           267,179.80          0.07
SATURN ............................           101         1,277,405.09          0.33
SUBARU ............................            47           832,010.10          0.22
SUZUKI ............................           125         1,968,747.70          0.52
TOYOTA ............................         1,584        29,868,788.59          7.83
VOLKSWAGEN ........................           183         3,036,700.07          0.80
VOLVO .............................            83         1,653,789.48          0.43
                                        ------------------------------------------------
TOTAL..............................        19,606     $ 381,692,856.42        100.00%
                                        ================================================

______________

(1)   Percentages may not sum to 100.00% because of rounding.

                                      S-41

        DISTRIBUTION OF THE INITIAL CONTRACTS BY MODEL YEAR OF FINANCED VEHICLE
                             AS OF THE INITIAL CUTOFF DATE

                                                                           PERCENTAGE OF
                                                         AGGREGATE           AGGREGATE
                                        NUMBER OF        PRINCIPAL           PRINCIPAL
              MODEL YEAR                CONTRACTS        BALANCE(1)         BALANCE(1)
-----------------------------------     ---------     ----------------     -------------

1992 ..............................             1     $       5,187.36          0.00%
1994 ..............................             6            38,822.86          0.01
1995 ..............................            26           116,380.94          0.03
1996 ..............................            66           264,617.30          0.07
1997 ..............................           177           891,866.09          0.23
1998 ..............................           471         2,764,236.82          0.72
1999 ..............................           596         4,739,938.11          1.24
2000 ..............................           752         8,066,874.07          2.11
2001 ..............................         1,282        16,617,044.89          4.35
2002 ..............................         1,898        31,437,012.04          8.24
2003 ..............................         2,421        47,501,868.17         12.45
2004 ..............................         2,240        46,033,818.99         12.06
2005 ..............................         3,904        83,684,669.85         21.92
2006 ..............................         5,609       135,447,501.06         35.49
2007 ..............................           157         4,083,017.87          1.07
                                        ------------------------------------------------
TOTAL..............................        19,606     $ 381,692,856.42        100.00%
                                        ================================================

______________

(1)   Percentages may not sum to 100.00% because of rounding.

                    GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                             AS OF THE INITIAL CUTOFF DATE

                                                                           PERCENTAGE OF
                                                         AGGREGATE           AGGREGATE
                                        NUMBER OF        PRINCIPAL           PRINCIPAL
               STATE(1)                 CONTRACTS         BALANCE           BALANCE(2)
-----------------------------------     ---------     ----------------     -------------

CALIFORNIA ........................         8,011     $ 159,472,169.93         41.78%
FLORIDA ...........................         2,472        49,708,979.59         13.02
ARIZONA ...........................         2,203        43,854,512.56         11.49
NEVADA ............................         1,176        24,208,817.22          6.34
TEXAS .............................         1,017        19,901,199.50          5.21
GEORGIA ...........................           794        16,657,115.24          4.36
NORTH CAROLINA ....................           596        11,774,909.84          3.08
COLORADO ..........................           618        10,791,990.35          2.83
SOUTH CAROLINA ....................           366         7,019,873.33          1.84
WASHINGTON ........................           304         5,589,053.88          1.46
MISSOURI ..........................           277         5,248,682.01          1.38
MARYLAND ..........................           227         4,312,798.46          1.13
NEW JERSEY ........................           276         4,055,187.66          1.06
ALL OTHERS (20) .................         1,269        19,097,566.85          5.00
                                        ------------------------------------------------
TOTAL..............................        19,606     $ 381,692,856.42        100.00%
                                        ================================================

______________

(1)   Based upon address of the dealer.

(2)   Percentages may not sum to 100.00% because of rounding.

                                      S-42

              DISTRIBUTION OF THE INITIAL CONTRACTS BY LOAN-TO-VALUE RATIO
                             AS OF THE INITIAL CUTOFF DATE

                                                                           PERCENTAGE OF
                                                         AGGREGATE           AGGREGATE
                                        NUMBER OF        PRINCIPAL           PRINCIPAL
   RANGE OF LOAN-TO-VALUE RATIOS        CONTRACTS         BALANCE           BALANCE(1)
-----------------------------------     ---------     ----------------     -------------

       <=  50.00...................           312     $   3,067,524.67          0.80%
 50.01  -  75.00...................         1,207        18,060,660.90          4.73
 75.01  -  80.00...................           458         7,853,714.15          2.06
 80.01  -  85.00...................           598        10,862,536.94          2.85
 85.01  -  90.00...................           791        15,213,714.76          3.99
 90.01  -  95.00...................         1,007        19,828,285.49          5.19
 95.01  - 100.00...................         1,364        27,435,358.13          7.19
100.01  - 105.00...................         1,545        31,086,821.36          8.14
105.01  - 110.00...................         1,698        34,878,118.33          9.14
110.01  - 115.00...................         1,688        34,425,328.49          9.02
115.01  - 120.00...................         1,761        36,398,963.21          9.54
120.01  - 125.00...................         1,633        33,235,585.30          8.71
125.01  - 130.00...................         1,597        31,971,250.79          8.38
130.01  - 135.00...................         1,474        29,350,436.37          7.69
135.01  - 140.00...................         1,243        24,331,020.72          6.37
140.01  - 145.00...................           660        13,217,463.51          3.46
145.01  - 150.00...................           303         5,936,264.76          1.56
150.01  - 174.87...................           267         4,539,808.54          1.19
                                        ------------------------------------------------
TOTAL..............................        19,606     $ 381,692,856.42        100.00%
                                        ================================================

______________

(1)   Percentages may not sum to 100.00% because of rounding.

                                      S-43

                  DISTRIBUTION OF THE INITIAL CONTRACTS BY FICO SCORE
                             AS OF THE INITIAL CUTOFF DATE

                                                                           PERCENTAGE OF
                                                         AGGREGATE           AGGREGATE
                                        NUMBER OF        PRINCIPAL           PRINCIPAL
       RANGE OF FICO SCORES             CONTRACTS         BALANCE           BALANCE(1)
-----------------------------------     ---------     ----------------     -------------

NOT AVAILABLE......................            91     $     970,997.42          0.25%
395  -  400........................             1            28,628.70          0.01
401  -  425........................             1            20,519.24          0.01
426  -  450........................            11           259,344.55          0.07
451  -  475........................            21           371,232.77          0.10
476  -  500........................            75         1,002,221.99          0.26
501  -  525........................           130         1,949,838.83          0.51
526  -  550........................           434         7,204,250.81          1.89
551  -  575........................         1,337        25,621,130.56          6.71
576  -  600........................         2,736        53,826,776.28         14.10
601  -  625........................         3,840        75,002,842.08         19.65
626  -  650........................         3,665        73,486,430.65         19.25
651  -  675........................         2,919        59,080,858.72         15.48
676  -  700........................         1,803        36,345,090.67          9.52
701  -  725........................           969        18,695,120.61          4.90
726  -  750........................           522         9,634,747.29          2.52
751  -  775........................           381         6,900,413.28          1.81
776  -  800........................           310         5,412,434.41          1.42
GREATER THAN 800...................           360         5,879,977.56          1.54
                                        ------------------------------------------------
TOTAL..............................        19,606     $ 381,692,856.42        100.00%
                                        ================================================

______________

(1)   Percentages may not sum to 100.00% because of rounding.

                                      S-44

        DISTRIBUTION OF THE INITIAL CONTRACTS BY HISTORICAL 30-DAY DELINQUENCIES
                             AS OF THE INITIAL CUTOFF DATE

                                                                           PERCENTAGE OF
                                                         AGGREGATE           AGGREGATE
                                        NUMBER OF        PRINCIPAL           PRINCIPAL
  TIMES 30 DAYS DELINQUENT EVER         CONTRACTS         BALANCE           BALANCE(1)
-----------------------------------     ---------     ----------------     -------------

 0 ................................        19,311     $ 379,607,365.81         99.45%
 1 ................................           152         1,140,693.98          0.30
 2 ................................            56           401,321.72          0.11
 3 ................................            31           187,189.65          0.05
 4 ................................            23           159,367.98          0.04
 5 ................................            12            65,280.10          0.02
 6 ................................             8            40,140.88          0.01
 7 ................................             6            34,707.13          0.01
 8 ................................             2            17,065.45          0.00
10 ................................             1             4,936.09          0.00
12 ................................             2            24,976.22          0.01
14 ................................             1             5,411.18          0.00
21 ................................             1             4,400.23          0.00
                                        ------------------------------------------------
TOTAL..............................        19,606     $ 381,692,856.42        100.00%
                                        ================================================

______________

(1)   Percentages may not sum to 100.00% because of rounding.

        DISTRIBUTION OF THE INITIAL CONTRACTS BY HISTORICAL 60-DAY DELINQUENCIES
                             AS OF THE INITIAL CUTOFF DATE

                                                                           PERCENTAGE OF
                                                         AGGREGATE           AGGREGATE
                                        NUMBER OF        PRINCIPAL           PRINCIPAL
    TIMES 60 DAYS DELINQUENT EVER       CONTRACTS         BALANCE           BALANCE(1)
-----------------------------------     ---------     ----------------     -------------

0 .................................        19,561     $ 381,431,638.02         99.93%
1 .................................            30           151,448.46          0.04
2 .................................             5            44,332.77          0.01
3 .................................             8            60,818.70          0.02
4 .................................             1             2,111.74          0.00
6 .................................             1             2,506.73          0.00
                                        ------------------------------------------------
TOTAL..............................        19,606     $ 381,692,856.42        100.00%
                                        ================================================

______________

(1)   Percentages may not sum to 100.00% because of rounding.

                                      S-45

        DISTRIBUTION OF THE INITIAL CONTRACTS BY HISTORICAL 90-DAY DELINQUENCIES
                             AS OF THE INITIAL CUTOFF DATE

                                                                           PERCENTAGE OF
                                                         AGGREGATE           AGGREGATE
                                        NUMBER OF        PRINCIPAL           PRINCIPAL
    TIMES 90 DAYS DELINQUENT EVER       CONTRACTS         BALANCE           BALANCE(1)
-----------------------------------     ---------     ----------------     -------------

0 .................................        19,602     $ 381,656,081.11         99.99%
1 .................................             1            10,182.88          0.00
3 .................................             1             5,913.65          0.00
4 .................................             1             7,990.40          0.00
8 .................................             1            12,688.38          0.00
                                        ------------------------------------------------
TOTAL..............................        19,606     $ 381,692,856.42        100.00%
                                        ================================================

______________

(1)   Percentages may not sum to 100.00% because of rounding.

                                      S-46

      All of the contracts require the obligor to pay:

      o   a specified total amount of payments;

      o   in substantially equal monthly installments on each due date.

      Each obligor's total amount of payments equals the amount financed plus interest for the contract's term. The interest charges on the contracts are determined either by the simple interest method or by adding a precomputed interest charge to the contract as of its origination date.

      Under a simple interest contract, the amount of an obligor's fixed level installment payment allocated to interest is equal to the product of the fixed interest rate on the loan, typically the APR, multiplied by the unpaid principal amount financed of such contract multiplied by the elapsed time period, expressed as a fraction of a year, since the preceding loan payment. The obligor's remaining payment amount is allocated to reduce the principal amount financed. The issuing entity will account for all contracts, including simple interest contracts and precomputed contracts, as if those contracts amortized under the simple interest method.

      The sponsor and the depositor each will make representations and warranties regarding the contracts pursuant to the purchase agreement and the sale and servicing agreement respectively. These representations and warranties pertain to specific aspects of the contracts including the origination of the contracts, the obligors of the contracts, the accuracy and legality of the records, computer tapes and schedules containing information regarding the contracts, the financed vehicles securing the contracts, the security interests in the contracts granted to the depositor, issuing entity and the trust collateral agent, specific characteristics of the contracts and others. Upon the breach of one of these representations or warranties by the sponsor or the depositor, each party's repurchase obligation will be triggered under the applicable transaction document.

                                      S-47

YIELD AND PREPAYMENT CONSIDERATIONS

      Obligors may prepay their respective contract at any time. If an obligor prepays a contract, the actual weighted average life of the contracts may be shorter than the scheduled weighted average life. These prepayments include:

      o   prepayments in full;

      o   partial prepayments;

      o   repurchases of contracts due to breaches of certain representations and warranties of the sponsor with respect to the contracts and, while the sponsor is acting as servicer, for certain breaches of the servicer's obligations under the servicing agreement;

      o   liquidations due to default;

      o   proceeds (including rebates and refunds of unearned premiums) from physical damage, credit life, credit accident and health insurance policies;

      o   proceeds from debt cancellation coverage; and

      o   refunds of the costs of extended service contracts.

      Weighted average life means the average amount of time during which each dollar of principal on a contract is outstanding.

      The prepayment rate on the contracts may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the servicer's consent. The prepayment rate on the contracts may also be affected by the type of obligor, the type of financed vehicle and servicing decisions. The servicer believes that the actual prepayment rate will result in the contracts having a substantially shorter weighted average life than their scheduled weighted average life.

      The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, on the contracts' principal balances and possible mandatory redemptions on the payment date immediately following the end of each funding period. As a result, final payment of any class of notes could occur significantly earlier than that class' final scheduled payment date.
Noteholders will bear any reinvestment risk resulting from the early payment on the notes.

      To the extent that any notes are purchased at a premium or a discount, such notes will be sensitive to the rate of prepayments on the contracts. A faster than anticipated rate of prepayments on the contracts could result in a yield to investors in notes purchased at a premium that is lower than the anticipated yield. Conversely, a slower than anticipated rate of prepayments on the contracts could result in a yield to investors in notes purchased at a discount that is lower than the anticipated yield.

                   WEIGHTED AVERAGE LIVES OF THE CLASS A NOTES

      Prepayments on contracts can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment
Model, or ABS, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the contracts in question are the same size and amortize at the same rate and that each

                                      S-48

contract in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1.25% ABS rate means that 125 contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the contracts transferred to the issuing entity.

      As the rate of payment of principal of each class of Class A Notes will depend on the rate of payment (including prepayments) of the principal balance of the contracts, final payment of any class of Class A Notes could occur significantly earlier than its final scheduled payment date. Reinvestment risk associated with early payment of the Class A Notes of any class will be borne exclusively by the holders of those notes.

      The tables captioned "Percent of Initial Note Principal Amount at Various
ABS Percentages" are referred to as the ABS Tables and have been prepared on the basis of the characteristics of the contracts, with an assumed original aggregate principal balance of $381,692,856.42. The ABS Tables assume that:

      o   the contracts prepay in full at the specified constant percentage of
          ABS monthly, with no defaults, losses, sales of delinquent loans or repurchases and include 30 days' interest thereon;

      o   the monthly principal and interest payment on each contract is scheduled to be made and is made on the last day of each month and each month has 30 days;

      o   payments are made on the notes on each payment date (and each such date is assumed to be the fifteenth day of each applicable month);

      o   all monthly fees are paid in the priority described in this prospectus supplement under the heading "Description of the Transaction
          Documents--Distributions--Payment Date Payments";

      o   the interest rate on the Class C certificate is equal to 5.00% per annum;

      o   a Class A-1 note rate of 5.168%, a Class A-2 note rate of 5.353%, a
          Class A-3 note rate of 5.390% and a Class A-4 note rate of 5.475%;

      o   approximately $15,000,000 of the pre-funded amount will be used to purchase subsequent contracts during the month of May 2006 and the remaining pre-funded amount will be used to purchase subsequent contracts during the month of June 2006;

      o   the amounts on deposit in the spread account accrue interest at 3.00%;

      o   the servicing, indenture trustee, custodian and back-up servicer fee rate and the premium rate payable to the Insurer is expected to be
          1.968%;

      o   the Class R certificateholder exercises its optional redemption right, unless otherwise indicated; and

      o   a closing date of May 16, 2006.

      The ABS Tables indicate the projected weighted average life of each class of Class A Notes and set forth the percentage of the initial principal amount of each class of Class A Notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

      The ABS Tables also assume that the contracts have been aggregated into six hypothetical pools with all of the contracts within each pool having the following characteristics and that the level scheduled payment for each pool, which is based on the aggregate principal balance, annual percentage rate, original term to maturity and remaining term to maturity as of the related cutoff date will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                      S-49

      INITIAL CONTRACTS

          Total Current Balance    Gross Coupon   Original Term   Remaining Term
   Pool            ($)                  (%)         (months)         (months)
--------------------------------------------------------------------------------
    1          85,108,318.59         11.83831          61               59
    2          11,838,657.98         12.15825          44               42
    3         275,798,227.36         11.72025          72               70
    4           8,947,652.49         15.27559          68               16

      SUBSEQUENT CONTRACTS

          Months Pre-Funded   Total Current Balance   Gross Coupon   Original Term    Remaining Term
   Pool        (months)                ($)                (%)           (months)         (months)
----------------------------------------------------------------------------------------------------

     5            1               15,000,000.00         11.76112           68               68
     6            2               53,307,143.58         11.76112           68               68

      The actual characteristics and performance of the contracts will differ from the assumptions used in preparing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the contracts will prepay at a constant ABS rate until maturity or that all of the contracts will prepay at the same ABS rate. Moreover, the diverse terms of contracts within the hypothetical pools could produce slower or faster principal payments than indicated in the ABS
Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the contracts are as assumed. Any difference between those assumptions and the actual characteristics and performance of the contracts, or actual prepayment experience, will affect the percentages of initial principal amounts outstanding over time and the weighted average life of each class of Class A Notes.

                                      S-50

      PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                         CLASS A-1 NOTES(1)
                               ---------------------------------------
        PAYMENT DATE            1.25%   1.50%   1.70%   2.00%   2.25%
----------------------------------------------------------------------

Closing Date................     100     100     100     100     100
June 15, 2006...............      87      85      84      73      72
July 15, 2006...............      73      70      67      57      55
August 15, 2006.............      58      53      48      39      35
September 15, 2006..........      43      37      30      21      15
October 15, 2006............      28      20      12       3       0
November 15, 2006...........      13       4       0       0       0
December 15, 2006...........       0       0       0       0       0
Weighted Average Life to
Maturity (Years) (2)(3).....    0.33    0.31    0.28    0.24    0.23
Weighted Average Life to
Call (Years) (2)(4).........    0.33    0.31    0.28    0.24    0.23

(1)   The final scheduled payment date is the May 2007 payment date; payment of interest and principal in full of the Class A-1 Notes on such date is guaranteed by the policy to the extent described in this prospectus supplement.

(2)   The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(3)   This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the contracts.

(4)   This calculation assumes that the Class R Certificateholder exercises its option to purchase the contracts.

                                      S-51

      PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                         CLASS A-2 NOTES (1)
                               ---------------------------------------
        PAYMENT DATE            1.25%   1.50%   1.70%   2.00%   2.25%
----------------------------------------------------------------------

Closing Date................     100     100     100     100     100
June 15, 2006...............     100     100     100     100     100
July 15, 2006...............     100     100     100     100     100
August 15, 2006.............     100     100     100     100     100
September 15, 2006..........     100     100     100     100     100
October 15, 2006............     100     100     100     100      98
November 15, 2006...........     100     100      97      92      87
December 15, 2006...........      99      94      88      82      77
January 15, 2007............      91      85      79      72      67
February 15, 2007...........      83      76      70      63      57
March 15, 2007..............      75      68      62      54      47
April 15, 2007..............      68      60      53      44      37
May 15, 2007................      60      51      45      35      27
June 15, 2007...............      52      44      37      27      18
July 15, 2007...............      45      36      29      18       9
August 15, 2007.............      38      28      21      10       1
September 15, 2007..........      31      22      14       3       0
October 15, 2007............      25      16       8       0       0
November 15, 2007...........      20      10       2       0       0
December 15, 2007...........      14       4       0       0       0
January 15, 2008............       9       0       0       0       0
February 15, 2008...........       4       0       0       0       0
March 15, 2008..............       0       0       0       0       0
Weighted Average Life to
Maturity (Years) (2)(3).....    1.18    1.07    1.00    0.91    0.85
Weighted Average Life to
Call (Years) (2)(4).........    1.18    1.07    1.00    0.91    0.85

(1)   The final scheduled payment date is the November 2009 payment date;
      payment of interest and principal in full of the Class A-2 Notes on such date is guaranteed by the policy to the extent described in this prospectus supplement.

(2)   The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(3)   This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the contracts.

(4)   This calculation assumes that the Class R Certificateholder exercises its option to purchase the contracts.

                                      S-52

      PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                         CLASS A-3 NOTES (1)
                               ---------------------------------------
        PAYMENT DATE            1.25%   1.50%   1.70%   2.00%   2.25%
----------------------------------------------------------------------

Closing Date................     100     100     100     100     100
June 15, 2006...............     100     100     100     100     100
July 15, 2006...............     100     100     100     100     100
August 15, 2006.............     100     100     100     100     100
September 15, 2006..........     100     100     100     100     100
October 15, 2006............     100     100     100     100     100
November 15, 2006...........     100     100     100     100     100
December 15, 2006...........     100     100     100     100     100
January 15, 2007............     100     100     100     100     100
February 15, 2007...........     100     100     100     100     100
March 15, 2007..............     100     100     100     100     100
April 15, 2007..............     100     100     100     100     100
May 15, 2007................     100     100     100     100     100
June 15, 2007...............     100     100     100     100     100
July 15, 2007...............     100     100     100     100     100
August 15, 2007.............     100     100     100     100     100
September 15, 2007..........     100     100     100     100      89
October 15, 2007............     100     100     100      94      78
November 15, 2007...........     100     100     100      83      66
December 15, 2007...........     100     100      93      72      54
January 15, 2008............     100      97      83      61      43
February 15, 2008...........     100      88      73      51      32
March 15, 2008..............      97      79      64      41      21
April 15, 2008..............      89      70      54      31      11
May 15, 2008................      81      61      45      21       1
June 15, 2008...............      72      52      36      11       0
July 15, 2008...............      64      44      27       2       0
August 15, 2008.............      56      35      19       0       0
September 15, 2008..........      49      27      10       0       0
October 15, 2008............      41      19       2       0       0
November 15, 2008...........      33      11       0       0       0
December 15, 2008...........      26       4       0       0       0
January 15, 2009............      18       0       0       0       0
February 15, 2009...........      11       0       0       0       0
March 15, 2009..............       4       0       0       0       0
April 15, 2009..............       0       0       0       0       0
Weighted Average Life to
Maturity (Years) (2)(3).....    2.37    2.15    2.00    1.80    1.66
Weighted Average Life to
Call (Years) (2)(4).........    2.37    2.15    2.00    1.80    1.66

(1)   The final scheduled payment date is the December 2010 payment date;
      payment of interest and principal in full of the Class A-3 Notes on such date is guaranteed by the policy to the extent described in this prospectus supplement.

(2)   The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(3)   This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the contracts.

(4)   This calculation assumes that the Class R Certificateholder exercises its option to purchase the contracts.

                                      S-53

      PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                         CLASS A-4 NOTES (1)
                               ---------------------------------------
        PAYMENT DATE            1.25%   1.50%   1.70%   2.00%   2.25%
----------------------------------------------------------------------

Closing Date................     100     100     100     100     100
June 15, 2006...............     100     100     100     100     100
July 15, 2006...............     100     100     100     100     100
August 15, 2006.............     100     100     100     100     100
September 15, 2006..........     100     100     100     100     100
October 15, 2006............     100     100     100     100     100
November 15, 2006...........     100     100     100     100     100
December 15, 2006...........     100     100     100     100     100
January 15, 2007............     100     100     100     100     100
February 15, 2007...........     100     100     100     100     100
March 15, 2007..............     100     100     100     100     100
April 15, 2007..............     100     100     100     100     100
May 15, 2007................     100     100     100     100     100
June 15, 2007...............     100     100     100     100     100
July 15, 2007...............     100     100     100     100     100
August 15, 2007.............     100     100     100     100     100
September 15, 2007..........     100     100     100     100     100
October 15, 2007............     100     100     100     100     100
November 15, 2007...........     100     100     100     100     100
December 15, 2007...........     100     100     100     100     100
January 15, 2008............     100     100     100     100     100
February 15, 2008...........     100     100     100     100     100
March 15, 2008..............     100     100     100     100     100
April 15, 2008..............     100     100     100     100     100
May 15, 2008................     100     100     100     100     100
June 15, 2008...............     100     100     100     100      94
July 15, 2008...............     100     100     100     100      87
August 15, 2008.............     100     100     100      95      80
September 15, 2008..........     100     100     100      89      74
October 15, 2008............     100     100     100      83      67
November 15, 2008...........     100     100      96      77      60
December 15, 2008...........     100     100      90      71      54
January 15, 2009............     100      97      85      65      48
February 15, 2009...........     100      92      80      60      42
March 15, 2009..............     100      87      74      54      37
April 15, 2009..............      98      83      69      49      31
May 15, 2009................      93      78      64      44      26
June 15, 2009...............      89      73      59      39      21
July 15, 2009...............      84      68      54      34      17
August 15, 2009.............      80      63      50      29      12
September 15, 2009..........      75      58      45      25       8
October 15, 2009............      70      54      41      21       4
November 15, 2009...........      66      50      37      17       4
December 15, 2009...........      62      46      33      13       2
January 15, 2010............      58      42      29      10       1
February 15, 2010...........      54      38      26       7       1
March 15, 2010..............      50      34      22       4       0
April 15, 2010..............      46      31      19       4       0
May 15, 2010................      42      28      16       2       0
June 15, 2010...............      39      25      13       1       0
July 15, 2010...............      35      21      10       1       0
August 15, 2010.............      32      19       8       0       0
September 15, 2010..........      29      16       6       0       0

                                      S-54

      PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                         CLASS A-4 NOTES (1)
                               ---------------------------------------
        PAYMENT DATE            1.25%   1.50%   1.70%   2.00%   2.25%
----------------------------------------------------------------------

October 15, 2010............      26      13       4       0       0
November 15, 2010...........      23      11       4       0       0
December 15, 2010...........      20       9       3       0       0
January 15, 2011............      17       7       2       0       0
February 15, 2011...........      15       5       1       0       0
March 15, 2011..............      12       4       1       0       0
April 15, 2011..............      10       4       0       0       0
May 15, 2011................       8       4       0       0       0
June 15, 2011...............       7       3       0       0       0
July 15, 2011...............       5       2       0       0       0
August 15, 2011.............       4       1       0       0       0
September 15, 2011..........       4       1       0       0       0
October 15, 2011............       4       0       0       0       0
November 15, 2011...........       3       0       0       0       0
December 15, 2011...........       2       0       0       0       0
January 15, 2012............       1       0       0       0       0
February 15, 2012...........       1       0       0       0       0
March 15, 2012..............       0       0       0       0       0
Weighted Average Life to
Maturity (Years) (2)(3).....    3.97    3.64    3.37    2.99    2.72
Weighted Average Life to
Call (Years) (2)(4).........    3.81    3.49    3.23    2.88    2.64

(1)   The final scheduled payment date is the May 2013 payment date; payment of interest and principal in full of the Class A-4 Notes on such date is guaranteed by the policy to the extent described in this prospectus supplement.

(2)   The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(3)   This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the contracts.

(4)   This calculation assumes that the Class R Certificateholder exercises its option to purchase the contracts.

                                      S-55

                                   THE INSURER

      The following information has been obtained from Financial Security
Assurance Inc. (hereinafter in this section, "Financial Security") and has not been verified by the sellers, the depositor, the sponsor, the issuing entity or the underwriters. No representations or warranty is made by the sellers, the depositor, the sponsor, the issuing entity or the underwriters with respect thereto.

      Financial Security accepts no responsibility for the accuracy or completeness of this prospectus supplement, the accompanying prospectus, or any other information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than with respect to the accuracy of the information regarding the insurer and its affiliates set forth under this heading or incorporated by reference herein. In addition, Financial Security makes no representation regarding the notes or the advisability of investing in the notes.

GENERAL

      Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the
District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

      Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's obligations -- thereby enhancing the credit rating of those obligations -- in consideration for the payment of a premium to the insurer.
Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value.
Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). Financial
Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial
Security's underwriting criteria.

      Financial Security is a wholly-owned subsidiary of Financial Security
Assurance Holdings Ltd., which is referred to in this prospectus supplement as
"Holdings." Holdings is an indirect subsidiary of Dexia S.A., a publicly held
Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in
France, Belgium and other European countries. No shareholder of Holdings or
Financial Security is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

      The principal executive offices of Financial Security are located at 31
West 52nd Street, New York, New York 10019, and its telephone number at that location is (212) 826-0100.

                                      S-56

REINSURANCE

      Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATINGS

      Financial Security's financial strength is rated "triple-A" by Fitch
Ratings, Moody's Investors Service, Inc., and Standard & Poor's Ratings
Services. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See
"Risk Factors -- Ratings on the Class A Notes are dependent upon the insurer's creditworthiness" herein.

CAPITALIZATION

      The following table derived from audited financial statements sets forth the capitalization of Financial Security and its subsidiaries as of December 31,
2005 (audited), on the basis of accounting principles generally accepted in the
United States of America:

                                                                                   DECEMBER 31, 2005
                                                                                   -----------------
                                                                                    (In thousands)
                                                                                       (audited)

Deferred Premium Revenue (net of prepaid reinsurance premiums)..................      $ 1,515,408
                                                                                      -----------
Surplus Notes...................................................................          108,850
                                                                                      -----------

   Shareholder's Equity:
      Common Stock..............................................................           15,000
      Additional Paid-In Capital................................................          841,828
      Accumulated Other Comprehensive Income (net of deferred income taxes).....          108,082
      Accumulated Earnings......................................................        1,937,516
                                                                                      -----------

   Total Shareholder's Equity...................................................        2,902,426
                                                                                      -----------

   Total Deferred Premium Revenue (net), Surplus Notes and Shareholder's Equity.      $ 4,526,684
                                                                                      ===========

      For further information concerning Financial Security, see the
Consolidated Financial Statements of Financial Security and its subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement.
Financial Security's financial statements are included as exhibits to reports filed with the Securities and Exchange Commission by Holdings pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and may be reviewed at the
EDGAR website maintained by the Securities and Exchange Commission and at
Holdings' website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by
Financial Security are available upon request to the State of New York Insurance
Department.

                                      S-57

INSURANCE REGULATION

      Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York,
Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

      The policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                                      S-58

                            DESCRIPTION OF THE NOTES

GENERAL

      The issuing entity will issue four classes of asset-backed notes. The notes will be designated the Class A-1 Notes, the Class A-2 Notes, the Class A-3
Notes and the Class A-4 Notes, collectively, THE CLASS A NOTES or THE NOTES. The issuing entity will also issue the Class C certificate and the Class R certificate, collectively, THE CERTIFICATES. The certificates are not being offered under this prospectus supplement. The notes will be issued under an indenture, a form of which has been filed as an exhibit to the registration statement. The following statements (together with the additional statements under "Description of the Transaction Documents" below and under "Description of the Securities" and "Description of the Transaction Documents" in the
accompanying prospectus) summarize material terms and provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture described in the accompanying prospectus and, to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions in this prospectus supplement replace the descriptions in the accompanying prospectus.

      The issuing entity will offer the Class A Notes in denominations of
$100,000 and integral multiples of $1,000 in book-entry form only. The Class A
Notes will not be listed on any securities exchange or quoted in the automated quotation system of a registered securities association. Persons acquiring beneficial interests in the Class A Notes will hold their interests through The
Depository Trust Company in the United States or Clearstream, Luxembourg,
societe anonyme or in the Euroclear System in Europe. See "Description of the
Securities -- Book-Entry Registration" in the accompanying prospectus and Annex
A to this prospectus supplement, which Annex A is an integral part of this prospectus supplement.

      The Class A Notes will be issued in fully registered, certificated form, commonly called definitive notes, to the noteholders or their nominees, rather than to any clearing agency or its nominee, only if:

      o   the issuing entity advises the indenture trustee in writing that the clearing agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Class A Notes and the issuing entity is unable to locate a qualified successor with respect to which (unless an insurer default has occurred and is continuing) the insurer has provided its prior written consent;

      o   the issuing entity, at its option, advises the indenture trustee that it elects to terminate the book-entry-system through the clearing agency; or

      o   after the occurrence of an event of default under the indenture, the insurer (or if an insurer default has occurred and is continuing, the
          Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A Notes) advise the indenture trustee and the clearing agency through the clearing agency participants in writing that the continuation of a book-entry system through the clearing agency is no longer in the noteholders' best interest.

      Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will notify all affected noteholders through clearing agency participants and the insurer of the occurrence of any such event and the availability of definitive notes. Upon surrender by the clearing agency of its notes and receipt of instructions for re-registration, the trustee will reissue the Class A Notes as definitive notes.

                                      S-59

      Each noteholder will be deemed to have agreed by its acceptance of a note to hold in confidence all written information delivered or made available by or on behalf of the sponsor or the depositor to such person in connection with or pursuant to the sale and servicing agreement or any other trust document or the transactions contemplated thereby which is proprietary in nature and clearly marked or identified as being confidential information other than information
(i) which was publicly known, or otherwise known to such person, at the time of disclosure (except pursuant to disclosure in connection with the sale and servicing agreement or any other trust document), (ii) which subsequently becomes publicly known through no act or omission by such person, or (iii) which otherwise becomes known to such person on a non-confidential basis; provided, that such source is not known by such person to be prohibited from transmitting the information to such person by a contractual or other obligation, in accordance with the Gramm-Leach-Bliley Financial Services Modernization Act and
all applicable regulations in effect from time to time, and, to the extent more exacting, its then customary procedures.

      Notwithstanding the restrictions set forth in the prior paragraph, any noteholder may deliver copies of any financial statements and other documents whether or not constituting confidential information, and disclose other information, whether or not confidential information, to (i) its directors, officers, employees, agents and professional consultants, (ii) any other institutional investor that holds notes, (iii) any prospective institutional investor transferee in connection with the contemplated transfer of a note or any part thereof or participation therein who is subject to substantially similar confidentiality arrangements, (iv) any governmental authority, (v) the
National Association of Insurance Commissioners or any similar organization,
(vi) any nationally recognized rating agency in connection with the rating of the notes or (vii) any other person to which delivery or disclosure may be necessary or appropriate (a) in compliance with any applicable law, rule, regulation or order, (b) in response to any subpoena or other legal process, (c)
in connection with any litigation to which that noteholder is a party, (d) in order to enforce that person's investment in any note or (e) otherwise, in accordance with the Gramm-Leach-Bliley Financial Services Modernization Act and
all applicable regulations; provided, that, prior to any disclosure, the noteholder will be required to inform each party that receives confidential information of the foregoing requirements and will be required to use its commercially reasonable best efforts to cause that party to comply with those requirements.

PAYMENT DATES

      Noteholders are entitled to receive, to the extent of available funds as further described in this prospectus supplement, interest and principal on the
15th day of each month or, if the 15th day is not a business day, on the next following business day. The first payment date will be June 15, 2006. Holders of record as of the business day immediately preceding each payment date, commonly known as a record date, will receive payments on that payment date. A business day is a day other than a Saturday, Sunday or other day on which commercial banks or trust companies located in the States of Delaware, New Jersey or New
York are authorized or obligated to be closed.

      The final scheduled payment dates for the notes are as follows:

                                        FINAL SCHEDULED
                     CLASS               PAYMENT DATE
                   ---------            ---------------
                      A-1                  May 2007
                      A-2                November 2009
                      A-3                December 2010
                      A-4                  May 2013

                                      S-60

PAYMENTS OF INTEREST

      Interest on the notes will accrue during each interest period at the applicable interest rate for each class of notes from and including the preceding payment date or, in the case of the first payment date, from and including the closing date, to but excluding the current payment date. The interest accruing during an interest period will accrue on the outstanding principal amount of the notes as of the end of the prior payment date or, in the case of the first payment date, as of the closing date.

      Amounts available under the policy are available to pay interest on the notes only to the extent that such interest is not paid from the Available Funds
(as defined in the Glossary) or from amounts withdrawn from the spread account or the supplemental enhancement account.

      For any payment date, interest due but not paid on that payment date will be due on the next payment date together with, to the extent permitted by law, interest on the unpaid amount at the applicable interest rate. The amount of interest payable on the notes on each payment date will equal interest accrued during the related interest period, plus any shortfall amount carried forward.
Payments of interest shall be made in the order of priority described in this prospectus supplement under the heading "Description of the Transaction
Documents-- Distributions--Payment Date Payments". Interest on the Class A-1
Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a
360-day year consisting of twelve 30-day months (or, with respect to the first payment date, 29 days).

      The indenture trustee will remit interest on the notes from the available funds after paying accrued and unpaid trustees' fees, the issuing entity's other administrative fees and the servicing fees. See "Description of the Transaction
Documents -- Distributions" in this prospectus supplement.

PAYMENTS OF PRINCIPAL

      Principal payments equaling the Principal Payment Amount for the payment date will be due on each payment date as well as any unpaid portion of the
Principal Payment Amount for a prior payment date.

            The Class A Notes are sequential pay classes, which will receive the amount to be paid as principal to the Class A noteholders on each payment date, as described in this prospectus supplement under "Description of the Transaction
Documents", as follows:

            (1)   first, to the Class A-1 Notes, until the principal amount of the Class A-1 Notes has been reduced to zero;

            (2)   once the principal amount of the Class A-1 Notes has been
      reduced to zero, to the Class A-2 Notes, until the principal amount of the
      Class A-2 Notes has been reduced to zero;

            (3)   once the principal amount of the Class A-2 Notes has been
      reduced to zero, to the Class A-3 Notes, until the principal amount of the
      Class A-3 Notes has been reduced to zero; and

            (4)   once the principal amount of the Class A-3 Notes has been
      reduced to zero, to the Class A-4 Notes, until the principal amount of the
      Class A-4 Notes has been reduced to zero.

      Principal payments will be due and payable on each payment date only to the extent of funds available for that purpose on that payment date; however, the outstanding principal amount of any class of notes, to the extent not previously paid, will be due and payable on the final scheduled payment date for

                                      S-61

that class of notes. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier than the related final scheduled payment date.

      Amounts available from the spread account, the supplemental enhancement account (other than investment earnings on deposit therein) and under the policy will be made available for payments on the Class A Notes in the following circumstances:

      o   from (i) the spread account, (ii) if the amount on deposit in the spread account is insufficient, the supplemental enhancement account and (iii) if the amount on deposit in the supplemental enhancement account is insufficient, the policy, to cover shortfalls in interest payments due on the Class A Notes on each payment date;

      o   to the extent that the Overcollateralization Amount is less than zero, from (i) the spread account, (ii) if the amount on deposit in the spread account is insufficient, the supplemental enhancement account and (iii) if the amount on deposit in the supplemental enhancement account is insufficient, the policy, to pay the amount, if any, by which the aggregate outstanding principal amount of the Class A Notes
          (after taking into account payments of principal on such payment date)
          exceeds the sum of the aggregate outstanding principal balance of the contracts as of the last day of the related collection period plus the remaining pre-funded amount, if any; and

      o   from (i) the spread account, (ii) if the amount on deposit in the spread account is insufficient, the supplemental enhancement account and (iii) if the amount on deposit in the supplemental enhancement account is insufficient, the policy, to pay to the Class A noteholders the outstanding principal amount of each class of Class A Notes on their respective final scheduled payment dates.

      The Spread Account Requisite Amount or the existence of the spread account or any other term or provisions of the spread account agreement may be amended, reduced or terminated by the insurer with the consent of the depositor, the collateral agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the collateral agent)
and, if such amendment, modification, waiver or supplement would cause any amounts on deposit in the supplemental enhancement account to remain in such account for a longer period of time than would be the case in the absence of such amendment, modification, waiver or supplement or would cause any payment of principal or interest to the Class C certificateholder or any other amount owed to the Class C certificateholder to be reduced or delayed, with the consent of the Class C certificateholder, but without the consent of the Noteholders and without confirmation from the rating agencies that the then-current rating of the notes will not be qualified, reduced or withdrawn. Accordingly, Class A noteholders should not rely on the existence of the spread account as a source of funds for payment on the Class A Notes.

      The supplemental enhancement account requisite amount or the existence of the supplemental enhancement account may be amended, reduced or terminated by the insurer and the Class C certificateholder without the consent of the trust collateral agent or the noteholders and without confirmation from the rating agencies that the then-current rating of the notes will not be qualified, reduced or withdrawn. Accordingly, Class A noteholders should not rely on the existence of the supplemental enhancement account as a source of funds for payment on the Class A Notes.

MANDATORY REDEMPTION

      If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding periods (or with respect to the end of the initial funding period, any amount in excess of

                                      S-62

approximately $53,307,144), the outstanding classes of notes will be redeemed in part on the payment date immediately following the end of such funding period.
Any such amounts remaining in the pre-funding account will be distributed as payments of principal on the notes in accordance with the priorities set forth under "Description of the Transaction Documents--Distributions--Payment Date
Payments" in this prospectus supplement.

OPTIONAL REDEMPTION

      The notes, to the extent still outstanding, may be redeemed by the Class R certificateholder in whole, but not in part, on any payment date when the aggregate outstanding principal balance of the contracts has declined to 10% or less of the sum of (x) the aggregate principal balance of the initial contracts as of the initial cutoff date, plus (y) the initial pre-funded amount, as described in the accompanying prospectus under "Description of the Transaction
Documents -- Termination." This redemption will cause the early retirement of the notes. The redemption price will equal the unpaid principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of redemption. The initial Class R certificateholder will be the sponsor.

      Notice of any optional redemption will be given by the indenture trustee to the noteholders and certificateholders of record prior to the date of redemption.

SALE OF CONTRACTS

      The servicer may, but is not obligated to, direct the issuing entity to sell contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sellers or the issuing entity; provided that the insurer shall have the right of first refusal to purchase such contracts.
Delinquent contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the sum of the initial number of contracts in the contract pool as of the initial cutoff date and the aggregate number of subsequent contracts added to the contract pool on each subsequent transfer date be sold by the issuing entity in this manner.

EVENTS OF DEFAULT

      Events of default under the indenture will consist of:

      o   a default in the payment of any interest on any note when due which default continues for five days;

      o   a default in the payment of the Principal Payment Amount on the related final scheduled payment date of any class of Class A Notes;

      o   so long as a default by the insurer under the policy has occurred and is continuing, a default in the observance or performance of any other covenant or agreement of the issuing entity made in the indenture which default continues for a period of 30 days after written notice to the issuing entity;

      o   so long as a default by the insurer under the policy has occurred and is continuing, specified events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; and

      o   so long as a default by the insurer under the policy has not occurred and is not continuing, an Insurance Agreement Indenture Cross Default has occurred and is continuing under the insurance agreement pursuant to which the insurance policy was issued; and the insurer has delivered to the issuing entity, the indenture trustee and the rating agencies a written notice

                                      S-63

          that an Insurance Agreement Indenture Cross Default constitutes an event of default under the indenture and that notice has not been rescinded.

      If an event of default has occurred and is continuing, the indenture trustee, upon knowledge or notice thereof, must mail to each noteholder and certificateholder and the insurer notice of the event of default within 90 days after such notice or knowledge occurs.

      Insurance Agreement Indenture Cross Defaults will consist of:

      o   a demand for payment under the policy;

      o   events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the sponsor or the depositor;

      o   on any payment date, after taking into account the application of the sum of Available Funds for the related collection period plus the amounts available in the spread account and the amounts available in the supplemental enhancement account (exclusive of investment earnings) for such payment date, any amount listed in clauses 1 through 7 under "Description of the Transaction Documents --
          Distributions" in this prospectus supplement has not been paid in full within 30 days of the payment date or 10 days after the issuing entity and the sponsor have received written notice from the insurer, whichever occurs first;

      o   the issuing entity becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

      o   the notes not being treated as debt for federal or state income tax purposes and such characterization has a material adverse effect on the trust, the noteholders or the insurer; and

      o   any failure to observe or perform in any material respect any other covenants or agreements in the indenture (other than a default in the payment of the interest or principal on any note when due), or any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered under or in connection with the indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition for which the representation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the issuing entity and the indenture trustee by the insurer.

      Notwithstanding anything to the contrary in the accompanying prospectus, upon the occurrence of an event of default, so long as an insurer default has not occurred and is not continuing, the insurer will have the right, but not the obligation, to cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default as the insurer, in its sole discretion, elects. The insurer also has the right to cause the trust collateral agent to deliver the proceeds to the indenture trustee for distribution to noteholders and, to the extent funds are available therefor, to the Class C certificateholder. Following acceleration of the Class A Notes, principal payments will be made on the Class A Notes on a pro rata basis. The issuing entity may not, however, cause the trust collateral agent to liquidate the trust property in whole or in part if the liquidation proceeds would be insufficient to pay all outstanding principal of and accrued interest on the
Class A Notes, unless the event of default arose from a claim on the policy or from the issuing entity's bankruptcy, insolvency, receivership or liquidation.
Following any event of default, the trust collateral agent will continue to submit claims under the policy

                                      S-64

for any shortfalls in Scheduled Payments covered by the policy. Following any event of default under the indenture, the insurer may elect to pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes. See "The Policy" in this prospectus supplement.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

      The following statements (together with the additional statements under
"Description of the Notes" above and under "Description of the Securities" and
"Description of the Transaction Documents" in the accompanying prospectus)
summarize the material terms and provisions of the purchase agreement, the subsequent transfer agreements, the indenture and the trust documents, which include the sale and servicing agreement and the trust agreement. The issuing entity has filed forms of the purchase agreements and the trust documents as exhibits to the registration statement and will file final versions of the purchase agreement, the sale and servicing agreement, the indenture, the trust agreement and forms of the subsequent transfer agreements on or after the closing date on a Form 8-K under the commission file number that will be established for the issuing entity.

      These summaries do not claim to be complete and are subject to all the provisions of the purchase agreement, the subsequent transfer agreements and the trust documents. The following summary supplements the description of the general terms and provisions of the trust agreement, which was detailed in the accompanying prospectus, and to the extent that the description in the accompanying prospectus differs from the description in this prospectus supplement, the description in this prospectus supplement supersedes that description.

ASSIGNMENT OF CONTRACTS

      On or prior to the closing date, the sellers will enter into a purchase agreement and assignment with the depositor under which each seller will assign to the depositor, without recourse (except for the representations, warranties and covenants made by the sponsor in the purchase agreement or the sale and servicing agreement), its entire interest in and to the initial contracts being sold by such seller and the other property related thereto. On or prior to the end of the funding periods, the sellers will enter into one or more subsequent transfer agreements and subsequent assignments with the depositor under which each seller will assign to the depositor, without recourse (except for the representations, warranties and covenants made by the sponsor in the purchase agreement or the sale and servicing agreement), its entire interest in and to the related subsequent contracts being sold by such seller and the other property related thereto. Under the purchase agreement and the assignment or each subsequent transfer agreement and subsequent assignment, as applicable, each seller will also assign, without recourse (except for the representations, warranties and covenants made by the sponsor in the purchase agreement, each subsequent transfer agreement or the sale and servicing agreement), its security interest in the financed vehicles securing the contracts being sold by such seller and its rights to receive all payments on, or proceeds from the contracts to the extent paid or payable after the related cutoff date. Under the purchase agreement or each subsequent transfer agreement, as applicable, the sponsor will agree that, upon a breach of any representation or warranty under the trust documents which triggers the depositor's repurchase obligation, the trust collateral agent will be entitled to require the sponsor to repurchase the related contracts from the issuing entity. The issuing entity's rights under the purchase agreement and each subsequent transfer agreement will constitute part of the issuing entity's property and may be enforced directly by the trust collateral agent and the insurer. In addition, the issuing entity will pledge those rights to the indenture trustee as collateral for the notes and the indenture trustee may directly enforce those rights.

      On the closing date the depositor will assign to the issuing entity, without recourse, the depositor's entire interest in the initial contracts and the proceeds, including its security interest in the

                                      S-65

related financed vehicles. Each initial contract transferred by the depositor to the issuing entity will be identified in a contract schedule appearing as an exhibit to the trust documents. On each subsequent transfer date the depositor will assign to the issuing entity, without recourse, the depositor's entire interest in the related subsequent contracts and the proceeds, including its security interest in the related financed vehicles. Each subsequent contract transferred by the depositor to the issuing entity will be identified in a contract schedule appearing as an exhibit to the related subsequent transfer agreement.

ACCOUNTS

      The sponsor will instruct each obligor to make payments on the contracts after the related cutoff date directly to one or more post office boxes or other mailing locations maintained by a lockbox bank. The servicer will establish and maintain at least one lockbox account that is a segregated account with a bank or banks acceptable to the insurer, in the indenture trustee's name for the noteholders' benefit, into which the servicer must deposit all obligor payments received by the servicer within two business days of receipt. The issuing entity will establish and maintain with the indenture trustee, in the indenture trustee's name, on both the noteholders' and insurer's behalf one or more collection accounts, into which all amounts previously deposited in the lockbox account will be transferred within two business days of deposit. The collection account may be maintained with the indenture trustee so long as the indenture trustee's deposits have a rating acceptable to the insurer. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the indenture trustee's assistance if necessary, move the accounts to a bank whose deposits have an acceptable rating.

      Each account established under the trust documents will be:

      o   a segregated trust account maintained with a depository institution;
          or

      o   a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United
          States of America, or any of the States thereof, or the District of
          Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" by S&P and "P-1" by
          Moody's.

      In either case, such depository institution or trust company shall have been approved by the insurer (or if an insurer default has occurred and is continuing or the policy has expired in accordance with its terms, by the indenture trustee, at the direction of the Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A Notes and the Class C certificateholder (so long as the Class C certificate is outstanding)).

      On the closing date, the issuing entity will deposit the initial pre-funded amount, equaling approximately $68,307,144 (which represents approximately 15.18% of the total contract pool), in the pre-funding account.
The pre-funding account will be established with the trust collateral agent. The
FUNDING PERIODS encompass the periods from the closing date until the earliest of:

      (i) with respect to $15,000,000 of the initial pre-funded amount,

      o   the date on which the amount on deposit in the pre-funding account is less than $100,000;

      o   the date on which an event of default occurs under the indenture; or

      o   May 31, 2006; and

      (ii) with respect to all remaining amounts on deposit in the pre-funding account,

                                      S-66

      o   the date on which the amount on deposit in the pre-funding account is less than $100,000;

      o   the date on which an event of default occurs under the indenture; or

      o   July 16, 2006.

      As of any date, THE PRE-FUNDED AMOUNT will equal the initial pre-funded amount, as reduced during the funding periods by the purchase of subsequent contracts. The sponsor expects that at least $15,000,000 of the initial pre-funded amount will be used to acquire subsequent contracts on or prior to
May 31, 2006 and the remaining pre-funded amount will be reduced to less than
$100,000 on or before July 16, 2006. The issuing entity will pay the noteholders then entitled to receive principal payments any pre-funded amount remaining at the end of the funding periods (or with respect to the end of the initial funding period, any amount in excess of approximately $53,307,144) as a mandatory redemption. The mandatory redemption dates are:

      o   the payment date in June 2006, with respect to (i) any amount in excess of approximately $53,307,144 on deposit in the pre-funding account on May 31, 2006 and (ii) any remaining amounts in the pre-funding account, if the last day of the final funding period occurs in May 2006; and/or

      o   if the funding period ends after May 31, 2006, with respect to any remaining amounts in the pre-funding account, the payment date in July
          2006.

SERVICING COMPENSATION AND TRUSTEES' FEES

      The servicer will receive a basic servicing fee on each payment date, which equals the product of 1/12th of 1.75% times the aggregate principal balance of the contracts as of the close of business on the last day of the second immediately preceding calendar month, or with respect to the first payment date, as of the initial cutoff date. The servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the contracts (other than fees or expenses related to extensions, rebates or adjustments), and will be entitled to reimbursement from the issuing entity for various expenses. The servicer will allocate obligor payments to scheduled payments, late fees and other charges, and principal and interest in accordance with the servicer's normal practices and procedures.

      The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive loans as an agent for their beneficial owner.

      These servicer functions include:

      o   collecting and posting all payments;

      o   responding to obligor inquiries on the contracts;

      o   investigating delinquencies;

      o   paying the disposition costs of defaulted accounts;

      o   policing the collateral;

      o   accounting for collections;

                                      S-67

      o   furnishing monthly and annual statements to the issuing entity and the insurer with respect to distributions; and

      o   generating federal income tax information.

      The basic servicing fee will also be applied by the servicer to reimburse the servicer for:

      o   taxes;

      o   accounting fees;

      o   outside auditor fees;

      o   data processing costs;

      o   costs associated with maintaining bank accounts that are necessary to service the contracts; and

      o   other costs incurred with administering the contracts.

      On each payment date, the indenture trustee will receive a fee, in an amount agreed upon by the indenture trustee and the servicer, for its services as indenture trustee, backup servicer and trust collateral agent during the prior calendar month. On each payment date, the custodian will receive a fee, in an amount agreed upon by the custodian and the servicer, for its services as custodian during the prior calendar month. The issuing entity will pay all these fees from amounts held in the collection account.

      On each payment date, the owner trustee will receive a fee, in an amount agreed upon by the owner trustee and the servicer, for its services as owner trustee during the prior calendar month. The servicer, and not the trust, will be obligated to pay the owner trustee fees.

DISTRIBUTIONS

      Servicer's Certificates

      On each determination date, the servicer will deliver the servicer's certificate to the indenture trustee, the trust collateral agent, the depositor, each rating agency, the issuing entity, the backup servicer and the insurer specifying, among other things:

      o   the amount of aggregate collections on the contracts; and

      o   the aggregate purchase amount of contracts to be purchased by the depositor and the sponsor in the preceding collection period.

      Based solely on the information contained in the servicer's certificate, on each determination date when there is a deficiency claim amount the trust collateral agent will deliver to the collateral agent and the insurer, a deficiency notice specifying the deficiency claim amount for the related payment date. No deficiency claim amount shall be payable with respect to principal on the Class A Notes except to the extent that (x) the Overcollateralization Amount is less than zero or (y) any Class A Note has not been paid in full on its respective final scheduled payment date. The deficiency notice will direct the collateral agent to remit the deficiency claim amount to the collection account from amounts on deposit in the spread account maintained for the insurer's benefit. If the amounts, if any, on deposit in the spread

                                      S-68

account are not sufficient, the trust collateral agent will remit the remaining deficiency claim amount to the collection account from amounts on deposit in the supplemental enhancement account (exclusive of investment earnings). If the funds in the spread account and the supplemental enhancement account are not sufficient, the trust collateral agent will remit the Policy Claim Amount (as defined under "The Policy") received from the insurer, if any, with respect to such payment date.

      The determination date for any calendar month is the fourth business day preceding the payment date.

            Payment Date Payments

      On each payment date, the trust collateral agent, based on the monthly servicer's certificate prepared by the servicer, will make the following payments from Available Funds in the following order of priority:

      1.    to the sponsor, any participation fees due to dealers with respect to the contracts during the related calendar month or any such fees which remain unpaid from prior calendar months;

      2.    to the servicer, the servicing fee and the supplemental servicing fee for the related calendar month and any unpaid fees from prior calendar months and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds;

      3.    to the indenture trustee, the backup servicer and the custodian, pro rata, any accrued and unpaid indenture trustee fees, backup servicer fees and custodian fees, respectively;

      4.    to the Class A noteholders, the Class A Noteholders' Interest
            Payment Amount;

      5.    to the Class A noteholders, the Class A Noteholders' Principal
            Payment Amount;

      6.    to the insurer, any unpaid amounts owed to the insurer under the insurance agreement (other than the premium);

      7.    to the insurer, any accrued and unpaid premium;

      8.    to the Class C certificateholder, the accrued interest on the Class
            C certificate for the current accrual period plus the investment earnings on amounts on deposit in the supplemental enhancement account;

      9.    to the collateral agent, for deposit in the supplemental enhancement account, reimbursement for any previous unreimbursed withdrawals from such account (other than amounts withdrawn and distributed to the Class C certificateholder on current and prior payment dates as investment earnings on amounts on deposit in the supplemental enhancement account pursuant to clause 8 above and on prior payment dates as a reduction of principal pursuant to clause 15 below);

      10.   to the trust collateral agent, the indenture trustee, the backup servicer and the custodian all reasonable out-of-pocket expenses incurred and not previously reimbursed subject to a $50,000 maximum annual limit;

                                      S-69

      11.   to the backup servicer, system conversions expenses and any other costs incurred by the backup servicer in the event that the backup servicer assumes the obligations of the servicer, to the extent not paid by the servicer and subject to a $100,000 maximum limit;

      12.   to the collateral agent for deposit in the spread account, any remaining Available Funds;

      13.   to the Class A Noteholders, until the Overcollateralization Amount is equal to the Required Overcollateralization Target, from releases from the spread account, in reduction of the aggregate outstanding principal amount thereof, in accordance with the priorities set forth below for the distribution of the Class A Noteholders'
            Principal Payment Amount;

      14.   to the Class C certificateholder, from releases from the spread account, to pay any accrued and unpaid interest on the Class C certificate and any supplemental interest that may be due and payable thereon as of such payment date;

      15.   to the Class C certificateholder, an amount (without duplication)
            from the supplemental enhancement account equal to the excess of the
            Total Enhancement Amount over the Required Total Enhancement Amount, after distributions pursuant to clauses 1 through 14 above, until the principal balance of the Class C certificate is reduced to zero and any Class C principal deficiency amounts have been paid; and

      16.   after the distributions pursuant to clauses 1 through 15 have been made, first, to the Class C certificateholder, from any remaining amounts released from the spread account, any amounts due and unpaid on the Class C certificate, and second, to the Class R
            certificateholder, any remaining amounts released from the spread account.

      The Class A Noteholders' Principal Payment Amount and any payments made pursuant to clause 13 above will be applied on each payment date (i) to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) once the outstanding principal amount of the Class A-1 Notes is reduced to zero, to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii)
once the outstanding principal amount of the Class A-2 Notes is reduced to zero, to reduce the outstanding principal amount of the Class A-3 Notes to zero; and
(iv) once the outstanding principal amount of the Class A-3 Notes is reduced to zero, to reduce the outstanding principal amount of the Class A-4 Notes to zero.

      If the notes are accelerated following an event of default under the indenture, amounts collected or otherwise available for distribution will be distributed in the order described above; provided, that Class A noteholders will receive principal distributions on a pro rata basis rather than in a
"sequential pay" fashion.

      After considering all distributions made pursuant to clauses 1 through 12 above on each payment date, amounts in the spread account (including amounts deposited into the spread account pursuant to clause 12 above) on that payment date exceeding the required balance for that payment date will be released first, to the Class A noteholders as a further reduction of the aggregate outstanding principal amount of the Class A Notes until the
Overcollateralization Amount is equal to the Required Overcollateralization
Target, second, to the Class C certificateholder to pay any accrued and unpaid interest and any supplemental interest on the Class C certificate and third, if the Total Enhancement Amount exceeds the Required Total Enhancement Amount after the distributions pursuant to clauses 1 through 15 have been made, first, to the
Class C certificateholder, to pay any amounts due and unpaid on the Class C certificate, and second, to the Class R certificateholder, in each case, without the noteholders' consent.

                                      S-70

            Policy Payment Date Payments

      In the event that any servicer's certificate delivered by the servicer indicates that Available Funds for a payment date are insufficient to fully fund the amounts described in clauses 1 through 7 under "--Payment Date Payments"
above, the trust collateral agent shall request the deficiency claim amount from the spread account and, if amounts on deposit in the spread account are insufficient, from the supplemental enhancement account, for application on such payment date in accordance with the priorities of such clauses. No deficiency claim amount shall be paid for any principal payable pursuant to clause 5 under
"--Payment Date Payments" above except to the extent that (x) the
Overcollateralization Amount is less than zero, or (y) any Class A Note has not been paid in full on its respective final scheduled payment date.

      Further, in the event that any servicer's certificate delivered by the servicer indicates that the sum of: (i) Available Funds with respect to a payment date, plus (ii) the amounts on deposit in the spread account and the supplemental enhancement account (after taking into account distributions to be made to satisfy the amounts described in clauses 1, 2 and 3 under "--Payment
Date Payments" above and exclusive of investment earnings on the supplemental enhancement account), is insufficient to fully fund (a) the amount described in clause 4 under "--Payment Date Payments" above, (b) the amount by which the aggregate outstanding principal amount of the Class A Notes (after taking into account payments of principal to be made on such payment date, including, without limitation, from amounts withdrawn from the spread account and the supplemental enhancement account, if any) exceeds the sum of the aggregate outstanding principal balance of the contracts as of the last day of the related collection period plus any remaining pre-funded amount, and (c) solely with respect to a payment date that is a final scheduled payment date for the related class of Class A Notes, the amount related to such Class A Notes as described in clause 5 under "--Payment Date Payments" above, the trust collateral agent shall furnish to the insurer no later than 12:00 noon New York City time on the third business day prior to the payment date a completed notice of claim for the
Policy Claim Amount. The insurer will deposit the amounts it will pay under the notice into the policy payment account for payment on the related payment date.

FEES AND EXPENSES

      The following table provides an itemized list of the fees and expenses that will be paid on each distribution date from the Available Funds in order of priority.

              FEE                        GENERAL PURPOSE OF THE FEE               AMOUNT OR CALCULATION OF FEE
------------------------------   --------------------------------------     ----------------------------------------

1.  Servicer fee                  Compensation to the servicer for          The product of one-twelfth times
                                  services provided pursuant to the         1.75% of the aggregate principal
                                  transaction documents.                    balance of the contracts as of the
                                                                            opening of business on the first day
                                                                            of the related calendar month.

2.  Supplemental Servicing Fee    Reimbursement to servicer for certain     An amount equal to all administrative
                                  administrative fees, expenses and         fees, expenses and charges paid by or
                                  charges paid by or on behalf of           on behalf of obligors, including,
                                  related obligors on the contracts.        without limitation, any late fees,
                                                                            prepayment fees and liquidation fees
                                                                            collected on the contracts during the
                                                                            preceding calendar month (but
                                                                            excluding any fees or expenses related
                                                                            to extensions, rebates or adjustments).

                                      S-71

              FEE                        GENERAL PURPOSE OF THE FEE               AMOUNT OR CALCULATION OF FEE
------------------------------   --------------------------------------     ----------------------------------------

3.  Custodian Fee                Compensation to the custodian for          The greater of (i) the product of
                                 services provided pursuant to the          one-twelfth times 0.02% of the
                                 transaction documents.                     aggregate principal balance of the
                                                                            contracts as of the opening of
                                                                            business on the first day of the
                                                                            related calendar month or (ii) $1000.

4.  Trustee and Trust            Compensation to the trustee, in its        The greater of (i) the product of
    Collateral Agent Fee         capacities as trustee, trust               one-twelfth times 0.003% of  the
                                 collateral agent and collateral agent,     principal amount of the Class A notes
                                 for services provided pursuant to the      or (ii) $250.
                                 transaction documents.

5.  Backup Servicer Fee          Compensation to the backup servicer        The greater of (i) the product of
                                 for services provided pursuant to the      one-twelfth times 0.02% of the
                                 sale and servicing agreement.              aggregate principal balance of the
                                                                            contracts as of the opening of
                                                                            business on the first day of the
                                                                            related calendar month or (ii) $750.

6.  Insurance Premium            Payments to the insurer pursuant to        The product of one-twelfth times
                                 the insurance agreement for providing      0.175% of  the principal amount of the
                                 the policy.                                Class A notes.

STATEMENTS TO NOTEHOLDERS

      On or prior to each payment date, the trust collateral agent will make available on its website at www.CTSLink.com, a statement which shall be accessible to the noteholders, each rating agency, the Class C certificateholder and the insurer detailing information required under the trust documents. These statements will be based solely on the information in the related servicer's certificate. Assistance in using the website can be obtained by calling the trust collateral agent at (301) 815-6600. Such parties that are unwilling or unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. With the prior written consent of the insurer (such consent not to be unreasonably withheld), the trust collateral agent shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trust collateral agent shall provide timely and adequate notification to all above parties regarding any such changes. Each statement that the indenture trustee delivers to the noteholders will include at least the following information regarding the notes on the related payment date:

    (a)   the amount of the payment(s) allocable to interest in the aggregate and with respect to each class of notes and the Class C certificate;

    (b)   the amount of the payment(s) allocable to principal in the aggregate and with respect to each class of notes and the Class C certificate, including, separately, the amount of any accelerated principal paid to each class of notes from amounts released from the spread account;

    (c)   the amount of the payment to the Class A noteholders, if any, under the policy;

    (d)   the aggregate outstanding principal amount of the notes in the aggregate and with respect to each class of notes and the Class C certificate, after considering all payments reported under (b) above on that date;

    (e)   the shortfall in any interest payment or principal payment due to the noteholders and the Class C certificateholder, if any, and the change in those amounts from the preceding statement;

                                      S-72

    (f)   the dealer participation fees, the servicing fees and the backup servicer fees paid for the related calendar month;

    (g)   the amounts on deposit in the spread account and the supplemental enhancement account;

    (h)   the amount paid to the insurer for the related calendar month;

    (i)   during the funding period, the amount, if any, remaining on deposit in the pre-funding account; and

    (j)   the amount of losses and delinquencies with respect to the contracts.

      Each amount described in subclauses (a), (b), (d) and (e) for the notes will be expressed as a dollar amount per $1,000 of the notes' or Class C certificate's, as applicable, initial principal amount.

      See "--General" above and "Description of the Securities -- Reports to
Securityholders" and "Description of the Securities" in the accompanying prospectus.

      The noteholders will not receive a separate notification when changes are made to the contract pool, such as when subsequent contracts are sold to the issuing entity during the funding period or when contracts are removed from the contract pool pursuant to the provisions of the transaction documents providing for the sale of certain contracts or the repurchase of contracts upon breaches of representations or warranties. However, filings detailing the contract pool composition will be filed periodically on Form 10-D under the commission file number that will be established for the issuing entity.

      After the end of each calendar year, within the required time period, the trust collateral agent will furnish to each person who at any time during the calendar year was a noteholder and received any payment thereon:

      o   a statement as to the aggregate amounts of interest and principal paid to the noteholder; and

      o   other information as is deemed necessary or as may be required by law to enable the noteholder to prepare its tax returns.

CREDIT SUPPORT

      The insurer will require the issuing entity to increase and maintain credit support at a level it establishes with respect to the amounts required to be on deposit at any time in the spread account and the supplemental enhancement account, each of which is a cash reserve account, and with respect to the
Required Overcollateralization Target. No assurance can be given that sufficient funds will be available from the spread account or the supplemental enhancement account on any payment date to cover shortfalls in required payments. The insurer may permit the required amounts to be on deposit in the spread account or the supplemental enhancement account or the Required Overcollateralization
Target to reduce, or "step down," over time, without the consent of the noteholders.

            Spread Account

      On the closing date, the issuing entity will fund the spread account with an initial cash deposit. On each subsequent payment date, the trust collateral agent will deposit additional amounts into the spread account from the contract payments as described under "--Distributions" above. Amounts, if any, on deposit in the spread account on a payment date will be available to fund, among other things, any shortfall in Available Funds necessary to make required payments on the Class A Notes on the payment

                                      S-73

date, to the extent provided in the spread account agreement. To the extent that the funds on deposit in the spread account (including amounts deposited into the spread account pursuant to clause 12 under "--Distributions" above) on any payment date, together with the funds on deposit in the supplemental enhancement account and the Overcollateralization Amount, in each case after giving effect to all payments made pursuant to clauses 1 through 12 under "--Distributions"
above on the payment date, are in excess of the Required Total Enhancement
Amount for the payment date such excess funds will be released from the spread account first, to the Class A noteholders as a further reduction of the aggregate outstanding principal amount of the Class A Notes until the
Overcollateralization Amount is equal to the Required Overcollateralization
Target, second, to the Class C certificateholder to pay any accrued and unpaid interest and any supplemental interest on the Class C certificate and third, if the Total Enhancement Amount exceeds the Required Total Enhancement Amount after the distributions pursuant to clauses 1 through 15 under "--Distributions" above have been made, first, to the Class C certificateholder to pay any amounts due and unpaid on the Class C certificate, and second, to the Class R certificateholder, in each case, without the noteholders' consent.

      On any payment date on which a Trigger Event has occurred and is continuing, the Spread Account Requisite Amount may be increased. Trigger Events and the Spread Account Requisite Amount may be amended, increased, reduced or terminated by the insurer, the trust collateral agent and the depositor without the consent of the indenture trustee or the noteholders so long as certain insurer defaults shall not have occurred and be continuing. Accordingly, Class A noteholders should not rely on the existence of the spread account as a source of funds for payment on the Class A Notes.

      In addition, the depositor, the insurer and the trust collateral agent may amend the spread account agreement, with the consent of the Class C certificateholder if such amendment, modification, waiver or supplement would cause any amounts on deposit in the supplemental enhancement account to remain in such account for a longer period of time than would be the case in the absence of such amendment, modification, waiver or supplement or would cause any payment of principal or interest to the Class C certificateholder or any other amount owed to the Class C certificateholder to be reduced or delayed, with the consent of the Class C certificateholder, in any respect, including, without limitation:

      o   reducing or eliminating the required balance; and/or

      o   reducing or eliminating the spread account funding requirements.

      The trust collateral agent shall not withhold or delay its consent to any amendment not adversely affecting the trust collateral agent in its individual capacity. Notwithstanding any reduction in or elimination of the spread account funding requirements or the spread account's depletion or any reduction or elimination of the supplemental enhancement account funding requirements or the supplemental enhancement account's depletion, on each payment date the insurer must fund the full amount of each scheduled interest payment required to be paid on that payment date and, to the extent the Overcollateralization Amount is less than zero, the amount by which the aggregate outstanding principal amount of the
Class A Notes (after taking into account payments of principal to be made on such payment date, including, without limitation, from amounts withdrawn from the spread account and/or the supplemental enhancement account) exceeds the aggregate outstanding principal balance of the contracts as of the last day of the related collection period, and on the final scheduled payment date for any class of Class A Notes the insurer must fund the outstanding principal amount of that class of Class A Notes, in each case, which would not be paid in the absence of a policy payment. If the insurer breaches its obligations, the Class
A noteholders will bear any losses on the contracts.

                                      S-74

            Supplemental Enhancement Account

      On the closing date, the issuing entity will fund the supplemental enhancement account with an initial cash deposit. On each subsequent payment date, the trust collateral agent will deposit additional amounts into the supplemental enhancement account from the contract payments as described under
"--Distributions" above. Amounts, if any, on deposit in the supplemental enhancement account (exclusive of investment earnings) on a payment date will be available to fund the shortfall to the extent that Available Funds and amounts on deposit in the spread account are insufficient to make required payments on the Class A Notes on the payment date, to the extent provided in the sale and servicing agreement. Amounts on deposit in the supplemental enhancement account
(including amounts deposited into the supplemental enhancement account pursuant to clause 9 under "--Distributions" above) on any payment date, after giving effect to all payments made pursuant to clauses 1 through 12 under
"--Distributions" above on that payment date, together with funds in the spread account and any Overcollateralization Amount in excess of the Required Total
Enhancement Amount for that payment date will be released to the Class C certificateholder to the extent necessary to make payments pursuant to clause 15 under "--Distributions" above.

      On any payment date on which a Trigger Event has occurred and is continuing, the amount required to be on deposit in the supplemental enhancement account may be increased. The amount required to be on deposit in the supplemental enhancement account may be amended, increased, reduced or terminated by the insurer and the Class C certificateholder without the consent of the trust collateral agent or the noteholders so long as certain insurer defaults shall not have occurred and be continuing. Accordingly, Class A noteholders should not rely on the existence of the supplemental enhancement account as a source of funds for payment on the Class A Notes.

            Overcollateralization

      Overcollateralization will exist on any payment date when the sum of the aggregate outstanding principal balance of the contracts plus the remaining pre-funded amount, if any, exceeds the principal amount of the notes, after making all payments on that date. As of the closing date the overcollateralization amount will be zero, and the sale and servicing agreement will require that the overcollateralization amount be increased to, and then maintained at, the Required Overcollateralization Target.

      The Required Overcollateralization Target on any payment date will be equal to the Required Total Enhancement Amount minus the amount on deposit in the spread account. The Required Overcollateralization Target may be amended, reduced, increased or terminated by the insurer and the depositor without the consent of the trust collateral agent or the noteholders so long as certain insurer defaults shall not have occurred and be continuing.

      The increase to, and maintenance of, the required overcollateralization target will be accomplished by the payment of monthly excess cashflow to the
Class A Notes to reduce the principal amount of the outstanding class or classes of notes then entitled to principal payments until the target is reached, as described in clause 13 under "--Distributions " above.

SERVICER TERMINATION EVENT

      The occurrence and continuation of any of the following events will constitute a SERVICER TERMINATION EVENT under the sale and servicing agreement:

      o   the servicer's or, for so long as the sponsor is the servicer, the depositor's, failure to deliver any required payment to the trust collateral agent for distribution to the noteholders or the

                                      S-75

          Class C certificateholder or deposit in the spread account or the supplemental enhancement account any proceeds or payment required to be so delivered under the terms of the notes, the certificates, the purchase agreement, any subsequent transfer agreement or the sale and servicing agreement, which failure continues unremedied for two business days after written notice from the trust collateral agent or the insurer to the servicer or discovery by the servicer (but in no event later than five business days after the servicer is required to make such deposit);

      o   the servicer's failure to deliver the servicer's certificate within one business day of the date such certificate is required to be delivered; or failure to deliver the annual compliance report or the annual accountant's report within five days after the due date for those reports;

      o   the servicer's failure to observe the restrictive covenants regarding mergers, consolidations and transfers of assets set forth in the sale and servicing agreement or, for so long as the sponsor is the servicer, the depositor's failure to observe the restrictive covenants regarding mergers, consolidations and transfers of assets set forth in the sale and servicing agreement;

      o   the servicer's or, for so long as the sponsor is the servicer, the depositor's, failure to observe or perform in any material respect any other covenant or agreement under the notes, the certificates, the sale and servicing agreement or the purchase agreement or any subsequent transfer agreement which failure continues unremedied for
          30 days after the trust collateral agent or the insurer gives the servicer written notice of such failure, or if an insurer default has occurred and is continuing, 30 days after 25% of the noteholders gives the servicer written notice;

      o   events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, for so long as the sponsor is the servicer, the depositor, or actions by the servicer or, for so long as the sponsor is the servicer, the depositor, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

      o   any servicer or, for so long as the sponsor is the servicer, any depositor, representation, warranty or statement that is proved incorrect and which has a material adverse effect on the issuing entity, and the circumstances or conditions for which the
          representation, warranty or statement was incorrect shall not have been eliminated or cured within 30 days after the trust collateral agent or the insurer gives the servicer written notice of such breach, or if an insurer default has occurred and is continuing, 30 days after the Class A noteholders evidencing not less than 25% of the principal amount of the Class A Notes or the Class C certificateholder give the servicer written notice;

      o   so long as a default by the insurer under the policy has not occurred or is not continuing, the insurer has not delivered an extension notice extending the servicer's term;

      o   an event of default under the insurance agreement under which the policy was issued shall have occurred; or

      o   a claim is made under the policy.

      A default by the insurer under the policy includes the occurrence and continuance of any of the following events:

                                      S-76

      (a)   the insurer fails to make a required policy payment;

      (b)   the insurer:

            o   files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

            o   makes a general assignment for the benefit of its creditors; or

            o   has an order for relief entered against it under the United
                States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

      (c)   enters a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the New York Department of
            Insurance or other competent regulatory authority:

            o   appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property; or

            o   authorizing the taking of possession by a custodian, trustee, agent or receiver of the insurer (or the taking of possession of all or any material portion of the property of the insurer).

RIGHTS UPON SERVICER TERMINATION EVENT

      If a servicer termination event has occurred and remains unremedied:

      o   provided no insurer default has occurred and is continuing, the insurer in its sole and absolute discretion may terminate all of the servicer's rights and obligations under the sale and servicing agreement; or

      o   if an insurer default has occurred and is continuing, then the majority of the holders of Class A Notes and the Class C
          certificateholder, acting together, may terminate all of the servicer's rights and obligations under the sale and servicing agreement.

      Following the servicer's termination, the trust collateral agent or any other successor servicer that the insurer (so long as no insurer default has occurred and is continuing) appoints, will succeed to all the responsibilities, duties, and liabilities of the servicer.

      Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. The transfer of servicing to a successor servicer may result in a material disruption in the performance of the servicer's duties. See "Risk Factors -- Transfer of servicing may reduce or delay payments to you" in the accompanying prospectus.

WAIVER OF PAST DEFAULTS

      Notwithstanding anything to the contrary described under "Description of the Transaction Documents -- Waiver of Past Defaults" in the accompanying prospectus, the insurer may (provided no insurer default has occurred and is continuing), on behalf of all noteholders, waive any default by the

                                      S-77

servicer under the sale and servicing agreement and its consequences. No waiver will impair the insurer's or the noteholders' rights with respect to subsequent defaults.

TRUSTEES

      REPLACEMENT OF OWNER TRUSTEE

      The owner trustee may resign at any time under the trust agreement upon 60 days notice. Additionally, if at any time the owner trustee shall cease to be eligible in accordance with the trust agreement, shall be legally unable to act as owner trustee, shall be adjudged bankrupt or insolvent, if a receiver of the owner trustee or of its property shall be appointed, or if any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor, with the consent of the insurer, so long as an insurer default shall not have occurred and be continuing, may remove the owner trustee. Upon the owner trustee's resignation or removal, the depositor shall promptly appoint a successor owner trustee.

      REPLACEMENT OF INDENTURE TRUSTEE

      Under the indenture, the indenture trustee may resign subject to the limitations set forth in the indenture. Additionally, the issuing entity may and shall, at the direction of the insurer, so long as an insurer default shall not have occurred and be continuing, remove the indenture trustee if:

      o   at any time, the indenture trustee shall cease to be eligible under the indenture;

      o   a court of competent jurisdiction shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator (or other similar official) for the indenture trustee or for any substantial part of the indenture trustee's property, or ordering the winding-up or liquidation of the indenture trustee's affairs;

      o   an involuntary case under the federal bankruptcy laws or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the indenture trustee and such case is not dismissed within 60 days;

      o   the indenture trustee commences a voluntary case under any federal or state banking or bankruptcy laws, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator (or other similar official) for the indenture trustee or for any substantial part of the indenture trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any action in the furtherance of the foregoing; or

      o   the indenture trustee otherwise becomes incapable of acting.

      If the indenture trustee resigns or is removed or if a vacancy exists for any reason, the issuing entity shall promptly appoint a successor indenture trustee and trust collateral agent acceptable to the insurer (so long as an insurer default shall not have occurred and be continuing). If a successor indenture trustee does not take office within sixty (60) days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or the insurer (so long as no insurer default has occurred and is continuing) or (if an insurer default has occurred and is continuing) the Class
A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A Notes and the

                                      S-78

Class C certificateholder (so long as the Class C certificate is outstanding), acting together, may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

AMENDMENT

      Notwithstanding anything to the contrary described under "Description of the Transaction Documents -- Amendment" in the accompanying prospectus, the depositor, the servicer, the issuing entity and the trust collateral agent may amend the sale and servicing agreement, with the consent of the insurer, so long as no insurer default has occurred and is continuing, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of noteholders or the Class C certificateholder; provided, however, that no such amendment will:

      o   increase or reduce in any manner, or accelerate or delay the timing of or change the allocation or priority of, collections of payments on contracts or payments that are required to be made for the benefit of the noteholders or the Class C certificateholder or change the applicable note rate or Class C certificate rate, without the consent of each affected noteholder and certificateholder affected thereby;

      o   reduce the percentage of the noteholders or Class C certificateholder required to consent to any amendment or eliminate the right of the noteholders or the Class C certificateholder; to consent to changes, without the consent of each affected noteholder or certificateholder;

      o   result in a downgrade or withdrawal of then current rating of the notes, without the consent of each noteholder; or

      o   reduce or change the priority of payments payable to the Class C certificateholder or accelerate or postpone the scheduled date of payment payable to the Class C certificateholder, without the consent of the Class C certificateholder.

      In addition, without the consent of any noteholders but with the consent of the insurer, unless an insurer default shall have occurred and be continuing, and with prior notice to the rating agencies and the Class C certificateholder by the issuing entity, as evidenced to the indenture trustee, the issuing entity and the indenture trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

      o   to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

      o   to evidence the succession, in compliance with the applicable provisions thereof, of another person to the issuing entity, and the assumption by any such successor of the covenants of the issuing entity contained therein and in the notes and the Class C certificate;

      o   to add to the covenants of the issuing entity, for the benefit of the noteholders and the Class C certificateholder, or to surrender any right or power conferred upon the issuing entity;

      o   to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

                                      S-79

      o   to cure any ambiguity, to correct or supplement any provision therein or in any supplemental indenture which may be inconsistent with any other provision therein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided, that such action shall not adversely affect in any material respect the interests of the noteholders as evidenced by confirmation from each rating agency that such supplemental indenture will not result in the reduction or withdrawal of the then current ratings of the notes;

      o   to evidence and provide for the acceptance of the appointment thereunder by a successor indenture trustee with respect to the notes and the Class C certificate and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the indenture; or

      o   to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted and to add to the indenture such other provisions as may be expressly required by the
          Trust Indenture Act of 1939, as amended.

      The issuing entity and the indenture trustee may also, with prior notice to the rating agencies and with the consent of the insurer (or, if an insurer default shall have occurred and be continuing, the Class A noteholders representing more than 50% of then outstanding principal amount of the Class A
Notes and the Class C certificateholder, if affected thereby) enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders or the Class C certificateholder under the indenture; provided, however, that, subject to the express rights of the insurer under the trust documents, no such supplemental indenture shall, without the consent of each affected noteholder and, if the result of such supplemental indenture is to reduce or change the priority of payments payable to the Class C certificateholder or to accelerate or postpone the scheduled date of any payment payable to the Class C certificateholder, the
Class C certificateholder:

      o   change the date of payment of any installment of principal of or interest on any note or the Class C certificate, or reduce the principal amount thereof, the applicable interest rate thereon or the redemption price with respect thereto, change the provision of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust assets to payment of principal of or interest on the notes or the Class C certificate, or change any place of payment where, or the coin or currency in which, any note or the Class C certificate or the interest thereon is payable;

      o   impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the notes or the Class C certificate on or after the respective due dates thereof (or, in the case of redemption, on or after the date of redemption);

      o   reduce the percentage of the outstanding principal amount of the notes or the principal balance of the Class C certificate, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture;

                                      S-80

      o   reduce the percentage of the outstanding principal amount of the notes or the principal balance of the Class C certificate required to direct the indenture trustee to direct the issuing entity to sell or liquidate the trust assets;

      o   modify any provision of the amendment section of the indenture except to increase any percentage specified therein or to provide that certain additional provisions of the indenture cannot be modified or waived without the consent of each affected noteholder or Class C certificateholder (so long as the Class C certificate are
          outstanding);

      o   modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note or the Class C certificate on any payment date (including the calculation of any of the individual components of such calculation) or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

      o   permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust assets or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any noteholder or Class C certificateholder of the security provided by the lien of the indenture.

                                   THE POLICY

      The following statements summarize the material terms of the policy. This summary does not purport to be complete and is qualified in its entirety by reference to the policy.

      Simultaneously with the issuance of the notes, the insurer will deliver the policy to the trust collateral agent for the benefit of each holder of a
Class A Note. Under the policy, the insurer unconditionally and irrevocably guarantees to the trust collateral agent for the benefit of each Class A noteholder the full and complete payment of (i) the Scheduled Payments (as defined below) with respect to the Class A Notes; and (ii) any Scheduled
Payments which subsequently are avoided in whole or in part as a preference payment under applicable law.

      "Scheduled Payments" means, with respect to each payment date, the payments to be made to the Class A noteholders in an aggregate amount equal to
(i) the Class A Noteholders' Interest Payment Amount (as defined in the
Glossary) and the Noteholders' Remaining Parity Deficit Amount (as defined in the Glossary), and (ii) on each payment date which is a final scheduled payment date for a class of Class A Notes, the then outstanding principal amount of that class of Class A Notes, in each case in accordance with the original terms of the Class A Notes when issued and without regard to any amendment or modification of the Class A Notes, the indenture, or the sale and servicing agreement except amendments or modifications to which the insurer has given its prior written consent; provided, however, that Scheduled Payments shall not include (x) any portion of the Class A Noteholders' Interest Payment Amount due
to Class A noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the insurer or (y) any portion of the Class A Noteholders' Interest Payment Amount due to
Class A noteholders representing interest on any Interest Carryover Shortfall with respect to the Class A Notes, unless, in each case, the insurer elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments do not include payments that become due on an accelerated basis as a result of
(a) a default by the trust, (b) an election by the trust to pay principal on an accelerated basis, (c) the occurrence of an event of default under the indenture or (d) any other cause, unless, in each case, the insurer elects, in its sole discretion, to pay such amount on an accelerated basis in whole or in part.
Scheduled Payments shall not include any amounts due in respect of

                                      S-81

the Class A Notes attributable to any increase in interest rate, penalty or other sum (other than Scheduled Payments as defined above) payable by the trust by reason of any default or event of default in respect of the Class A Notes, nor shall Scheduled Payments include, nor shall coverage be provided under the policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled
Payment to a Class A noteholder.

      "Policy Claim Amount" means, on any payment date, the Scheduled Payments for such payment date minus the sum of (x) Available Funds remaining on deposit with the trust collateral agent after the payment of items 1 through 3 under the caption "Description of the Transaction Documents--Distributions--Payment Date
Payments" and (y) without duplication, (1) the amount remaining on deposit in the spread account on such payment date after taking into account any prior withdrawals therefrom and (2) the amount remaining on deposit in the supplemental enhancement account (other than investment earnings) on such payment date after taking into account any prior withdrawals therefrom.

      Payment of claims on the policy made in respect of the Scheduled Payments will be made by the insurer following Receipt (as defined below) by the insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon,
New York City time, on the third Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the payment date on which such payment was due on the notes.

      If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the policy, the insurer shall cause such payment to be made on the later of (a)
the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the insurer from the trust collateral agent of (A) a certified copy of the order (the
"Order") of the court or other governmental body which exercised jurisdiction to the effect that a Class A noteholder is required to return the amount of any
Scheduled Payments paid with respect to the Class A Notes during the term of the policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Class A noteholder that the
Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Class A noteholder, in such form as is reasonably required by the insurer and provided to the noteholder by the insurer, irrevocably assigning to the insurer all rights and claims of the noteholder relating to or arising under the Class A Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the insurer from the trust collateral agent of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the insurer will have Received written notice from the trust collateral agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust collateral agent or any
Class A noteholder directly (unless a Class A noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the trust collateral agent for payment to such noteholder upon proof of such payment reasonably satisfactory to the insurer). In connection with the foregoing, the insurer shall have the rights provided pursuant to the sale and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trust collateral agent and each Class A noteholder in the conduct of any proceeding with respect of a preference claim.

      The terms "Receipt" and "Received" with respect to the policy, shall mean actual delivery to the insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the policy by the trust collateral agent is not in proper form or is not properly completed, executed or

                                      S-82

delivered, it shall be deemed not to have been Received, and the insurer or its fiscal agent shall promptly so advise the trust collateral agent and the trust collateral agent may submit an amended notice.

      Under the policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, the State of New Jersey, the State of Delaware, the city in which the corporate trust office of the trust collateral agent or the owner trustee is relocated subject to prior written notice with respect to such address to the noteholders, the servicer and the insurer or any other location of any successor servicer, successor indenture trustee, successor trust collateral agent or successor owner trustee are authorized or obligated by law or executive order to be closed.

      The insurer's obligations under the policy in respect of the Scheduled
Payments shall be discharged to the extent funds are transferred to the trust collateral agent as provided in the policy whether or not such funds are properly applied by the trust collateral agent.

      The insurer shall be subrogated to the rights of each Class A noteholder to receive payments of principal and interest to the extent of any payment by the insurer under the policy.

      The insurer shall not be required to make any payment to the extent that any force majeure event or governmental act prevents the insurer from performing its obligations under the policy or such performance is otherwise rendered impossible, in which event the insurer agrees to (i) use commercially reasonable efforts to perform its obligations under the policy notwithstanding such force majeure event, governmental act or impossibility of performance and (ii) perform its obligations under the policy promptly following cessation of such force majeure event, governmental act or impossibility of performance.

      Claims under the policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the policy and claims against the insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the insurer. The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The policy may not be canceled or revoked prior to payment in full of all Scheduled Payments with respect to the
Class A Notes. The policy is governed by the laws of the State of New York.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with "Material Federal Income Tax Consequences"
in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion in this prospectus supplement and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, constructive sale or conversion transaction, and holders that will hold the notes as other than capital assets may be subject to special rules that are not discussed below or in the accompanying prospectus. You are encouraged to consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

                                      S-83

TAX CHARACTERIZATION OF THE ISSUING ENTITY

      Dewey Ballantine LLP is our tax counsel and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the issuing entity will not be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

            Treatment of the Notes as Indebtedness

      The depositor agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

      The Internal Revenue Service, the IRS, and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the depositor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

      On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the Class A
Notes will be treated as indebtedness. See "Material Federal Income Tax
Consequences -- Debt Securities" in the accompanying prospectus.

      If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The issuing entity will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

            Possible Alternative Characterization of the Notes

      Although, as described above, it is tax counsel's opinion that, for federal income tax purposes, the Class A Notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more classes of the notes did not represent indebtedness for federal income tax purposes, the holders of such class of notes would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If such noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on its respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the issuing entity will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons are encouraged to consult

                                      S-84

their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes.
See "--Other Matters" below.

            Discount and Premium

      We do not anticipate issuing notes with any original issue discount. See
"Material Federal Income Tax Consequences--Discount and Premium--Original Issue
Discount" in the accompanying prospectus. The prepayment assumption that will be used to calculate accruals of original issue discount, if any, is 1.7 ABS. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Internal Revenue
Code of 1986, the CODE. See "Material Federal Income Tax Consequences--Discount
and Premium--Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax
Consequences--Discount and Premium--Premium" in the accompanying prospectus.

            Sale or Redemption of Notes

      If a note is sold or retired, the depositor will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the note. See "Material Federal Income Tax
Consequences--Debt Securities--Sale or Exchange of Debt Securities" in the
accompanying prospectus.

            Other Matters

      For a discussion of backup withholding and taxation of foreign investors in the notes, see "Material Federal Income Tax Consequences--Backup Withholding
and Information Reporting" and "--Foreign Investors--Grantor Trust Securities
and Debt Securities" in the accompanying prospectus and Annex A of this prospectus supplement.

                        STATE AND LOCAL TAX CONSEQUENCES

      You should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you are encouraged to consult with your own tax advisors as to the various state and local tax consequences of investment in the notes.

                              ERISA CONSIDERATIONS

      The Class A Notes may be purchased by pension, profit sharing and other employee benefit plans as described in the accompanying prospectus under "ERISA
Considerations - ERISA Considerations regarding Securities which are Notes." The
Class A Notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulations. This determination is based in part on the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Class A Notes for
ERISA purposes could change if the trust incurred losses. As described in the accompanying prospectus, even if the Class A Notes are treated as debt, the acquisition or holding of the Class A Notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if such acquisition or holding were deemed to be a prohibited purchase from or loan to a party in interest or disqualified person with respect

                                      S-85

to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Code to acquire the Class A Notes will be deemed to have represented that the acquisition and continued holding of the Class A Notes will be covered by a Department of Labor prohibited transaction class exemption.

      Any plan fiduciary considering the purchase of a Class A Note may wish to consult with its counsel as to the potential applicability of ERISA and the
Code, including the prohibitions against fiduciary conflicts of interest, to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

      The sale of Class A Notes to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                LEGAL PROCEEDINGS

      As a consumer finance company, the sponsor is subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract and discriminatory treatment of credit applicants. Some litigation against the sponsor could take the form of class action complaints by consumers.
As the assignee of automobile contracts originated by dealers, the sponsor may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but can include requests for compensatory, statutory and punitive damages. The sponsor believes that it has taken prudent steps to address and mitigate the litigation risks associated with its business activities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In the ordinary course of business from time to time, the sponsor and its affiliates have business relationships and agreements with affiliates of the owner trustee and the indenture trustee, including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm's length terms and conditions.

      The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the trust, the indenture trustee or the backup servicer.
However, the owner trustee and one or more of its affiliates may from time to time engage in arm's length transactions with the depositor, the sponsor, the indenture trustee, the backup servicer or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of contracts.

      The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm's length transactions with the depositor, the sponsor, the owner trustee or affiliates of any of them, that are distinct from its role as trustee, including transactions both related and unrelated to the securitization of contracts.

      The sponsor and the depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of contracts.

                                      S-86

      The depositor or the sponsor may use the net proceeds to pay its debt, including "warehouse" debt secured by the contracts prior to their sale to the issuing entity. This warehouse debt may have been owed to either underwriter or its respective affiliates.

                                     RATINGS

      It is a condition to the notes' issuance that the Class A-1 Notes be rated
"A-1+" by Standard & Poor's Ratings Services, S&P, "P-1" by Moody's Investors
Service, Inc., MOODY'S and, together with S&P, the RATING AGENCIES, and that the
Class A-2, Class A-3 and Class A-4 Notes be rated "AAA" by S&P" and "Aaa" by
Moody's. The ratings of the Class A Notes by Moody's and the Class A-2, Class
A-3 and Class A-4 Notes by S&P will be substantially based on the insurance policy. The ratings issued by S&P of the Class A-1 Notes will be issued without regard to the benefit afforded to the Class A-1 Notes by the insurance policy.
Each rating agency assigned to rate the notes will monitor the ratings using its normal surveillance procedures. Rating agencies may change or withdraw an assigned rating at any time. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the notes.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled payment dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions contained in an underwriting agreement, the depositor has agreed to sell to Greenwich Capital Markets, Inc.
and Citigroup Global Markets Inc., the UNDERWRITERS, for which Greenwich Capital
Markets, Inc. will act as representative, and each of the underwriters has severally agreed to purchase from the depositor, the initial principal amounts of the Class A Notes set forth below opposite their respective names.

--------------------------------------------------------------------------------------------------------
          Underwriter             Class A-1 Notes   Class A-2 Notes   Class A-3 Notes   Class A-4 Notes
          -----------             ---------------   ---------------   ---------------   ---------------

Greenwich Capital Markets, Inc.     $69,423,750      $124,100,000       $76,500,000      $112,476,250
 Citigroup Global Markets Inc.      $12,251,250      $ 21,900,000       $13,500,000      $ 19,848,750
                                  ---------------   ---------------   ---------------   ----------------
                                    $81,675,000      $146,000,000       $90,000,000      $132,325,000
--------------------------------------------------------------------------------------------------------

      The underwriters have advised the depositor that they propose to initially offer the Class A Notes to the public at the prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A
Notes, the public offering prices may be changed.

      Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from any underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, such underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.

                                      S-87

      The depositor and the sponsor have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

      The depositor or its affiliates may apply all or a portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the contracts - prior to their sale to the issuer. Each underwriter, or its respective affiliates, has acted as a "warehouse lender" and as a
"residual financing lender" to the sponsor and its affiliates, and affiliates of the underwriters will receive a substantial portion of the proceeds as a repayment of the related outstanding warehouse debt.

      IN CONNECTION WITH THIS OFFERING THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT
TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CLASS A NOTES
AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH
STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                     EXPERTS

      The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December
31, 2005, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of
PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

      In addition to the legal opinions described in the accompanying prospectus, certain federal income tax and other matters have been passed upon for the sponsor, the depositor, LBARC-WI and the issuing entity by Dewey
Ballantine LLP. Certain legal matters relating to the notes have been passed upon for the underwriters by Sidley Austin LLP. Certain legal matters have been passed upon for Financial Security by Brian H. Mellstrom, Associate General
Counsel to Financial Security.

                                      S-88

                                    GLOSSARY

      "Available Funds" means, for each payment date, the sum, without duplication, of:

      o   the collected funds for the related collection period (including amounts received in connection with extensions, rebates or adjustments on contracts granted by the servicer pursuant to the sale and servicing agreement);

      o   the Liquidation Proceeds collected during the related collection period;

      o   the proceeds from recoveries on liquidated contracts collected during the related collection period, net of the reasonable costs of liquidation;

      o   all purchase amounts deposited in the collection account during the related collection period;

      o   income on investments held in the collection account; and

      o   with respect to the payment date immediately following the end of the funding period, the remaining pre-funded amount, if any.

      Available Funds shall not include investment earnings on amounts in the supplemental enhancement account.

      "Class A Noteholders' Interest Payment Amount" means, for any payment date, the Interest Payment Amount due with respect to the Class A-1, Class A-2,
Class A-3 and Class A-4 Notes as of that payment date.

      "Class A Noteholders' Principal Payment Amount" means, for any payment date, the Principal Payment Amount for that payment date.

      "Cram Down Loss" means, for any contract, other than a liquidated contract, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the contract or otherwise modifying or restructuring the scheduled payments to be made on the contract, an amount equal to:

      o   the excess of the contract's principal balance immediately prior to the order relating to the contract over the contract's principal balance as reduced; plus

      o   if the court issued an order reducing the effective interest rate on the contract, the excess of the contract's net present value (using a discount rate equal to the adjusted APR on such contract) of the scheduled payments as so modified or restructured over the contract's net present value (using as the discount rate equal to the original
          APR on the contract) of the scheduled payments as so modified or restructured.

      A Cram Down Loss shall be deemed to have occurred on the order's issuance date.

      "Cumulative Gross Default Trigger" means, with respect to any determination date, a fraction expressed as a percentage (i) the numerator of which is equal to the sum (without duplication) of (a) the aggregate outstanding principal balance of the contracts which became defaulted contracts (each such principal balance calculated as of the last day of the collection period during which such contract became a defaulted contract) and (b) the aggregate outstanding principal balance (as of the related repurchase

                                      S-89

date) of all contracts that were repurchased by the sponsor or the servicer, which were 30 days or more delinquent (calculated based on a 360-day year of twelve 30-day months) with respect to more than 5% of the payment scheduled to be made by the related obligor at the time of such repurchase and (ii) the denominator of which is equal to the sum of (x) the aggregate principal balance of the initial contracts as of the initial cutoff date, plus (y) the aggregate principal balance of the subsequent contracts as of the related subsequent cutoff date.

      "Cumulative Net Loss Trigger" means, with respect to any determination date, a fraction, expressed as a percentage, the numerator of which is equal to
(i) the sum of (a) the aggregate of the principal balances of all contracts that became liquidated contracts (each such principal balance calculated as of the first day of the collection period during which such contract became a liquidated contract), and (b) the amount of any Cram Down Losses less (ii) the
Liquidation Proceeds and recoveries received by the issuing entity with respect to contracts which became liquidated contracts, and the denominator of which is equal to the sum of (x) the aggregate principal balance of the initial contracts as of the initial cutoff date, plus (y) the aggregate principal balance of the subsequent contracts as of the related subsequent cutoff date.

      "Delinquency Rate Trigger" means, with respect to any determination date, the arithmetic average of the Delinquency Ratios for each of the three collection periods immediately preceding the collection period in which such determination date occurs.

      "Delinquency Ratio" means, with respect to any collection period, a fraction, expressed as a percentage, (a) the numerator of which is equal to the aggregate of the principal balances (as of the end of such collection period) of all contracts other than defaulted contracts that were 30 or more days delinquent (calculated based on a 360-day year of twelve 30-day months) as of the end of such collection period with respect to more than 5% of the payment scheduled to be made by the related obligor, and (b) the denominator of which is equal to the aggregate outstanding principal balance of the contracts as of the end of such collection period.

      "Interest Carryover Shortfall" means, for any payment date and for any class of notes, all or any portion of the Interest Payment Amount from any prior payment date which remains unpaid plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid on the applicable class of notes from the preceding payment date to but excluding the payment date.

      "Interest Payment Amount" means, for any payment date and any class of notes, the sum of the Monthly Interest Payment Amount for such payment date and the Interest Carryover Shortfall, if any, calculated as of such payment date, in each case, with respect to such class of notes.

      "Liquidation Proceeds" means, for liquidated contracts:

      o   proceeds received by the servicer from whatever source for a liquidated contract (including, without limitation, proceeds received in connection with 60 day delinquent contracts that the servicer has directed the issuing entity to sell to a third party) during the collection period in which the contract was liquidated; minus

      o   the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts the servicer is required by law to remit to the obligor.

      "Monthly Interest Payment Amount" means, for any payment date and any class of notes, the interest accrued during the applicable interest period on the principal amount of such class of notes

                                      S-90

outstanding as of the end of the prior payment date or, in the case of the first payment date, as of the closing date calculated, with respect to the Class A-1
Notes, on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period and with respect to the Class A-2 Notes, the Class
A-3 Notes and the Class A-4 Notes, on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first payment date, 29 days).

      "Noteholders' Remaining Parity Deficit Amount" means with respect to any payment date, the excess, if any, of (x) the aggregate remaining principal amount of the notes outstanding on such payment date, after giving effect to all reductions in such aggregate principal amount from (i) the spread account and
(ii) the supplemental enhancement account over (y) the sum of the aggregate principal balance of the contracts at the end of the prior calendar month plus any remaining pre-funded amount.

      "Overcollateralization Amount" means, as of any date of determination, the difference between (i) the sum of the aggregate outstanding principal balance of the contracts plus any remaining pre-funded amount and (ii) the aggregate principal amount of the Class A Notes.

      "Principal Payment Amount" means, (i) for any payment date other than the final scheduled payment date for any class of the Class A Notes, the amount, if any, by which the outstanding principal amount of the Class A Notes exceeds the sum of (a) the aggregate outstanding principal balance of the contracts as of the end of the related collection period and (b) any amounts remaining in the pre-funding account; and (ii) with respect to the final scheduled payment date for any class of the Class A Notes, an amount equal to the greater of (a) the amount calculated in clause (i) above and (b) the then outstanding principal amount of the respective class of notes.

      "Required Overcollateralization Target" means, for any payment date, the
Required Total Enhancement Amount minus the amount on deposit in the spread account.

      "Required Total Enhancement Amount" means, for any date of determination, the greater of (i) 2.25% of the sum of the aggregate principal balance of the contracts as of the initial cutoff date plus the initial pre-funded amount and
(ii) 9.00% of the aggregate outstanding principal balance of the contracts plus amounts outstanding in the pre-funding account. The Required Total Enhancement
Amount may be increased during the occurrence of a Trigger Event, or may otherwise be modified, as described in this prospectus supplement.

      "Spread Account Requisite Amount" means, initially, the cash deposit with which the issuing entity will fund the spread account equal to 1.25% of the aggregate principal balance of the contracts as of the initial cutoff date. The issuing entity will fund the spread account with additional cash deposits equal to 1.25% of the aggregate principal balance of the subsequent contracts. The
Spread Account Requisite Amount may be increased during the occurrence of a
Trigger Event, or may be otherwise modified, as described in this prospectus supplement.

      "Total Enhancement Amount" means, for any date of determination, the sum of (i) amounts on deposit in the spread account, (ii) amounts on deposit in the supplemental enhancement account (exclusive of investment earnings) and (iii)
the Overcollateralization Amount.

                                      S-91

      "Trigger Event" means, for any date of determination an event that is in effect when any of the thresholds in the below chart are exceeded:

--------------------------------------------------
           Cumulative    Cumulative
         Gross Default    Net Loss    Delinquency
Period      Trigger        Trigger    Rate Trigger
--------------------------------------------------
   3         1.57%          0.79%        4.25%
   6         3.13%          1.57%        4.25%
   9         3.73%          1.96%        4.25%
  12         5.88%          3.13%        4.25%
  15         6.77%          3.56%        5.25%
  18         8.56%          4.28%        5.25%
  21         8.98%          4.66%        5.25%
  24         9.40%          5.17%        5.25%
  27        10.00%          5.50%        6.25%
  30        10.91%          6.00%        6.25%
  33        11.52%          6.34%        6.25%
  36        12.12%          6.67%        6.25%
  39        12.43%          6.83%        6.25%
  42        12.72%          7.00%        6.25%
  45        12.72%          7.00%        6.25%
  48        12.72%          7.00%        6.25%
  51        12.72%          7.00%        6.25%
  54        12.72%          7.00%        6.25%
  57        12.72%          7.00%        6.25%
  60        12.72%          7.00%        6.25%
--------------------------------------------------

      If a Trigger Event described above has occurred and is continuing, the
Required Total Enhancement Amount will be 14.00%.

--------------------------------------------------
          Cumulative     Cumulative
         Gross Default    Net Loss    Delinquency
Period      Trigger       Trigger     Rate Trigger
--------------------------------------------------
   3         1.85%         1.02%         6.25%
   6         3.39%         1.87%         6.25%
   9         4.31%         2.37%         6.25%
  12         6.15%         3.39%         6.25%
  15         7.00%         3.85%         7.25%
  18         8.39%         4.61%         7.25%
  21         9.80%         5.39%         7.25%
  24        10.63%         5.85%         7.25%
  27        11.48%         6.31%         8.25%
  30        12.30%         6.76%         8.25%
  33        13.15%         7.24%         8.25%
  36        13.71%         7.54%         8.25%
  39        13.98%         7.69%         8.25%
  42        14.54%         8.00%         8.25%
  45        14.54%         8.00%         8.25%
  48        14.54%         8.00%         8.25%
  51        14.54%         8.00%         8.25%
  54        14.54%         8.00%         8.25%
  57        14.54%         8.00%         8.25%
  60        14.54%         8.00%         8.25%
--------------------------------------------------

                                      S-92

      If a Trigger Event described above has occurred and is continuing, the
Spread Account Requisite Amount will be unlimited.

      All or any of the thresholds specified above may be amended, waived, reduced, increased or terminated by the insurer, the trust collateral agent and the depositor without the consent of the indenture trustee or the noteholders so long as certain insurer defaults shall not have occurred and be continuing.

                                      S-93

                                     ANNEX A

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS
SUPPLEMENT TO WHICH IT IS ATTACHED.

      Except in limited circumstances, the Class A Notes, or the securities, will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream, Luxembourg or Euroclear. The
securities will be tradable as home market instruments in both the European and
U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

      Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream, Luxembourg or
Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of
Clearstream, Luxembourg and Euroclear and as DTC participants.

      Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate
U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All securities will be held in book-entry form by DTC in the name of Cede
& Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

      Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their securities through Clearstream,
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                       A-1

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and depositor's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants

      Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

      Trading between Clearstream, Luxembourg or Euroclear Participants

      Secondary market trading between Clearstream, Luxembourg participants or
Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC, Depositor and Clearstream, Luxembourg or Euroclear
Participants

      When securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a
Euroclear participant, the purchaser will send instructions to Clearstream,
Luxembourg or Euroclear through a Clearstream, Luxembourg participant or
Euroclear participant at least one business day prior to settlement.
Clearstream, Luxembourg or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date. Interest on the Class
A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on the Class A-2
Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first payment date, 29 days), as applicable, in accordance with the terms of the applicable securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account.
The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the securities are credited to their account one day later.

                                       A-2

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC depositor on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream, Luxembourg or Euroclear Depositor and DTC
Purchaser

      Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The depositor will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or
Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. The payment will then be reflected in the account of Clearstream, Luxembourg participant or
Euroclear participant the following day, and receipt of the cash proceeds in the
Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream, Luxembourg participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the
Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to
Clearstream, Luxembourg participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o   borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream, Luxembourg or Euroclear accounts in accordance with the clearing system's customary procedures;

                                       A-3

o   borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

o   staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of securities holding securities through Clearstream,
Luxembourg or Euroclear, or through DTC if the holder has an address outside the
U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

            (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

            (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

            This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You are encouraged to consult with your own tax advisors for specific tax advice concerning your holding and disposing of the securities.

      Exemption for Non-U.S. Persons-Form W-8BEN

            Beneficial owners of global securities that are non-U.S. persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial
Owner for United States Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (a "TIN") is valid for a period of three years beginning on the date that the form is signed. If the information shown on
Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstance renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

      Exemption for Non-U.S. Persons with Effectively Connected Income-Form
W-8ECI

            A non-U.S. person, as defined below, may claim an exemption from the withholding tax on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign
Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). The Form W-8ECI
is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

                                       A-4

      Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty
Countries-Form W-8BEN.

            A non-U.S. person may claim treaty benefits by filing Form W-8BEN,
(Certificate of Foreign Status of Beneficial Owner for United States Tax
Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (a "TIN") is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form
W-8BEN provided with a U.S. TIN is valid until a change in circumstance renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

      Exemption for U.S. Persons-Form W-9

            U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
Certification).

      A U.S. person is:

            (1) a citizen or resident of the United States;

            (2) a corporation or other entity organized in or under the laws of the United States or any political subdivision thereof;

            (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

            (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantive decisions of the trust.

            A non-U.S. person is any person other than a U.S. person or a partnership.

                                       A-5

                                     ANNEX B

                        SPONSOR'S STATIC POOL INFORMATION

Prospectus
--------------------------------------------------------------------------------

LONG BEACH ACCEPTANCE CORP.    [LOGO] LBA CORP        AUTOMOBILE CONTRACT-BACKED
Sponsor and Servicer                              SECURITIES, ISSUABLE IN SERIES

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
WE SUGGEST THAT YOU READ THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6
OF THIS PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST
IN THESE SECURITIES.

These securities are automobile contract-backed securities which represent interests in or obligations of the issuing entity issuing that series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the contracts will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.
--------------------------------------------------------------------------------

THE SECURITIES --

o     will be issued from time to time in series;

o     will be backed primarily by one or more pools of "non-prime" automobile installment sale contracts, referred to in this prospectus as the contracts, transferred directly or indirectly by Long Beach Acceptance
      Corp. to the issuing entity;

o     will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

o     may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

THE ASSETS --

The assets of each issuing entity will primarily consist of a pool of
"non-prime" automobile contracts, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the related prospectus supplement. "Non-prime" automobile contracts are contracts with borrowers who have limited credit histories or have experienced prior credit difficulties.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MARCH 31, 2006

    IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities; and (2) the prospectus supplement, which describes the specific terms of your series of securities.

      This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus, the accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section
21E of the Securities Exchange Act of 1934, referred to herein as the Exchange
Act, as amended. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words "believes," "expects," "anticipates,"
"intends," "plans," "estimates" or similar expressions.

      Forward-looking statements involve risks, uncertainties and assumptions.
Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

                                       ii

                                TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----

                                       iii

                                       iv

                                        v

                              SUMMARY OF PROSPECTUS

o     This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

o     This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding of the securities and is qualified by the full description of these structural elements, calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

o     There are material risks associated with an investment in the securities.
You should read the section entitled "Risk Factors" beginning on page 6 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

ISSUING ENTITY

The issuing entity for a particular series of securities may be either a special-purpose finance subsidiary of the sponsor or a trust formed by the sponsor or such special-purpose finance subsidiary.

SPONSOR

Long Beach Acceptance Corp., a Delaware corporation. The sponsor's principal offices are located at One Mack Centre Drive, Paramus, New Jersey 07652 and its
telephone number is (201) 262-5222.

SERVICER

Unless otherwise specified in the related prospectus supplement, Long Beach
Acceptance Corp.

CUSTODIAN

Unless otherwise specified in the related prospectus supplement, Long Beach
Acceptance Corp.

TRUSTEE

For any series of securities, the trustee named in the related prospectus supplement.

In addition, if the issuing entity is a trust, it may separately enter into and issue notes pursuant to a separate indenture. In that case, the trust and the indenture will be administered by separate independent trustees.

THE SECURITIES

Each class of securities will be notes representing indebtedness of the issuing entity.

Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series may include one or more classes which:

      o     are entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

      o     are entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

      o     have different terms including different interest rates and different timing of payments, whether by sequential order or proportional distribution of payments of principal or interest or both;

      o     will not distribute accrued interest but rather will add the accrued interest to the principal balance, or notional balance, in the manner described in the related prospectus supplement; or

      o     are senior or subordinate to one or more other classes of securities in respect of distributions of principal and interest and
            allocations of losses on contracts.

A series of securities may provide that distributions of principal or interest or both on any class may be made:

      o     upon the occurrence of specified events;

      o     in accordance with a schedule or formula; or

      o     on the basis of collections from designated portions of the related pool of contracts.

TRUST PROPERTY

As specified in the related prospectus supplement, the trust property may consist of:

      o     a pool consisting primarily of "non-prime" automobile contracts between dealers, or other originators and retail purchasers together with all monies relating to the contracts received after the cut-off date specified in the related prospectus supplement;

      o     a security interest in the underlying automobiles, sport utility vehicles, light duty trucks and vans;

      o     proceeds from the disposition of the underlying automobiles, sport utility vehicles, light duty trucks and vans and property relating to the automobiles, sport utility vehicles, light duty trucks and vans;

      o     Rule of 78s contracts under which the obligor pays, in monthly installments, a specified total representing the principal amount financed and finance charges, which finance charges are calculated so that the interest portion of each payment is greater during the early months of the contract term and lower during later months;

      o     fixed value contracts which provide for monthly payments with a final fixed payment that is greater than the scheduled monthly payments;

                                        2

      o     simple interest contracts which provide for amortization of the amount financed through a series of fixed level monthly payments;

      o     amounts held in any collection, reserve, pre-funding or other accounts established pursuant to the transaction documents;

      o     credit enhancement for the trust property or any class of
            securities; and

      o     interest on short-term investments.

If the related prospectus supplement specifies, the trustee may acquire additional contracts during a specified pre-funding period from monies in a pre-funding account. In no event will a pre-funding period exceed one year or will the amount deposited in a pre-funding account exceed 50% of the amount of the securities being offered pursuant to the related prospectus supplement.

For purposes of this prospectus, if the issuing entity is a trust, the term trust property refers to the property of such trust, and if the issuing entity is a special-purpose finance subsidiary of the sponsor, the term trust property refers to the property pledged by such special-purpose finance subsidiary to the trustee for the benefit of the holders of the related securities.

"Non-prime" automobile contracts, the principal component of the trust property, is a common term used to describe contracts made with borrowers who have limited credit histories or who have experienced prior credit difficulties.

PAYMENT DATE

As described in the related prospectus supplement, the securities will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly or semi-annually.

RECORD DATE

The related prospectus supplement will describe a date preceding the payment date, as of which the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

COLLECTION PERIOD

A period preceding each payment date - for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. As the related prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trustee prior to the related payment date.

CREDIT AND CASH FLOW ENHANCEMENT

As described in the related prospectus supplement, credit enhancement for the trust property or any class of securities may include any one or more of the following:

      o     a policy issued by an insurer specified in the related prospectus supplement;

      o     excess cashflow

      o     a reserve or spread account;

      o     letters of credit;

      o     credit or liquidity facilities;

                                        3

      o     interest rate swaps;

      o     interest rate caps; or

      o     subordination and over-collateralization.

REGISTRATION OF SECURITIES

The issuing entity may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In that case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the related prospectus supplement.

OPTIONAL TERMINATION

As described in this prospectus and the related prospectus supplement, the servicer, the sponsor, or if the related prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of securities.

MANDATORY TERMINATION

As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. An indenture may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

SALE OF CONTRACTS

As described in this prospectus and the related prospectus supplement, the servicer may, in accordance with the terms of the sale and servicing agreement for that particular series, direct the issuing entity to sell delinquent contracts to a third party that is unaffiliated with the sponsor and the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The securities of each series will, for federal income tax purposes, constitute debt issued by a trust or by the sponsor secured by the underlying contracts.

In addition to reviewing Material Federal Income Tax Consequences in this prospectus and the related prospectus supplement, you are encouraged to consult your tax advisors.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the
Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" beginning on page 56 in this prospectus and in the related prospectus supplement.

RATINGS

Each class of securities offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings address the likelihood of timely payment of interest and

                                        4

the ultimate payment of principal on the securities by the stated maturity date.
The ratings do not address the rate of prepayments that may be experienced on the contracts or the effect of the rate of prepayments on the return of principal to securityholders.

                                        5

                                  RISK FACTORS

      This section and the section under the caption "Risk Factors" in the accompanying prospectus supplement describe the principal risk factors associated with an investment in any class of securities. You should consider these risk factors prior to any purchase of any class of securities.

YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES,      A secondary market for these securities is unlikely
AND MAY HAVE TO HOLD YOUR SECURITIES TO           to develop. If it does develop, it may not provide
MATURITY EVEN THOUGH YOU MAY WANT TO SELL.        you with sufficient liquidity of investment or
                                                  continue for the life of these securities. The
                                                  underwriters may establish a secondary market in the
                                                  securities, although no underwriter will be
                                                  obligated to do so. The securities are not expected
                                                  to be listed on any securities exchange or quoted in
                                                  the automated quotation system of a registered
                                                  securities association.

                                                  Issuance of the securities in book-entry form may
                                                  also reduce their liquidity in the secondary trading
                                                  market, since some investors may be unwilling to
                                                  purchase securities for which they cannot obtain
                                                  definitive physical securities.

PREPAYMENTS ON THE CONTRACTS COULD CAUSE YOU TO   The yield to maturity of the securities may be
BE PAID EARLIER THAN YOU EXPECT, WHICH MAY        adversely affected by a higher or lower than
ADVERSELY AFFECT YOUR YIELD TO MATURITY.          anticipated rate of prepayments on the contracts.
                                                  If you purchase a security at a premium based on
                                                  your expectations as to its maturity or weighted
                                                  average life, and the security pays principal more
                                                  quickly than you expected, your yield will be lower
                                                  than you anticipated and you may not recover the
                                                  premium you paid. Similarly, if you purchase a
                                                  security at a discount based on your expectations as
                                                  to its maturity or weighted average life, and the
                                                  security pays principal more slowly than you
                                                  expected, your yield will be lower than you
                                                  anticipated.

                                                  The yield to maturity on interest only securities
                                                  will be extremely sensitive to the rate of
                                                  prepayments on the contracts. If the contracts
                                                  prepay rapidly the yield on an interest only
                                                  security could be dramatically reduced and an
                                                  investor may not recover its initial investment.

                                        6

                                                  The contracts may be prepaid in full or in part at
                                                  any time.

                                                  We cannot predict the rate of prepayments of the
                                                  contracts, which is influenced by a wide variety of
                                                  economic, social and other factors, including among
                                                  others, obsolescence, the prevailing interest rates,
                                                  availability of alternative financing, local and
                                                  regional economic conditions and natural disasters.
                                                  Therefore, we can give no assurance as to the level
                                                  of prepayments that a trust will experience.

                                                  Your securities could be subject to optional or
                                                  mandatory redemption features, exposing you to
                                                  investment risk.

                                                  One or more classes of securities of any series may
                                                  be subject to optional or mandatory redemption in
                                                  whole or in part, on or after a specified date, or
                                                  on or after the time when the aggregate outstanding
                                                  principal amount of the contracts or the securities
                                                  is less than a specified amount or percentage.

                                                  Since prevailing interest rates may fluctuate, we
                                                  cannot assure you that you will be able to reinvest
                                                  unscheduled payments resulting from a redemption at
                                                  a yield equaling or exceeding the yield on your
                                                  securities. You will bear the risk of reinvesting
                                                  these amounts.

THE TRUST ASSETS CONSIST MAINLY OF CONTRACTS      The trust assets will consist primarily of
MADE WITH "NON-PRIME" BORROWERS.                  "non-prime" automobile contracts originated under
                                                  lending programs of the sponsor designed to serve
                                                  consumers who have limited access to traditional
                                                  automobile financing. There is a high degree of
                                                  risk associated with non-prime borrowers. The
                                                  typical non-prime borrower has a limited credit
                                                  history or has experienced prior credit
                                                  difficulties. Because the sponsor serves consumers
                                                  who are unable to meet the credit standards imposed
                                                  by most traditional automobile financing sources,
                                                  its finance

                                        7

                                                  charges are at higher rates than those charged by
                                                  many traditional financing sources. "Non-prime"
                                                  automobile contracts such as those included in trust
                                                  assets therefore entail relatively higher risk and
                                                  may be expected to experience higher levels of
                                                  delinquencies and losses than contracts originated
                                                  by traditional automobile financing sources.

CREDIT ENHANCEMENT, IF PROVIDED, MAY BE LIMITED   Credit enhancement for your securities may be
IN BOTH AMOUNT AND SCOPE OF COVERAGE, AND MAY     provided in limited amounts to cover some, but not
NOT BE SUFFICIENT TO COVER ALL LOSSES OR RISKS    all, types of losses on the contracts and may reduce
ON YOUR INVESTMENT.                               over time in accordance with a schedule or formula.
                                                  Furthermore, credit enhancement may provide only
                                                  very limited coverage as to some types of losses,
                                                  and may provide no coverage as to other types of
                                                  losses. Credit enhancement does not directly or
                                                  indirectly guarantee to the investors any specified
                                                  rate of prepayments, which is one of the principal
                                                  risks of your investment. The amount and types of
                                                  credit enhancement coverage, the identification of
                                                  any entity providing the credit enhancement, the
                                                  terms of any subordination and other information
                                                  relating thereto will be described in the
                                                  accompanying prospectus supplement.

POSSESSION OF THE CONTRACTS BY THE SPONSOR        Any insolvency by the sponsor, the servicer, the
COMBINED WITH THE INSOLVENCY OF THE SPONSOR,      custodian or a third party while in possession of
THE SERVICER, THE CUSTODIAN OR OTHER PARTY, MAY   the contracts may result in competing claims to
CAUSE YOUR PAYMENTS TO BE REDUCED OR DELAYED.     ownership or security interests in the contracts
                                                  which could result in delays in payments on the
                                                  securities, losses to securityholders or the
                                                  repayment of the securities.

                                                  In addition, if the sponsor, the servicer, or a
                                                  third party while in possession of the contracts,
                                                  sells or pledges and delivers them to another party,
                                                  that party could acquire an interest in the
                                                  contracts with priority over the trustee's
                                                  interest. This could result in delays in payments
                                                  on the securities or losses to you on the repayment
                                                  of the securities.

                                        8

FEDERAL AND STATE CONSUMER PROTECTION LAWS AND    Federal and state consumer protection laws may
OTHER FACTORS MAY LIMIT THE COLLECTION OF         prohibit, limit, or delay repossession and sale of
PAYMENTS ON THE CONTRACTS AND REPOSSESSION OF     the vehicles to recover losses on defaulted
THE VEHICLES.                                     contracts. As a result, you may experience delays
                                                  in receiving payments and suffer losses.

                                                  Additional factors that may affect the issuing
                                                  entity's ability to recoup the full amount due on a
                                                  contract include:

                                                  o   the sponsor's failure to file amendments to the
                                                      certificate of title relating to the related
                                                      vehicle;

                                                  o   the sponsor's failure to file financing
                                                      statements to perfect its security interest in
                                                      the related vehicle;

                                                  o   depreciation;

                                                  o   obsolescence;

                                                  o   damage or loss of the related vehicle; and

                                                  o   the application of Federal and state bankruptcy
                                                      and insolvency laws.

INSOLVENCY OF THE SPONSOR MAY CAUSE YOUR          In some circumstances, a bankruptcy of the sponsor
PAYMENTS TO BE REDUCED OR DELAYED.                may reduce payments to you. The sponsor will
                                                  structure the transactions contemplated by this
                                                  prospectus and the accompanying prospectus
                                                  supplement to guard against the trust property
                                                  becoming property of the bankruptcy estate of the
                                                  sponsor. These steps include the creation of one or
                                                  more separate limited-purpose subsidiaries, which
                                                  contain restrictions on the nature of their
                                                  businesses and their ability to commence a voluntary
                                                  bankruptcy case or proceeding. The sponsor believes
                                                  that the transfer of the contracts to a
                                                  limited-purpose subsidiary should be treated as an
                                                  absolute and unconditional assignment and transfer.

                                                  However, in the event of an insolvency of the

                                        9

                                                  sponsor a court or bankruptcy trustee could attempt
                                                  to:

                                                  o   recharacterize the transfer of the contracts by
                                                      the sponsor to the subsidiary as a borrowing by
                                                      the sponsor from the subsidiary or the related
                                                      securityholders secured by a pledge of the
                                                      contracts; or

                                                  o   consolidate the assets of the subsidiary with
                                                      those of the sponsor because the sponsor will
                                                      own the equity interests of the subsidiary.

                                                  If a recharacterization attempt is successful, a
                                                  court could elect to accelerate payment of the
                                                  securities and liquidate the contracts. Then you
                                                  may only be entitled to the outstanding principal
                                                  amount and interest on the securities at the
                                                  interest rate on the date of payment. A
                                                  recharacterization attempt, even if unsuccessful,
                                                  could result in delays in payments to you.

                                                  If either attempt is successful, the securities may
                                                  be accelerated and the trustee's recovery on your
                                                  behalf could be limited to the then current value of
                                                  the contracts. Consequently, you could lose the
                                                  right to future payments and you may not receive
                                                  your anticipated interest and principal on the
                                                  securities.

COMMINGLING OF FUNDS WITH THE SPONSOR'S FUNDS     While the sponsor is the servicer, cash collections
MAY RESULT IN REDUCED OR DELAYED PAYMENTS TO      which are not remitted to a lockbox account and
YOU.                                              instead are remitted directly to the servicer may be
                                                  commingled with the sponsor's other funds prior to
                                                  depositing such cash collections into the proper
                                                  trust account in accordance with the related
                                                  servicing agreement.

                                                  If bankruptcy proceedings are commenced with respect
                                                  to the sponsor while acting as servicer, the sponsor
                                                  (if not the servicer), the issuing entity, or the
                                                  trustee, may not have a perfected security interest
                                                  and any funds then

                                       10

                                                  held by the servicer may be unavailable to
                                                  securityholders.

THE SPONSOR'S LOSS OF THIRD PARTY FINANCING MAY   The sponsor is dependent upon the continued receipt
DELAY PAYMENTS TO YOU.                            of funding from third party sources. In the event
                                                  that such funding is discontinued, the sponsor may
                                                  not be able to perform its obligations with respect
                                                  to the securities, including its obligation to
                                                  service the contracts and repurchase contracts which
                                                  breach specified representations and warranties. As
                                                  a result, you may experience delays in receiving
                                                  payments and suffer losses.

LOSSES AND DELINQUENCIES ON THE CONTRACTS MAY     We cannot guarantee that the delinquency and loss
DIFFER FROM THE SPONSOR'S HISTORICAL LOSS AND     levels of the contracts in the related pool will
DELINQUENCY LEVELS.                               correspond to the historical levels the sponsor
                                                  experienced on its loan and vehicle portfolio.
                                                  There is a risk that delinquencies and losses could
                                                  increase or decline significantly for various
                                                  reasons including:

                                                  o   changes in the federal income tax laws; or

                                                  o   changes in the local, regional or national
                                                      economies.

SECURITYHOLDERS HAVE NO RECOURSE AGAINST THE      There is no recourse against the sponsor other than
SPONSOR FOR LOSSES.                               for breaches of certain representations and
                                                  warranties with respect to the contracts, and, while
                                                  the sponsor is acting as servicer, for certain
                                                  breaches of the servicer's obligations under the
                                                  servicing agreement. The securities represent
                                                  obligations solely of the trust or debt secured by
                                                  the trust property. No securities will be
                                                  guaranteed by the sponsor, the servicer, or the
                                                  applicable trustee. Consequently, if payments on
                                                  the contracts, and to the extent available, any
                                                  credit enhancement, are insufficient to pay the
                                                  securities in full, you have no rights to obtain
                                                  payment from the sponsor.

USED VEHICLES INCLUDED IN THE CONTRACT POOL MAY   Some or all of the assets of a trust may consist of
INCUR HIGHER LOSSES THAN NEW AUTOMOBILES.         loans to finance the purchase of used vehicles.
                                                  Because the value of a used vehicle

                                       11

                                                  is more difficult to determine, upon sale of a
                                                  repossessed vehicle, a greater loss may be incurred.

DEFAULTED CONTRACTS MAY RESULT IN A DELAY IN      In the event that the sponsor or the servicer must
PAYMENTS TO SECURITYHOLDERS AND A LOSS ON YOUR    repossess and dispose of vehicles to recover
INVESTMENT.                                       scheduled payments due on defaulted contracts, the
                                                  securityholders may not realize the full amount due
                                                  on a contract, or may not realize the full amount on
                                                  a timely basis. Other factors that may affect the
                                                  ability of the securityholders to realize the full
                                                  amount due on a contract include whether
                                                  endorsements or amendments to certificates of title
                                                  relating to the vehicles had been filed or such
                                                  certificates have been delivered to the trustee,
                                                  whether financing statements to perfect the security
                                                  interest in the contracts had been filed,
                                                  depreciation, obsolescence, damage or loss of any
                                                  vehicle, and the application of federal and state
                                                  bankruptcy and insolvency laws. As a result, you
                                                  may be subject to delays in receiving payments and
                                                  suffer loss on your investment in the securities to
                                                  the extent such losses are not covered by applicable
                                                  credit enhancement.

TRANSFER OF SERVICING MAY REDUCE OR DELAY         If the sponsor were to cease servicing the
PAYMENTS TO YOU.                                  contracts, delays in processing payments on the
                                                  contracts and information regarding contract
                                                  payments could occur. A transfer in servicing of
                                                  the contracts could reduce or delay payments to
                                                  you. In addition, if the sponsor were to cease
                                                  servicing the contracts, there is no guarantee that
                                                  a replacement servicer would be able to service the
                                                  contracts to the same capability and degree of skill
                                                  as the sponsor.

INABILITY OF THE SPONSOR TO REACQUIRE CONTRACTS   The transaction documents require the sponsor to
WHICH BREACH A REPRESENTATION OR WARRANTY MAY     acquire contracts from the trust property if
CAUSE YOUR PAYMENTS TO BE REDUCED OR DELAYED.     representations and warranties concerning the
                                                  contracts' eligibility or certain covenants made by
                                                  the sponsor, as servicer, have been breached. If
                                                  the sponsor is unable to reacquire the contracts and
                                                  no other party is obligated to perform or satisfy
                                                  these obligations, you may

                                       12

                                                  experience delays in receiving payments and losses
                                                  on your investment in the securities to the extent
                                                  such losses are not covered by applicable credit
                                                  enhancement.

FAILURE TO AMEND OR REISSUE THE CERTIFICATES OF   None of the sponsor, the issuing entity or the
TITLE TO THE FINANCED VEHICLES MAY CAUSE YOU TO   trustee will amend or reissue the certificates of
EXPERIENCE DELAYS IN PAYMENTS OR LOSSES.          title to the financed vehicles to note their sale to
                                                  the issuing entity or the grant of a security
                                                  interest in the vehicles to the trustee by the
                                                  issuing entity. Because the certificates of title
                                                  will not be amended or reissued, the issuing entity
                                                  may not have a perfected security interest in the
                                                  financed vehicles securing contracts originated in
                                                  some states. In the event that a contract
                                                  originated in any such state goes into default, you
                                                  may experience delays in receiving payments and
                                                  losses on your investment in the securities to the
                                                  extent such losses are not covered by applicable
                                                  credit enhancement.

INADEQUATE INSURANCE ON VEHICLES MAY CAUSE YOU    Each contract requires the obligor to maintain
LOSSES ON YOUR INVESTMENT.                        insurance covering physical damage to the vehicle in
                                                  an amount not less than the unpaid principal balance
                                                  of the contract with the sponsor named as a loss
                                                  payee. Since the obligors select their own insurers
                                                  to provide the required coverage, the specific terms
                                                  and conditions of their policies vary.

                                                  In addition, although most contracts generally give
                                                  the sponsor the right to force place insurance
                                                  coverage in the event the required physical damage
                                                  insurance on a vehicle is not maintained by an
                                                  obligor, neither the sponsor nor the servicer is
                                                  obligated to force place coverage. In the event
                                                  insurance coverage is not maintained by obligors and
                                                  coverage is not force placed, then insurance
                                                  recoveries may be limited in the event of losses or
                                                  casualties to vehicles included in the trust
                                                  property, and you could suffer a loss on your
                                                  investment.

                                       13

LIMITATIONS ON INTEREST PAYMENTS AND              Generally, under the terms of the Servicemembers
REPOSSESSIONS MAY CAUSE LOSSES ON YOUR            Civil Relief Act, or similar state legislation, a
INVESTMENT.                                       lender may not charge an obligor who commences
                                                  active military duty after the origination of the
                                                  contract interest, including fees and charges, above
                                                  an annual rate of 6% during the period of the
                                                  obligor's active duty status, unless a court orders
                                                  otherwise upon application of the lender. It is
                                                  possible that this action could affect the
                                                  servicer's ability to collect full amounts of
                                                  finance charges on some of the contracts. In
                                                  addition, the relief act imposes limitations that
                                                  would impair the servicer's ability to repossess on
                                                  an affected contract during the obligor's period of
                                                  active duty status. Thus, in the event that these
                                                  contracts go into default, there may be delays and
                                                  losses on your investment in the securities to the
                                                  extent such losses are not covered by applicable
                                                  credit enhancement.

THE RATINGS ASSIGNED TO YOUR SECURITIES AND/OR    The ratings assigned to the securities will be based
TO ANY CREDIT ENHANCEMENT PROVIDER BY THE         on, among other things, the adequacy of the trust
RATING AGENCIES MAY BE LOWERED OR WITHDRAWN AT    property and the creditworthiness of any credit
ANY TIME, WHICH MAY AFFECT YOUR ABILITY TO SELL   enhancement for any series of securities. Any
YOUR SECURITIES.                                  rating which is assigned to the securities may not
                                                  remain in effect for any given period of time or may
                                                  be lowered or withdrawn entirely by the rating
                                                  agencies, if, in their judgment, circumstances in
                                                  the future so warrant.

                                                  The ratings of securities enhanced by a credit
                                                  enhancement provider may be lowered or withdrawn
                                                  solely because of an adverse change in the financial
                                                  or other condition of a credit enhancement provider
                                                  or a change in the applicable rating of a credit
                                                  enhancement provider at any time. There is also a
                                                  risk that a reduction in the rating of a credit
                                                  enhancement provider could result in a reduction of
                                                  the ratings on the securities.

                                                  All of the above may affect your ability to sell
                                                  your securities.

                                       14

BOOK-ENTRY REGISTRATION MAY AFFECT YOUR ABILITY   We expect that the offered securities of each series
TO EXERCISE YOUR RIGHTS AS A SECURITYHOLDER.      will be issued in uncertificated book-entry form,
                                                  and will be registered in the name of Cede, the
                                                  nominee of the Depository Trust Company, commonly
                                                  known as DTC. Unless and until physical securities
                                                  are issued, you will only be permitted to exercise
                                                  your  rights as a securityholder indirectly, through
                                                  DTC or through its participants.

                                       15

                          THE SPONSOR AND THE SERVICER

      The sponsor was incorporated in Delaware on April 28, 1995. The sponsor purchases, originates and services automobile contracts. The sponsor's executive offices are located at One Mack Centre Drive, Paramus, New Jersey 07652;
telephone (201) 262-5222. The sponsor will initially serve as the servicer for each securitization transaction.

      See the accompanying prospectus supplement for information regarding the sponsor's securitization program, static pool data regarding the securitizations sponsored by the sponsor and recent developments concerning the sponsor and the servicer.

                                   THE TRUSTEE

      The trustee for each series of securities will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee detailed in the trust agreement. The term trustee means the indenture trustee named in the related prospectus supplement. The term trust agreement means, except as otherwise specified, any and all agreements relating to the establishment of the trust, if any, the servicing of the contracts and the issuance of the securities, including, if applicable, an indenture or similar agreement.

      The related prospectus supplement will specify procedures for the trustee's and for a successor trustee's appointment, resignation or removal.

                               THE ISSUING ENTITY

      The sponsor will either form a special-purpose finance subsidiary that will issue the securities or cause such special-purpose finance subsidiary to establish a separate trust that will issue the securities.

                               THE TRUST PROPERTY

      As specified in the related prospectus supplement, the trust property will include:

      o     a pool of primarily "non-prime" automobile contracts;

      o     all monies, including accrued interest, due on the contracts on or after the cut-off date specified in the accompanying prospectus supplement;

      o     amounts that the servicer may hold in one or more accounts;

      o     the security interests, if any, in the vehicles relating to the pool of contracts;

      o     the right to proceeds from claims on, and unearned premiums from, physical, credit life and credit accident and health insurance damage policies covering the vehicles or the obligors;

                                       16

      o     the proceeds of any repossessed vehicles related to the pool of contracts;

      o     the rights of the sponsor under the related automobile contract acquisition agreement, if any;

      o     refunds for the costs of extended service contracts for the financed vehicles;

      o     the proceeds from recourse claims against the dealers from which the sponsor purchased the contracts, if any;

      o     the documents and files maintained by the sponsor related to the contracts; and

      o     interest earned on short-term investments held in the trust property, unless the related prospectus supplement specifies that the interest may be paid to the servicer or the sponsor.

      If specified in the related prospectus supplement, the trust property will also include monies on deposit in a pre-funding account, which the trustee will use to acquire or receive a security interest in additional contracts during a pre-funding period. In addition, some combination of credit enhancement may be issued to or held by the trustee for the benefit of the securityholders.

      For purposes of this prospectus, if the issuing entity is a trust, the term trust property refers to the property of such trust, and if the issuing entity is a special-purpose finance subsidiary of the sponsor, the term trust property refers to the property pledged by such special-purpose finance subsidiary to the trustee for the benefit of the holders of the related securities.

      "Non-prime" automobile contracts, the principal component of the trust property, is a common term used to describe contracts made with borrowers who have limited credit histories or who have experienced prior credit difficulties.

      The contracts comprising the trust property will be either:

      o     originated by the sponsor;

      o     originated by dealers and acquired by the sponsor;

      o     originated by other lenders and acquired by the sponsor; or

      o     acquired by the sponsor from originators or owners of contracts.

      The trust property will include contracts for which the related vehicle is subject to state registration or titling requirements.

                                       17

                                  THE CONTRACTS

CONTRACT POOLS

      To the extent appropriate, the related prospectus supplement will describe the composition of the contracts and the distribution of the contracts by:

      o     geographic concentration;

      o     average annual percentage rates;

      o     term of contracts;

      o     sponsor custom scores;

      o     credit bureau scores;

      o     payment frequency; and

      o     current principal balance.

THE CONTRACTS

      The contracts may consist of any combination of:

      o     rule of 78s contracts;

      o     fixed value contracts; or

      o     simple interest contracts.

Rule of 78s Contracts

      Rule of 78s contracts provide for fixed level monthly payments which will amortize the full amount of the contract over its term. The rule of 78s contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method -- the rule of 78s. Each rule of
78s contract requires the obligor to pay a specified total amount of payments, in monthly installments, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the contract. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a contract and lower during later months than that under a constant yield method for allocating payments between interest and principal.
Nevertheless, all payments received by the servicer on or in respect of the rule of 78s contracts may be allocated on an actuarial or simple interest basis.

                                       18

Fixed Value Contracts

      Fixed value contracts provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A fixed value contract provides for amortization of the loan over a series of fixed level payment monthly installments. The final fixed value payment in fixed value contract may be satisfied by:

      o     payment in full in cash of the fixed value amount;

      o     transfer of the vehicle to the sponsor, provided various conditions are satisfied; or

      o     refinancing the fixed value payment in accordance with various conditions.

      For fixed value contracts, only the principal and interest payments due prior to the final payment and not the final payment may be included initially in the trust property.

Simple Interest Contracts

      Simple interest contracts provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the rule of 78s contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the contract multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

      If an obligor elects to prepay a rule of 78s contract in full, the obligor is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest contract is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of
78s contract generally will be less than the remaining scheduled payments of interest that would be due under a simple interest contract for which all payments were made on schedule. Distributions to securityholders may not be affected by rule of 78s rebates because under the transaction documents described in the related prospectus supplement the amounts payable to securityholders may be determined using the actuarial or simple interest method.

                                       19

DELINQUENCIES, REPOSSESSIONS, AND NET LOSS INFORMATION ON THE CONTRACTS

      The related prospectus supplement will describe the sponsor's delinquency, repossession and net loss experience with respect to contracts it has originated or acquired which the sponsor continues to service or for which the sponsor was the servicer at the time of repossession or loss. This information may include, among other things, the experience with respect to all contracts in the sponsor's portfolio during specified periods. There can be no assurance that the delinquency, repossession and net loss experience on any trust property will be comparable to the sponsor's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS ON THE CONTRACTS

      The weighted average life of the securities of any series will be influenced by the rate at which the principal of the contracts backing those securities are paid. If a contract permits a prepayment, the payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of those securities. The rate of prepayments on the contracts may be influenced by a variety of economic, financial and other factors. In addition, the transaction documents will require the sponsor, under specific circumstances, to acquire contracts from the related trust property as a result of breaches of representations, warranties and covenants. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

      Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular pool of contracts and series of securities, together with a description of any prepayment penalties.

                   THE SPONSOR'S AUTOMOBILE FINANCING PROGRAM

      The sponsor's lending programs are designed to serve consumers who have limited access to traditional automobile financing. The typical borrower may have had previous financial difficulties, but is now attempting to re-establish credit, or may not yet have sufficient credit history. Because the sponsor serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, its finance charges are at higher rates than those charged by many traditional automobile financing sources. As the sponsor provides financing in a relatively high risk market, it expects to experience a higher level of delinquencies and credit losses than that experienced by traditional automobile financing sources.

      Automobile contracts are generally originated by the sponsor by purchasing contracts from automobile dealers. The sponsor provides funding for franchised and independent automobile dealers to finance their customers' purchase of new and used automobiles, sport utility vehicles, light duty trucks and vans. The sponsor has established relationships with a variety of dealers located in the markets where the sponsor has branch offices or marketing representatives.
Automobile contracts originated by dealers which conform to the sponsor's credit policies are purchased by the sponsor generally without recourse to dealers. In addition, the sponsor may, from time to time, offer contracts to existing customers that qualify under the sponsor's credit policies.

                                       20

      See "The Sponsor, Servicer and Custodian" in each prospectus supplement for a description of the sponsor's current contract acquisition, servicing and collection practices.

                                  POOL FACTORS

      The pool factor for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class.

      A securityholder's portion of the aggregate outstanding principal balance of the related class is the product of:

      o     the original aggregate principal balance of the securityholder's securities; and

      o     the applicable pool factor.

      The securityholders of record will receive reports on or about each payment date concerning:

      o     the payments received on the contracts;

      o     the pool balance (as defined in the related prospectus supplement);

      o     each pool factor; and

      o     other items of information.

      In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 USE OF PROCEEDS

      The proceeds from the sale of the securities of a given series will be used by the sponsor for the acquisition of the contracts, and/or for general corporate purposes, including:

      o     the origination or acquisition of additional contracts;

      o     repayment of indebtedness; and

      o     general working capital purposes.

      As set forth in the related prospectus supplement, the sponsor may make additional transfers of contracts to be included in the trust property from time to time, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

                                       21

      o     the volume of contracts the sponsor originates or acquires;

      o     prevailing interest rates;

      o     availability of funds; and

      o     general market conditions.

                          DESCRIPTION OF THE SECURITIES

GENERAL

      The securities will be issued in series. The following statements summarize the material terms and provisions common to the securities. A more detailed description of the securities of each series will appear in the related prospectus supplement. These summaries are subject to all of the provisions of the indenture for the related securities and the related prospectus supplement.

      Each series of securities -- or in some instances, two or more series of securities -- will be issued under an indenture.

      All of the offered securities will be rated in one of the four highest rating categories by one or more rating agencies.

      The securities will be offered in the form of notes representing debt of the issuing entity secured by the contracts.

      Each series or class of securities may have a different interest rate, which may be fixed or adjustable. The related prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

      A series may include one or more classes of strip securities which are:

      o     stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

      o     stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

      In addition, a series of securities may include two or more classes of securities that differ as to:

      o     timing;

      o     sequential order;

      o     priority of payment;

                                       22

      o     interest rate; or

      o     amount of principal or interest distribution or both.

      Distributions of principal or interest or both on any class of securities may be made upon:

      o     the occurrence of specified events;

      o     in accordance with a schedule or formula; or

      o     on the basis of collections from designated portions of the related pool of contracts.

      A series may include one or more classes of accrual securities, which will not distribute accrued interest but rather will add the accrued interest to the principal balance, or notional balance, in the case of accrual securities which are also strip securities, on each payment date, or in the manner described in the related prospectus supplement.

      A series may include one or more other classes of securities that are senior or subordinate to one or more other classes of securities in respect of distributions of principal and/or interest and/or allocations of losses on contracts.

      A series or class of securities may have a balance that may decrease based on the amortization of contracts or increase based on principal collections used to purchase additional contracts.

      A series or class of securities may also benefit from a derivative arrangement. A derivative arrangement may be an interest rate cap or floor agreement or an interest rate or currency swap agreement. See "Credit and Cash
Flow Enhancements --Cash Flow Enhancement" herein.

      In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities in respect of distributions of principal and/or interest and/or allocation of losses.

GENERAL PAYMENT TERMS OF SECURITIES

      Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly, semi-annually or as described in the related prospectus supplement.

      The related prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The related prospectus supplement and the transaction documents will describe a period, known as the collection period, prior to each payment date.
Interest and principal collected on the contracts during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

                                       23

      None of the securities or the contracts will be guaranteed or insured by any governmental agency or instrumentality, the servicer, the trustee or any of their respective affiliates.

PAYMENT DATES

      On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class.
Distributions will be made in immediately available funds, by wire transfer or otherwise as described in the related prospectus supplement, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the transaction documents provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

DETERMINATION OF PRINCIPAL AND INTEREST ON THE SECURITIES

      The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the related prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as specified in the related prospectus supplement.

      On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the holder multiplied by the total amount to be distributed on that payment date on account of that class.

      For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the related prospectus supplement.

      Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that class or series providing credit enhancement for this type of deficiency. The credit enhancement provider, in this case, will generally then be required to fund the deficiency with respect to any applicable class.

                                       24

FIXED RATE SECURITIES

      Each class of securities may bear interest at an annual fixed rate or at a variable or adjustable rate per annum, as more fully described below and in the related prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the related prospectus supplement.

FLOATING RATE SECURITIES

      Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the base rate, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the related prospectus supplement. The spread is the percentage above or below the base rate at which interest will be calculated that may be specified in the related prospectus supplement as being applicable to such class, and the spread multiplier is the percentage that may be specified in the related prospectus supplement as being applicable to such class.

      The related prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate (commonly called LIBOR), eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates or negotiable certificates of deposit rates.

      As specified in the related prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

      Each issuing entity of a class of floating rate securities may appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The related prospectus supplement will set forth the identity of any such calculation agent for each such class of floating rate securities which may be the trustee for the series. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

      The trust property may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include an interest rate cap or floor agreement or an interest rate or currency swap agreement.

SCHEDULED AMORTIZATION SECURITIES; COMPANION SECURITIES

      The securities may include one or more classes of scheduled amortization securities and companion securities. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities which receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on that

                                       25

payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the contracts in the related pool than will the scheduled amortization securities of that series.

BOOK-ENTRY REGISTRATION

      We expect that the offered securities of each series will be issued in uncertificated book-entry form, and will be registered in the name of Cede, the nominee of the Depository Trust Company, commonly known as DTC, in the United
States, or Clearstream Banking, societe anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe.
Clearstream, Luxembourg and Euroclear will hold omnibus positions for
Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and
Euroclear's names on the books of their respective depositaries. The depositaries will hold these positions in customers' security accounts in the depositaries names on DTC's books. The related prospectus supplement will state if the securities will be in physical rather than book-entry form.

      DTC is a limited purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.
Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

      Transfers between DTC participants will occur according to DTC rules.
Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream,
Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

                                       26

      Because of time-zone differences, credits of securities in Clearstream,
Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant
Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A.
subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. Dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in
Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,
Luxembourg. Clearstream, Luxembourg has established an electronic bridge with
Morgan Guaranty Trust Company of New York as the operator of the Euroclear
System in Brussels to facilitate settlement of trades between Clearstream,
Luxembourg and Euroclear.

      Euroclear was created in 1968 to hold securities for participants of
Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan

                                       27

Guaranty Trust Company of New York, under contract with Euroclear Clearance
Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and
Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear
Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of
Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System
and the New York State Banking Department, as well as the Belgian Banking
Commission.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the
Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants.
Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the transaction documents. Securityholders which are not DTC participants will only be permitted to exercise their rights under the transaction documents through
DTC or through its participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC's participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

      Unless and until physical securities are issued, securityholders who are not DTC participants may transfer ownership of securities only through DTC participants by instructing

                                       28

those participants to transfer securities, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.
Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

      Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities may be limited due to the lack of a physical certificate for the securities.

      DTC advises that it will take any action permitted to be taken by a securityholder under the transaction documents only at the direction of one or more of its participants to whose account the securities are credited.
Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the transaction documents. DTC may take conflicting actions if directed by its participants.

      Any securities initially registered in the name of Cede, as nominee of
DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified under the heading "-- Definitive Securities" in this prospectus. Upon the occurrence of any of the events specified in Definitive Securities in this prospectus or in the transaction documents and the related prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for reregistration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders.
Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the transaction documents. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

      None of the sponsor, any finance subsidiary, the originators, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

DEFINITIVE SECURITIES

      The offered securities will be issued in fully registered, certificated form, commonly called definitive securities, to the securityholders or their nominees, rather than to DTC or its nominee, only if:

                                       29

      o     the trustee advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the trustee is unable to locate a qualified successor;

      o     the trustee, at its option, elects to terminate the
            book-entry-system through DTC; or

      o     after the occurrence of an event of default under the indenture or a default by the servicer under the transaction documents,
            securityholders representing at least a majority of the outstanding principal amount of the securities advise the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the securityholders' best interest.

      Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected securityholders through participants of the availability of definitive securities. Upon surrender by DTC of its securities and receipt of instructions for re-registration, the trustee will reissue the securities as definitive securities.

      Distributions of principal of, and interest on, the securities will then be made by the trustee in accordance with the procedures in the indenture or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution.

      Definitive securities will be transferable and exchangeable at the offices of the trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

      On or prior to each payment date, the servicer or the trustee will forward or cause to be forwarded to each holder of record a statement or statements with respect to the trust property and the securities generally describing at least the following information:

      (1)   the amount of the distribution allocable to principal with respect to each class;

      (2)   the amount of the distribution allocable to interest with respect to each class;

      (3)   the pool balance, if applicable, as of the close of business on the last day of the related collection period;

      (4)   the aggregate outstanding principal balance and the pool factor for each class after giving effect to all payments reported under (1)
            above on the payment date;

                                       30

      (5)   the amounts paid to the servicer and any back-up servicer, if any, with respect to the related collection period;

      (6)   with respect to each class, the amounts of interest and principal from prior payment dates which remain unpaid and the change in such amounts from the prior payment date;

      (7)   the amount of the aggregate purchase amounts for contracts that have been reacquired, if any, for the related collection period;

      (8)   the amount of coverage and amounts paid under any form of credit enhancement covering default risk as of the close of business on the payment date and a description of any substitute credit enhancement and any appropriate terms thereunder;

      (9)   the loss and delinquency data with respect to the contracts in the pool; and

      (10)  the balances in each of the accounts established under the transactions documents for such securities.

      Each amount described under subclauses (1), (2) and (4) will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable. The actual information to be described in statements to securityholders will be detailed in the related prospectus supplement.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will provide the securityholders a statement containing the amounts described in (1) and (2) above for that calendar year and any other information required by applicable tax laws.

FORWARD COMMITMENTS; PRE-FUNDING

      The issuing entity may enter into a forward purchase agreement directly or indirectly with the sponsor where the sponsor will agree to transfer additional contracts to be included in the trust property following the date on which the securities are issued. The issuing entity may enter into forward purchase agreements to acquire additional contracts that could not be delivered by the sponsor or have not formally completed the origination process, prior to the closing date. Any forward purchase agreement will require that any contracts to be included in the trust property conform to specified requirements.

      If a forward purchase agreement is utilized, and unless otherwise specified in the related prospectus supplement, the trustee will be required to deposit in a pre-funding account up to 50% of the net proceeds received by the trustee in connection with the sale of one or more classes of securities. The additional contracts will be included in the trust property in exchange for money released to the sponsor from the pre-funding account. Each forward purchase agreement will set a specified funding period during which any transfers must occur. The funding period will be limited to no more than one year from the date of issuance of the related securities. The forward purchase agreement or the relevant transaction document will require that any monies originally

                                       31

deposited in the pre-funding account and not used by the end of the funding period be applied as a mandatory prepayment of the related class or classes of securities.

      During the funding period the monies deposited to the pre-funding account will either:

      o     be held uninvested; or

      o     be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

      The invested monies will either mature prior to the end of the funding period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the trust as an
"investment company" under the Investment Company Act of 1940, as amended.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

      Each series of securities will be issued under one or more transaction documents which will establish the issuing entity, transfer the contracts and issue the securities. The following paragraphs describe the material provisions common to the transaction documents. A more detailed discussion of the transaction documents governing your specific series will appear in the related prospectus supplement. The term transaction document means, except as otherwise specified, any and all agreements relating to the establishment of the issuing entity, the servicing of the contracts and the issuance of the securities, including, if applicable, an indenture or similar agreement.

SALE AND ASSIGNMENT OF THE CONTRACTS

      On the closing date, the sponsor or a finance subsidiary will transfer contracts originated by the sponsor either to a trust, or will pledge the sponsor's or the finance subsidiary's right, title and interests in and to the contracts to a trustee on behalf of the securityholders.

      The sponsor will be obligated to acquire from the related trust property any contract transferred to a trust or pledged to a trustee if the interest of the securityholders is materially adversely affected by a breach of any representation or warranty made by the sponsor with respect to the contract, which breach has not been cured or waived following the discovery by or notice to the sponsor. In addition, the sponsor may from time to time reacquire contracts or substitute other contracts for contracts under conditions described in the transaction documents.

ACCOUNTS

      For each series of securities, the servicer will establish and maintain with a trustee one or more collection accounts, in the trustee's name on behalf of the securityholders and any applicable credit enhancement provider in which the servicer will deposit all payments made on or with respect to the contracts.
The servicer will also establish and maintain with the trustee separate distribution accounts, in the trustee's name on behalf of the securityholders, in which amounts released from the collection account, any reserve account or other credit enhancement will be deposited and from which distributions to securityholders will be made.

                                       32

      The related prospectus supplement will describe any other accounts to be established with respect to a series of securities.

      For any series of securities, funds in the collection account, the distribution account, any reserve account and other accounts (collectively, the trust accounts) will be invested in eligible investments by the trustee or the trust collateral agent, as applicable, selected in writing by the servicer
(pursuant to standing instructions or otherwise). Eligible investments are limited to investments acceptable to the rating agencies as being consistent with the rating of the securities and acceptable to any credit enhancement provider. If so stated in the related prospectus supplement, eligible investments may include securities issued by the sponsor, the servicer or their respective affiliates or other trusts created by the sponsor or its affiliates.
Except as described below or in the related prospectus supplement, eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding a payment date. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result. This could, in turn, increase the average life of the securities. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable trust account on each payment date. The investment earnings will be treated as collections of interest on the contracts.

      The trust accounts will be maintained as eligible accounts. An eligible account is an account that is either (i) a segregated trust account that is maintained with a depository institution acceptable to any applicable insurer or the trustee, at the direction of noteholders evidencing at least a majority of the voting rights of the then outstanding securities, or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" by Standard &
Poor's and "P-1" by Moody's.

      The depository institution or its parent corporation must have either:

      o     a long-term unsecured debt rating acceptable to the rating agencies and any credit enhancement provider; or

      o     a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and any credit enhancement provider.

      In addition, the depository institution's deposits must be insured by the
FDIC.

THE SERVICER

      The servicer under each transaction document will be named in the related prospectus supplement. The servicer may be the sponsor or an affiliate of the sponsor and may have other business relationships with the sponsor or the sponsor's affiliates. Any servicer may delegate its

                                       33

servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the transaction documents.

      The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the transaction documents. An uncured breach of a representation or warranty that materially and adversely affects the interests of the securityholders will constitute a servicer default.

SERVICING PROCEDURES

      Each servicing agreement will provide that the servicer will make reasonable efforts to:

      o     collect all payments due on the contracts which are part of the trust fund; and

      o     make collections on the contract using the same collection procedures that it follows with respect to contracts that it services for itself and others.

      Consistent with its normal procedures, the servicer may, in its discretion, arrange with an obligor on a contract to extend or modify the payment schedule. Because the sponsor serves customers who have experienced prior credit difficulties, the sponsor's servicing activities have been specifically tailored to address the unique features of non-prime contract lending. The related prospectus supplement will describe the material aspects of any particular servicer's collections and other relevant procedures and set forth any limitations on the servicer's ability to grant extensions or make modifications, including any required third party consents.

PAYMENTS ON CONTRACTS

      The servicer will be required to deposit into the collection account all payments on the related contracts, from whatever source, and all proceeds of the contracts collected within two business days of receipt. The servicer may not commingle monies deposited in the collection account with funds from other sources.

SERVICING COMPENSATION

      The servicer may be entitled to receive a servicing fee for each collection period at a rate equal to a specified percentage per year of the principal balance of the contracts included in the trust property, generally as of the first day of the collection period. Each prospectus supplement and servicing agreement will specify the priority of distributions with respect to the servicing fee -- together with any portion of the servicing fee that remains unpaid from prior payment dates. The servicing fee may be paid prior to any distribution to the securityholders.

      The servicer may also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the contracts. In addition, the servicer will be entitled to reimbursement from each trust for specified liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

                                       34

      The servicing fee will compensate the servicer for performing the functions of a third party servicer of similar types of contracts as an agent for their beneficial owner. These functions include:

      o     collecting and posting all payments;

      o     responding to obligor inquiries on the related contracts;

      o     investigating delinquencies;

      o     sending billing statements to obligors;

      o     reporting tax information to obligors;

      o     paying costs of collection and disposition of defaults;

      o     policing the collateral;

      o     administering the contracts; and

      o     accounting for collections and furnishing statements to the trustee with respect to distributions.

      The servicing fee also will reimburse the servicer for:

      o     certain taxes;

      o     accounting fees;

      o     outside auditor fees;

      o     data processing costs;

      o     costs associated with maintaining bank accounts that are necessary to service the contracts; and

      o     certain other costs incurred in connection with administering the contracts.

DISTRIBUTIONS

      Distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities will be made by the indenture trustee to the noteholders and by the trustee to the certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all distributions to each class of certificateholders will be described in the related prospectus supplement.

      On each payment date, the servicer will direct the trustee to transfer collections on the contracts from the collection account to the distribution account for distribution to

                                       35

securityholders. Credit enhancement may be available to cover any shortfalls in the amount available for distribution, to the extent specified in the related prospectus supplement. Distributions in respect of principal of a class of securities will be subordinate to distributions in respect of interest on the class, distributions in respect of one or more classes of notes of a series may be subordinate to payments in respect of one or more other classes of notes of that series and the certificates of a series may be subordinate to payments in respect of the notes of a series, in each case to the extent described in the related prospectus supplement.

CREDIT AND CASH FLOW ENHANCEMENTS

      The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, with respect to each class of securities will be described in the related prospectus supplement.

Credit Enhancement

      Credit enhancement may be in the form of:

      o     an insurance policy, which is a financial guaranty insurance policy issued by a financial guaranty insurer for the benefit of the noteholders which will unconditionally and irrevocably guarantee payment of principal of, and certain payments of interest due on, the notes during the term of the financial guaranty insurance policy;

      o     subordination of one or more classes of securities, which is a structural feature where a class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class;

      o     excess cashflow, which is excess of the amount paid by obligors on the automobile loan contracts each month over the amounts required to be paid out each month by the issuing entity to cover certain fees of the issuing entity and interest on the notes;

      o     reserve or spread accounts, which are cash accounts from which amounts can be withdrawn on any distribution date to cover any shortfalls that result when available funds are insufficient to cover certain fees and expenses of the issuing entity, including interest payments and certain principal payments on the notes;

      o     overcollateralization, which is the amount by which the pool balance exceeds the principal balance of the notes; or

      o     any combination of two or more of the foregoing.

Cash Flow Enhancement

      Cash flow enhancement may be in the form of one or more of the following:

                                       36

      o     interest rate swaps, which are arrangements under which the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives floating rate payments based on
            LIBOR;

      o     interest rate caps, which are arrangements under which the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent LIBOR exceeds a stated, or capped, amount;

      o     letters of credit, which are letters issued by a credit provider committing to make payments on the notes, up to a stated amount, if the issuing entity is unable to do so;

      o     credit or liquidity facilities, which are facilities set up by a credit provider, which hold money that is available to the issuing entity as source of funds to make payments on the notes; or

      o     any combination of two or more of the foregoing.

      Credit and cash flow enhancement for a class may cover one or more other classes of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

      Credit and cash flow enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit and cash flow enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of, and interest on, such class or series of securities. If losses occur which exceed the amount covered by any credit enhancement, or which are not covered by any credit or cash flow enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit or cash flow enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit or cash flow enhancement will be exhausted by the claims of securityholders of other series.

STATEMENTS TO TRUSTEES

      Prior to each payment date, the servicer will provide to the trustee as of the close of business on the last day of the preceding collection period a statement describing substantially the same information provided in the periodic reports to securityholders. These reports are described under "Description of the Securities -- Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

      The transaction documents will provide for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the transaction documents throughout the preceding calendar year, except as specified in the statement.

                                       37

      Each year, a firm of independent certified public accountants will furnish a report to the trustee to the effect that the accountants have examined documents and the records relating to servicing of the contracts, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer's computer reports, and the examination, has disclosed no items of noncompliance with the provision of the transaction documents or variations in the results of the calculations which, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred to in the report.

      Copies of these statements and certificates will be filed by the sponsor with the Securities and Exchange Commission under the name of the related issuing entity as an exhibit to such issuing entity's annual statement on Form
10-K for the related series of securities.

      Securityholders may obtain copies of the statements and certificates by securityholders by a request in writing addressed to the trustee.

MATTERS REGARDING THE SERVICER

      The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the transaction documents.

      The servicer will not be liable to the securityholders for taking any action, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

      Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

SERVICER TERMINATION EVENT

      A servicer termination event will include:

      o     any failure by the servicer to deliver to the trustee for deposit any required payment or to direct the trustee to make any required distributions, which failure continues unremedied for more than two business days after written notice from the trustee is received by the servicer or after discovery by the servicer (but in no event later than five business days after the servicer is required to make such delivery);

      o     any failure by the servicer to deliver to the trustee the monthly servicer's report within one business day after such report is required to be delivered;

                                       38

      o     any failure by the servicer to deliver to the trustee the annual compliance report or the annual accountant's report within five business days after such reports are required to be delivered;

      o     any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the servicing agreement which continues unremedied for more than thirty days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and to the trustee by securityholders evidencing not less than 25% of the voting rights of outstanding securities;

      o     any insolvency event which means the financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and other actions by the servicer indicating its insolvency, or inability to pay its obligations;

      o     certain breaches of covenants by the servicer with respect to mergers and consolidations;

      o     any claim being made on an insurance policy issued as credit enhancement; and

      o     any additional event specified in the related prospectus supplement.

RIGHTS UPON SERVICER TERMINATION EVENT

      As long as a servicer default remains unremedied, the trustee, any credit enhancement provider or securityholders evidencing more than 50% of the voting rights of the then outstanding securities, as specified in the related prospectus supplement, may terminate all the rights and obligations of the servicer, at which time a successor servicer appointed by the trustee or the trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer default has occurred, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing. In the event the trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer. The trustee may make arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation payable under the related servicing agreement.

WAIVER OF PAST DEFAULTS

      With respect to each series of securities, unless otherwise provided in the related prospectus supplement and subject to the approval of any credit enhancement provider, noteholders evidencing at least a majority of the voting rights of the then outstanding securities may, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the transaction documents and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the securityholders' rights with respect to subsequent defaults.

                                       39

AMENDMENT

      If not materially adversely affecting the securityholders and subject to an opinion of counsel acceptable to the trustee and any credit enhancement provider's approval, the transaction documents may be amended, without the securityholders' consent for the purpose of adding, changing or eliminating any provisions of the transaction documents or of modifying in any manner the rights of the securityholders. The sponsor, the servicer and the trustee with any credit enhancement provider's approval and with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities may amend the transaction documents to add, change in any manner, or eliminate any provisions of the transaction documents or to modify in any manner the rights of the securityholders including provisions that would adversely affect the ratings of the securities; provided, however, that no amendment may:

      o     without the consent of all affected securityholders, increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections on the contracts or distributions that are required to be made for the benefit of those
            securityholders;

      o     without the consent of the securityholders, reduce the percentage of securities which are required to consent to any such amendment; or

      o     result in a downgrade or withdrawal of the then current rating of the notes by either of the rating agencies.

INSOLVENCY EVENT

      If an insolvency event occurs with respect to an issuing entity, the trust property, at the direction of the credit enhancement provider, if any, or the securityholders, may be liquidated and, if the issuing entity is a trust, that trust may be terminated 90 days after the date of the insolvency event. Promptly after the occurrence of any insolvency event with respect to an issuing entity, notice is required to be given to the securityholders and/or credit enhancement provider; provided, however, that any failure to give the required notice will not prevent or delay termination of any trust. Upon termination of any trust, the trustee shall direct that the assets of those trusts be promptly sold (other than the related trust accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any sale, disposition or liquidation of those contracts will be treated as collections on the contracts and deposited in the collection account. If the proceeds from the liquidation of the contracts and any amounts on deposit in the reserve account, if any, and the related distribution account are not sufficient to pay the securities in full, and no additional credit enhancement is available, the amount of principal returned to securityholders will be reduced and some or all of the securityholders will incur a loss.

      The relevant transaction document will provide that the trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any issuing entity without the unanimous prior approval of the certificateholder and the depositor.

                                       40

TERMINATION

      With respect to each trust estate, the obligations of the servicer, the sponsor and the trustee will terminate upon the earlier to occur of:

      o     the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any remaining contracts; and

      o     the final payment in full to all securityholders and any credit enhancement provider.

      If the pool balance of the contracts is less than a specified percentage of the initial pool balance in respect of the trust property, in order to avoid excessive administrative expense, the servicer, or if specified in the related prospectus supplement, a credit enhancement provider, will be permitted, at its option, to purchase from the trust property, as of the end of any collection period immediately preceding a payment date, all remaining contracts at a price equal to the aggregate of the purchase amounts described as of the end of the collection period, but not less than the outstanding principal balance of the securities plus accrued and unpaid interest thereon.

      If specified in the related prospectus supplement, within ten days following a payment date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the related prospectus supplement, the trustee will solicit bids for the purchase of the contracts remaining in the trust property. The related prospectus supplement will describe the manner and terms and conditions for the bidding. If the trustee receives satisfactory bids as described in the related prospectus supplement, then the contracts remaining in the trust property will be sold to the highest bidder without any continuing direct or indirect recourse of the trust or the noteholders as sellers of the contracts.

      Any outstanding securities of the related series will be repurchased or redeemed concurrently with either of the events specified above. The subsequent distribution to the securityholders of all amounts required to be distributed to them may effect the prepayment of the securities.

                     MATERIAL LEGAL ASPECTS OF THE CONTRACTS

GENERAL

      The transfer of contracts by the sponsor or its finance subsidiary to the issuing entity, the perfection of the security interests in the contracts, and the enforcement of rights to realize on the vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trustee's rights in the contracts. If, through inadvertence or otherwise, a third party were to purchase
-- including the taking of a security interest in -- a contract for new value in the ordinary course of its business, without actual knowledge of the trustee's interest, and then were to take possession of the contract, the purchaser would acquire an interest in the contract superior to the trustee's interest. No entity will take any action to perfect the trustee's right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in

                                       41

these proceeds could prevail against the rights of the trustee prior to the time the servicer deposits the proceeds into a trust account.

SECURITY INTERESTS IN THE FINANCED VEHICLES

General

      In all of the states in which contracts have been originated, the credit sales of automobiles, sport utility vehicles, light duty trucks and vans to consumers are evidenced either by retail installment sales contracts or by promissory notes with a security interest in the vehicle. The installment sales contracts and promissory notes with a security interest are chattel paper under the UCC.

      Perfection of security interests in automobiles, sport utility vehicles, light duty trucks and vans is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party's lien on the vehicle's certificate of title.

Perfection

      The sponsor will sell and assign the contracts it has originated or acquired and its security interests in the vehicles to the trustee.
Alternatively, the sponsor may sell and assign the contracts and its interest in the vehicles to a finance subsidiary. The finance subsidiary will then sell and assign the contracts and related security interests to the trustee. The related prospectus supplement will specify whether, because of the administrative burden and expense, the sponsor, the servicer or the trustee will not amend any certificate of title to identify the trustee as the new secured party on the certificates of title. The related prospectus supplement will specify the UCC financing statements to be filed in order to perfect the transfer of the contracts to the finance subsidiary and their subsequent transfer by the finance subsidiary to the trustee. Further, as specified in the related prospectus supplement, either the servicer or a third party custodian will hold the contracts and any certificates of title in its possession as custodian for the trustee. This should preclude any other party from claiming a competing security interest in the contracts on the basis that its security interest is perfected by possession.

      In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

      o     depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

      o     filing a sworn notice of lien with the related Department of Motor
            Vehicles or analogous state office and noting the lien on the certificate of title; or

      o     if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

                                       42

      However, under the laws of some states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the sponsor of its interest in the contracts to the trustee effectively conveys the sponsor's security in the contracts and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trustee will succeed to the sponsor's rights as secured party.

      Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trustee, the trustee's security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the sponsor's lien on the certificates of title will be sufficient, in some states, to protect the trustee against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle.
The sponsor will represent and warrant that it has taken, or will, within the time period specified, take, all action necessary to obtain, a perfected security interest in each vehicle. If there are any vehicles for which the sponsor failed to obtain a first priority perfected security interest, the sponsor's security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would require the sponsor to repurchase these contracts from the trustee.

Continuity of Perfection

      Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially titled or registered and continues until the owner re-titles or re-registers the motor vehicle in the new state. To re-register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor's request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but which do not require possession, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien.
Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection.
Under the transaction documents, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the vehicles and will be obligated to purchase the corresponding contract if it fails to do so.

Priority of Certain Liens Arising by Operation of Law

      Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include, among others:

                                       43

      o     mechanic's, repairmen's and garagemen's liens;

      o     towing and storage liens;

      o     liens arising under various state and federal criminal statutes; and

      o     liens for unpaid taxes.

      Federal tax law also grants certain federal tax liens priority over a secured party's lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities.
Confiscation may result in the loss of the perfected security interest in the vehicle. The sponsor will represent and warrant to the trustee that, as of the closing date, each security interest in a vehicle shall be a valid, subsisting and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the trustee's security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of a contract. No notice will be given to the trustee or any securityholder in the event these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the sponsor's repurchase obligation.

REPOSSESSION

      In the event an obligor defaults, the holder of the related contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party's remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. The servicer uses self-help in most instances of repossession. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace -- although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

NOTICE OF SALE; REDEMPTION RIGHTS

      The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying only the delinquent installments and other amounts due. In all states, the obligor has the right to redeem the collateral prior to

                                       44

actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

      o     the entire unpaid principal balance of the contract;

      o     accrued interest on the contract; or

      o     the secured party's reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

      The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt. In most instances, the remaining principal amount of the indebtedness will exceed the proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

      In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

      Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. Additionally, courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

                                       45

      The sponsor's policy is to pursue such deficiency balances when appropriate.

CONSUMER PROTECTION LAWS

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

      o     the Truth-in-Lending Act;

      o     the Equal Credit Opportunity Act;

      o     the Federal Trade Commission Act;

      o     the Fair Credit Reporting Act;

      o     the Fair Debt Collection Practices Act;

      o     the Magnuson-Moss Warranty Act;

      o     the Federal Reserve Board's Regulations B and Z;

      o     the Gramm-Leach-Bliley Act;

      o     state adaptations of the National Consumer Act and the Uniform
            Consumer Credit Code;

      o     state motor vehicle retail installment sale and loan acts;

      o     state "lemon" laws; and

      o     other similar laws.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.
In some cases, this liability could affect the trustee's ability to enforce consumer finance contracts such as the contracts and subject the issuing entity to monetary fines, penalties or other liabilities.

      The Federal Trade Commission's so-called holder-in-due-course rule has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller.
However, liability under the FTC rule is limited to the amounts paid by the obligor under the contract. Because of the FTC Rule the assignee may be unable to collect any balance due from the obligor. The FTC rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the contracts will be subject to the requirements of the FTC rule, the trust, as holder of the

                                       46

contracts, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related contract.

      Under most state vehicle dealer licensing laws, sellers of automobiles, sport utility vehicles, light duty trucks and vans must be licensed to sell vehicles at retail sale. In addition, the Federal Trade Commission's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" explaining the warranty coverage for the vehicles. The Federal Magnuson-Moss Warranty Act and state new and used vehicle
"lemon laws" impose further obligations on motor vehicle dealers. Assignees of the contracts may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer's guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on a contract were successful in asserting these claims or defenses, the servicer would pursue on behalf of the issuing entity any reasonable remedies against the vehicle seller or manufacturer, subject to certain limitations as to the expense of any such action to be specified in the transaction documents.

      Any loss, to the extent not covered by credit support, could result in losses to securityholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the transaction documents and may create an obligation of the sponsor to repurchase the contract unless the breach were cured.

      The sponsor or the finance subsidiary, if any, will represent and warrant that each contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trustee because the sponsor or its finance subsidiary violated any law and the claim materially and adversely affects the trustee's interest in a contract, the violation would create an obligation of the sponsor or the finance subsidiary, if any to repurchase the contract unless the violation were cured.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, the holder of a contract may not charge an obligor who commences active military duty after such obligor takes out a loan more than a 6% annual rate, including fees and charges, during the obligor's active duty status, unless a court orders otherwise upon application of the lender. The relief act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the relief act applies to obligors who commence active military duty after origination of the contract, the sponsor cannot provide information as to the number of contracts that may be affected. Application of the relief act would adversely affect, for an indeterminate period of time, the servicer's ability to collect full amounts of interest on some contracts. Any shortfall in interest collections resulting from the application of the relief act or similar legislation or regulations, which would not be recoverable from the related contracts, would result in a reduction of the

                                       47

amounts distributable to securityholders, and would not be covered by advances, or some forms of credit enhancement provided in connection with the securities but may be covered to the extent that certain classes of securities are subordinate to other classes of securities as set forth in the related prospectus supplement. In addition, the relief act imposes limitations that would impair the ability of the servicer to repossess a contract during the obligor's period of active duty status, and, in some circumstances, during an additional three month period afterward. Thus, in the event that the relief act or similar legislation or regulations applies to any contract which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the contracts resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

OTHER LIMITATIONS

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the issuing entity or the servicer to repossess a vehicle or enforce a deficiency judgment.
For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support, could result in losses to securityholders.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change with possible retroactive effect. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors.
Some holders, including insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker-dealers, taxpayers subject to the alternative minimum tax, holders that hold their securities as part of a hedge, straddle, constructive sale or conversion transaction, and holders that will hold their securities as other than capital assets may be subject to special rules that are not discussed below or in the related prospectus supplement.

      You are encouraged to consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the securities.

      Dewey Ballantine LLP, as tax counsel to the sponsor, has provided its opinion of the federal income tax consequences of an investment in securities offered by this prospectus. With respect to each series of securities, tax counsel will deliver its opinion with respect to federal tax

                                       48

matters for that series prior to the issuance of the securities. Each opinion shall be attached on Form 8-K to be filed with the SEC prior to the sale of that series.

DEBT SECURITIES

      In the opinion of Dewey Ballantine LLP, debt securities will be:

      o     issued by a trust which, for federal income purposes, is treated either as a partnership or as a disregarded entity, which means that its separate existence is disregarded for federal income tax purposes, and will be treated as indebtedness for federal income tax purposes; and

      o     will not be treated as ownership interests in the contracts or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see
            "Discount and Premium," below.

Taxation of Beneficial Owners of Debt Securities

      If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

Sale or Exchange of Debt Securities

      If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income regarding the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

      In general, except as described in "Discount and Premium -- Market
Discount," below, and except for financial institutions subject to section
582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Debt Securities Reporting

      The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying

                                       49

contracts and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

DISCOUNT AND PREMIUM

      A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and various grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the
Code.

      In very general terms:

      o     original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method;

      o     market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and

      o     if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income.

      These tax consequences are discussed in greater detail below.

Original Issue Discount

      In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first collection period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated
redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

      Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security

                                       50

multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying:

      (1)   the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the contracts prepay at the rate specified in the related prospectus supplement, the
            Prepayment Assumption; by

      (2)   a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity.

      Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

      Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) the prepayment assumption, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b)
adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

      Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in the Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The sponsor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The sponsor makes no representation, however, that the contracts for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

      Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either:

      (1)   beginning on a payment date, or, in the case of the first period, the closing date, and ending on the day before the next payment date; or

                                       51

      (2)   beginning on the next day following a payment date and ending on the next payment date.

      Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of:

      (a)   the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity; over

      (b)   the adjusted issue price of the security at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

      (1)   the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

      (2)   events, including actual prepayments, that have occurred prior to the end of the accrual period;

      (3)   the prepayment assumption; and

      (4)   in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

      The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

      In the case of grantor trust strip securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section
1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

      A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue

                                       52

price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

      A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount.
A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or
(2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

      Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated
redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Premium

      A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the premium security, at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the Premium Security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, "fully taxable bonds,"
held by the beneficial owner at the beginning of the first taxable year to which the election applies and to

                                       53

all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made:

      (1)   a beneficial owner must include the full amount of each interest payment in income as it accrues; and

      (2)   the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

      Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

Special Election

      A beneficial owner may elect to include in gross income all "interest"
that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. You are encouraged to consult with your own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING AND INFORMATION REPORTING

      Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

      Distributions made on a debt security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United
States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided:

            (a)   the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security;

                                       54

            (b)   the beneficial owner signs a statement under penalties of
                  perjury that certifies that the beneficial owner is not a U.S.
                  person, and provides the name and address of the beneficial owner; and

            (c)   the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a
                  financial institution holding on its behalf and does not have actual knowledge that the statement is false.

                                       55

                        STATE AND LOCAL TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local income tax consequences involved in purchasing, owning, and disposing of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you are encouraged to consult with your own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

      A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act
of 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities offered by this prospectus.
Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

      o     whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

      o     whether the investment satisfies the applicable diversification requirements;

      o     whether the investment is in accordance with the documents and instruments governing the plan; and

      o     whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

      In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of
Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code. Such transactions are treated as prohibited transactions under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan.
If so, the acquisition, holding or disposition of

                                       56

securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

      Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Furthermore, any such plan that is qualified and exempt from taxation under sections 401(a) and
501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE NOTES

Plan Assets

      The Department of Labor has issued regulations defining what constitutes
"plan assets" for purposes of ERISA and section 4975 of the Code. The plan asset regulations provide that if a plan makes an investment in an equity interest in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are notes will not be considered equity interests in the issuing entity for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuing entity's assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuing entity or an affiliate will not become a party in interest or disqualified person with respect to a plan that acquires notes.

Underwriter Exemptions

      The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

      o     certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

      o     property securing a permitted obligation;

                                       57

      o     undistributed cash, cash credited to a pre-funding account, and certain temporary investments made therewith; and

      o     certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in the underwriter exemptions.

The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust or owner trust) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

      Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

      o     the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

      o     the securities must not be subordinated to any other class of securities issued by the same issuing entity, unless the securities are issued in a designated transaction;

      o     at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard and Poor's Rating Services, Moody's Investors Service,
            Inc. or Fitch, Inc., each referred to herein as a rating agency;

      o     the trustee must not be an affiliate of any other member of the restricted group (other than certain underwriters);

      o     the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuing entity's sponsor for assigning the obligations to the issuing entity must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

      o     the plan must be an "accredited investor" as defined in Rule
            501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

      o     in the event that all of the obligations used to fund the issuing entity have not been transferred to the issuing entity on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuing entity under a pre-funding feature within ninety days or three months following the closing date.

                                       58

For purposes of the underwriter exemptions, the term "designated transaction"
includes any securitization transaction in which the assets of the issuing entity consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

      The issuing entity must also meet the following requirements:

      o     the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

      o     securities evidencing interests in the other investment pools must have been rated in one of the three (or, in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan's acquisition of securities;

      o     investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan's acquisition of securities.

      The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuing entity and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuing entity; provided that, among other requirements:

      o     in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuing entity is acquired by persons independent of the restricted group;

      o     the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuing entity;

      o     the plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

      o     immediately after the plan acquires the securities, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuing entity's sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or receivables included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance

                                       59

of the issuing entity's assets, any insurer, the counterparty to any interest-rate swap entered into by the issuing entity and any affiliate of these parties.

      Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes.
In addition, prior to the issuance of the notes, the issuing entity must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuing entity's assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

      In the event that the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

      o     PTCE 84-14, regarding transactions effected by qualified
            professional asset managers;

      o     PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

      o     PTCE 91-38, regarding transactions entered into by bank collective investment funds;

      o     PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

      o     PTCE 96-23, regarding transactions effected by in-house asset managers.

      Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant
(or, in the case of a book-entry note, may be deemed to represent and warrant)
either that it is not using plan assets or that its purchase and holding of the note will be covered by one of the exemptions listed above or by another
Department of Labor class exemption.

CONSULTATION WITH COUNSEL

      The related prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

      o     whether the issuing entity's assets would be considered plan assets;

      o     the possibility of exemptive relief from the prohibited transaction rules; and

                                       60

      o     other ERISA issues and their potential consequences.

      In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                             METHODS OF DISTRIBUTION

      The issuing entity will offer the securities offered by this prospectus and by the related prospectus supplement in series through one or more of the methods described below. The related prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the sponsor from the sale.

      The sponsor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods.
The methods are as follows:

      o     By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

      o     By direct placements by the sponsor with institutional investors;
            and

      o     By competitive bid.

      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

      In connection with the sale of the securities, underwriters may receive compensation from the sponsor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the sponsor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.
The related prospectus supplement will describe any compensation paid by the sponsor.

      It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing

                                       61

that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the sponsor will indemnify the several underwriters and the underwriters will indemnify the sponsor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

      The related prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the sponsor and purchasers of securities.

      Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

      Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from any underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, such underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the related prospectus supplement and the accompanying prospectus.

      IN CONNECTION WITH AN OFFERING OF SECURITIES, THE UNDERWRITERS MAY
OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES
OF THE NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN
MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                       62

                                 LEGAL OPINIONS

      Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the related prospectus supplement.

                           INCORPORATION BY REFERENCE

      The sponsor will from time to time, file various items with the Securities and Exchange Commission relating to the issuing entities and the securities offered by this prospectus and the related prospectus supplements. These items will include the definitive legal documents used for each issuance, definitive prospectus supplements and computational materials, as well as periodic reports that the sponsor will file for each issuing entity for so long as that issuing entity is subject to the reporting requirements of the Exchange Act. In addition, the financial statements of each credit enhancement provider, if any, if not attached to the related prospectus supplement, may be incorporated by reference.

      All of these items will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of the registration statement for purposes of the federal securities laws. These items will be publicly available through the Securities and Exchange Commission - see "Where You Can Find More
Information" in the related prospectus supplement.

                              FINANCIAL INFORMATION

      Certain specified trust property will secure each series of securities, however, no trust will engage in any business activities or have any assets or obligations prior to the issuance of the securities, except for the capital contribution made to any trust which is a Delaware statutory trust. Accordingly, financial statements with respect to any issuing entity will not be included in the related prospectus supplement.

      A prospectus supplement may contain the financial statements of the related credit enhancement provider, if any.

                                       63

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YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE
HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANY PERSON TO PROVIDE YOU WITH
INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT SPEAKS ONLY AS
OF ITS DATE, AND MAY NOT BE ACCURATE AT ANY TIME AFTER ITS DATE. THIS DOCUMENT
IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO
BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               ___________________
                                TABLE OF CONTENTS                PAGE
                                                                 ----
                              PROSPECTUS SUPPLEMENT

Clearance, Settlement and
      Tax Documentation Procedures............................Annex A
Sponsor's Static Pool Information.............................Annex B

                                   PROSPECTUS

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT
EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS
OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
TO WHICH IT RELATES. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A
PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS WHEN ACTING AS UNDERWRITERS AND
WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $450,000,000

                           LONG BEACH ACCEPTANCE AUTO
                            RECEIVABLES TRUST 2006-A

                          $81,675,000 CLASS A-1 5.1500%
                               ASSET-BACKED NOTES
                         $146,000,000 CLASS A-2 5.3640%
                               ASSET-BACKED NOTES
                          $90,000,000 CLASS A-3 5.4180%
                               ASSET-BACKED NOTES
                         $132,325,000 CLASS A-4 5.5000%
                               ASSET-BACKED NOTES

                     LONG BEACH ACCEPTANCE RECEIVABLES CORP.
                                    Depositor

                                   LONG BEACH
                                ACCEPTANCE CORP.
                           Sponsor/Servicer/Custodian

                                    [LOGO](R)
                                   ___________

                              PROSPECTUS SUPPLEMENT
                                   ___________

                              RBS GREENWICH CAPITAL
                                LEAD UNDERWRITER

                                    CITIGROUP
                                 CO-UNDERWRITER

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